Seligman
Municipal Fund Series, Inc.
__________________________________________________
--------------------------------------------------------------------------------

National Fund
Colorado Fund
Georgia Fund
Louisiana Fund
Maryland Fund
Massachusetts Fund
Michigan Fund
Minnesota Fund
Missouri Fund
New York Fund
Ohio Fund
Oregon Fund
South Carolina Fund

Annual Report
September 30, 2008

Seeking Income Exempt From Regular Income Tax
[LOGO]
                            J. & W. SELIGMAN & CO.
                                 INCORPORATED

                               ESTABLISHED 1864
                      100 Park Avenue, New York, NY 10017

[LOGO]



Experience

Seligman has been in business for more than 140 years, at times playing a central role in the financial development of the country and its markets. Over that time, the firm has managed clients' wealth through dramatic market changes and has remained a consistent, reliable presence on Wall Street. Today, Seligman is drawing on its long history and long-term perspective as we focus on the future and on developing investment solutions that help clients arrive at their goals.

Insight

Asset management is driven by insight -- into the direction of the economy, how companies will perform, how markets will behave, and how investors will respond. Portfolio managers at the firm have been in the investment business, on average, for more than 20 years. Over that time, they have refined their ability to assess a company's prospects, management, and products, while also weighing the impact of economic and market cycles, new trends, and developing technologies.

Solutions

Seligman's commitment to the development of innovative investment products -- including the nation's first growth mutual fund, pioneering single-state municipal funds, and one of the country's premier technology funds -- defines our past and informs our future. Our ongoing research into the nature of investment risk -- begun in the early 1990s -- has resulted in the Seligman Time Horizon Matrix(R) asset allocation strategy that redefines the relationship between risk and reward over time. The strategy offers investors a variety of investment solutions for goals ranging from college savings to retirement planning. Whether you select Seligman for one investment product, or as a comprehensive asset manager, we believe we can help you reach your goals.



Table of Contents


                    To The Shareholders................  1

                    Interview With Your
                    Portfolio Managers.................  2

                    Performance and
                    Portfolio Overview.................  4

                    Understanding and
                    Comparing Your Fund's
                    Expenses........................... 19

                    Portfolios of Investments.......... 21

                    Statements of Assets
                    and Liabilities.................... 34

                    Statements of Operations........... 36

                    Statements of Changes
                    in Net Assets...................... 37

                    Notes to Financial
                    Statements......................... 42

                    Financial Highlights............... 54

                    Report of Independent
                    Registered Public
                    Accounting Firm.................... 74

                    Matters Relating to the Directors'
                    Consideration of the Approval of
                    the Investment Management
                    Services Agreement................. 75

                    Proxy Results...................... 81

                    Directors and Officers............. 82

                        Additional Fund Information. 85

To The Shareholders


The annual shareholder report for Seligman Municipal Fund Series, Inc. follows this letter. The report contains a discussion with your Portfolio Managers, as well as each Fund's investment results, financial statements, and portfolio of investments on September 30, 2008.

On November 7, 2008, the acquisition of the Funds' investment manager, J. & W. Seligman & Co. Incorporated ("Seligman"), by RiverSource Investments, a subsidiary of Ameriprise Financial (NYSE: AMP), will be complete. Thomas Moles and Eileen Comerford will continue to serve as the Funds' portfolio managers.

Shareholders voted in favor of approving a new investment management services agreement between the Funds and RiverSource Investments, LLC at a Special Meeting of Shareholders held on November 3, 2008. Shareholders also voted 10 directors to the Funds' Board at the Special Meeting. Details of the proxy vote can be found on page 81 of this report.

We believe the acquisition of Seligman by RiverSource Investments will create a stronger combined investment management business having greater resources, which should no doubt be in the best interest of shareholders. In conjunction with the acquisition of Seligman, Stephen Lewis will become the Chairman of the Funds and Patrick Bannigan will assume the position of President.

We thank you for your continued support of Seligman Municipal Fund Series, and for the opportunity to have served as members of the Funds' Board.

Respectfully,

                                        /s/ Brian T. Zino
 /s/ William C. Morris                  Brian T. Zino
                                        President
 William C. Morris
 Chairman

November 6, 2008

--------------------------------------------------------------------------------------------------------

Manager                            Shareholder Service Agent  Independent Registered
Until November 6, 2008             Seligman Data Corp.        Public Accounting Firm
J.&W. Seligman & Co. Incorporated  100 Park Avenue            Deloitte & Touche LLP
100 Park Avenue                    New York, NY 10017
New York, NY 10017                                            Important Telephone Numbers
                                   Mail Inquiries To:
From November 7, 2008              P.O. Box 9759
RiverSource Investments, LLC       Providence, RI 02940-9759  (800) 221-2450  Shareholder Services
200 Ameriprise Financial Center
Minneapolis, MN 55474                                         (800) 445-1777  Retirement Plan Services

General Distributor                                           (212) 682-7600  Outside the United States
Seligman Advisors, Inc.
100 Park Avenue                                               (800) 622-4597  24-Hour Automated
New York, NY 10017                                                            Telephone Access Service

Interview With Your Portfolio Managers
Thomas G. Moles and Eileen A. Comerford

Q.How did the Funds within the Seligman Municipal Fund Series, Inc. perform for the fiscal year ended September 30, 2008?

A.For the fiscal year ended September 30, 2008, the performance of each of the thirteen Funds in the Seligman Municipal Fund Series was between -4.4% and 1.8%, based on the net asset value of Class A shares of each Fund (excluding sales charge). The Lehman Brothers Municipal Bond Index returned -1.9% for the same period. All Funds, with the exception of Georgia and Louisiana, have top quartile performance results within their respective peer groups for the year ended September 30, 2008.

Q.What market conditions and economic events materially impacted the performance of the Funds in Seligman Municipal Fund Series during the fiscal year ended September 30, 2008?

A.This past fiscal year has been one of the most remarkable periods in the 25-year history of the Seligman Municipal Funds. The credit crisis, which began with sharp credit rating downgrades of securities backed by sub-prime mortgages during the third quarter of 2007, continues to challenge individual investors and investment professionals alike. In the early months of the fiscal year, the municipal market was largely unaffected by the credit crisis. It wasn't until January 2008, when Financial Guarantee Insurance Company (FGIC) -- one of the top four municipal bond insurers -- lost its coveted triple-A rating, that the municipal market began to experience the extraordinary volatility and dislocation that was occurring in most other sectors of the financial market. FGIC provides credit enhancement on public finance, structured finance, and global infrastructure and utility securities. FGIC typically guarantees the scheduled payments of principal and interest on an issuer's obligation.

  The municipal market had hardly begun to deal with the negative implications of the FGIC downgrade when it was forced to deal with the collapse of the auction rate securities (ARS) market. Investors, concerned about liquidity, were increasingly avoiding any money market product that lacked a liquidity back-stop -- an assurance the vehicles' obligations will be repaid when they are tendered even if they cannot be resold -- including ARS. Remarketing agents were reluctant, due to their own capital constraints, to provide the degree of support needed to prevent auction failures.

  By June, municipal bond insurers MBIA and Ambac lost their triple-A ratings due to their exposure to mortgage-backed securities. The sudden loss of high-quality investments made it extremely difficult for money market funds, which are prohibited from purchasing securities rated less than double-A, to locate a sufficient supply of securities to meet their needs. This led to a spike in yields on money market securities rated single-A and below.

  The continuing deterioration in the housing market led to a high degree of anxiety about the financial health of government sponsored mortgage corporations Fannie Mae (Federal National Mortgage Association, or FNMA) and Freddie Mac (Federal Home Loan Mortgage Corp., or FHLMC). The fear of a complete collapse of the financial markets prompted the US government to place these government sponsored entities into conservatorship and to provide a guarantee to holders of FNMA and FHLMC debt. The lack of an explicit US government guarantee, however, remains a source of concern.

  As the third quarter of 2008 progressed, conditions continued to deteriorate as the rapidly decelerating economy thwarted stock market performance. State and local finances were weakening, prompting further risk aversion in the market. The stunning collapse of Lehman Brothers in mid-September created severe repercussions across all financial markets, including the municipal sector. The value of the Reserve Primary Fund fell below its constant $1.00 share price, "breaking the buck." This led to a run on the fund and ignited a run on other funds as well, including tax-exempt money market funds. The government eased the panic by agreeing to guarantee money market deposits. An imbalance in the supply and demand of longer-term municipal bonds developed, sending prices down and yields to a six-year high. Leveraged positions were forced to unwind, placing further pressure on bond prices. The resulting decline in the net asset value of many municipal bond funds led to shareholder redemptions, which necessitated additional selling by the funds.

  Throughout the past year, the Federal Reserve and US Treasury have been creating a series of new facilities aimed at easing the liquidity crisis and encouraging lending. These programs have had varying degrees of success, but the ultimate goal of restoring investor confidence has, to date, eluded them.

Q.What investment strategies or techniques materially impacted the Funds' performance during the period?

A.During 2007, long-term municipal yields fell to a 40-year low, the slope of the municipal yield curve (the difference between 1-year and 30-year yields) narrowed to its lowest level on record, and credit quality yield spreads were near the tightest in history. We were concerned that these municipal market trends could not be sustained and positioned the Funds' portfolios for their reversal. By the end of the reporting period, long-term yields had risen to

Interview With Your Portfolio Managers
Thomas G. Moles and Eileen A. Comerford

  the highest level since 2002, the yield differential between high-quality and lower-quality bonds had increased dramatically, and the municipal yield curve slope had steepened to the widest level since 2004.

  To protect the Funds from an anticipated increase in interest rates and to ensure sufficient liquidity in the event of redemptions, we set a higher target level for cash balances. Further, we elected to maintain an overweight in pre-refunded and escrowed-to-maturity bonds. At fiscal year-end, refunded bonds comprised 30% of total net assets in the Series, although percentages varied among the individual Fund portfolios. Over the years, a significant percentage of fund holdings has been refunded. As interest rate conditions permit, State and local governments issue new bonds at lower yields and use the proceeds to replace outstanding, higher cost debt. All but a few of the Series' refunded bonds are escrowed with direct US government securities, making them safe and highly liquid investments. For the 12 months ended September 30, 2008, the prerefunded bond sector was the best performing sector of the Lehman Brothers Municipal Bond Index with a return of 4.1%.

  In a rising interest rate environment, longer-maturity bonds are more sensitive to yield changes than shorter-maturity bonds. Given our expectation that interest rates would trend higher, we concentrated new purchases in the intermediate maturity sector (10- to 20-year maturities), which is considerably shorter than in years past. For the year ended September 30, 2008, the best performing maturity sector was the short-end of the yield curve and the worst performing sector was for maturities of 22 years and longer. Our avoidance of the longest maturity bonds contributed to our competitive investment returns; however, the Funds would have had stronger results had a greater percentage of holdings been invested in the 1- to 10-year range.

  Premium coupon bonds (i.e., bonds trading above par) are inherently more defensive than discount coupon bonds (i.e., bonds trading below par). Therefore, with few exceptions, premium coupon bonds were favored. The premium bond sector of the Lehman Brothers Municipal Bond Index returned 1.4%, substantially outperforming the discount bond sector, which suffered a decline of 11.1%, and the current coupon sector, which fell 5.4%. While our preference was for bonds with coupons of 5.25% to 5.75%, the supply of bonds with these characteristics was limited over the past year. The recent spike in long-term interest rates has, however, resulted in an increase in the issuance of bonds within this coupon range.

  The credit crisis has had a significant impact on credit quality yield spreads. For many years now, steadily declining interest rates led investors to seek lower quality bonds, given their relatively higher yields. Eventually, the increased demand for the sector, as well as strong credit trends, would cause the yield spread between higher-quality and lower-quality to narrow to historical lows. Since the credit turmoil began, investors have become more quality-conscious, which has contributed to a dramatic widening of credit spreads, particularly within the high-yield sector. Another reason for the increase in quality yield spread has been the downgrades of the municipal monoline insurers. During the first half of 2008, three of the top four insurers lost their triple-A rating. The fourth, Financial Security Assurance, was downgraded after the close of the reporting period. High quality bonds are now in short supply and are trading at a premium. The non-investment grade sector was down 10.0% for the fiscal year while the insured bond sector fell 3.3%.

  The Seligman Municipal Funds are permitted to purchase only investment-grade bonds (i.e., rated within the four highest rating categories). We have always viewed insurance as an enhancement and will not purchase a bond unless we approve the underlying credit. Therefore, while we were disappointed with the monoline insurer downgrades, we were not compelled to sell any bonds as a result.

  In keeping with our emphasis on quality, we do not participate in sectors of the market that historically have been more prone to credit deterioration, such as tobacco bonds, airline debt, automotive industry bonds, nursing homes, convention centers, and stadium facilities. The pollution control/industrial development bond sector fell 10.6%, underperforming all other sectors of the Lehman Brothers Municipal Bond Index. Most of the Funds have some exposure to this sector, and total return would have been higher absent these holdings. It also bears noting that the Funds are not permitted to hold derivative investments. Derivative losses have contributed to lagging performance for many of the Funds' competitors over the past year.
  --------
  The views and opinions expressed are those of the Portfolio Managers, are provided for general information only, and do not constitute specific tax, legal, or investment advice to, or recommendation for, any person. There can be no guarantee as to the accuracy of market forecasts. Opinions, estimates, and forecasts may be changed without notice.

Performance and Portfolio Overview

This section of the report is intended to help you understand the performance of each Fund of Seligman Municipal Fund Series and to provide a summary of the portfolio characteristics of each Fund.

Performance data quoted in this report represents past performance and does not guarantee or indicate future investment results. The rates of return will vary and the principal value of an investment will fluctuate. Shares, if redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance data quoted. Total returns of the Funds as of the most recent month-end will be available at www.seligman.com/1/ by the seventh business day following that month-end. Calculations assume reinvestment of distributions. Performance data quoted does not reflect the deduction of taxes that an investor may pay on distributions or the redemption of shares. A portion of each Fund's income may be subject to applicable state and local taxes, and any amount may be subject to the federal alternative minimum tax. Capital gain distributions are subject to federal, state and local taxes. An investment in a Fund is not a deposit in a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Returns for Class A shares are calculated with and without the effect of the initial 4.5% maximum sales charge that became effective on January 7, 2008. Although for all periods presented, returns for the Funds' Class A shares reflect the initial 4.5% maximum sales charge, the actual returns for periods prior to January 7, 2008 would have been lower if the 4.75% maximum sales charge then in effect was incurred. Returns for Class C shares are calculated with and without the effect of the 1% contingent deferred sales charge ("CDSC"), charged on redemptions made within one year of purchase. Returns for Class C shares would have been lower for periods prior to June 4, 2007 if the 1% initial sales charge then in effect was incurred. On May 16, 2008, Class D shares of the Funds were converted to Class C shares at their respective net asset values. Effective at the close of business on May 16, 2008, Class D shares are no longer offered by the Funds.

The chart for each Fund compares a $10,000 hypothetical investment made in Class A shares, with and without the initial 4.5% maximum sales charge, to a $10,000 investment made in the Lehman Brothers Municipal Bond Index (the "Lehman Index") for the 10-year period ended September 30, 2008. The performance of Class C shares of each Fund, which commenced on a later date, and of Class A shares for other periods, with and without applicable sales charges and CDSCs, is not shown in the charts but is included in the total returns table below each chart. The Lehman Index does not include the effect of fees, taxes or sales charges, and does not reflect state-specific bond market performance.

--------
/1/The website reference is an inactive textual reference and information contained in or otherwise accessible through this website does not form a part of this report or the Series' prospectus or statement of additional information.

Performance and Portfolio Overview

National Fund

                                    [CHART]



Investment Results
Total Returns
For Periods Ended September 30, 2008

-----------------------------------------------------------------------------------------
                                                                Average Annual
                                                      -----------------------------------
                                                                              Class C
                                               Six     One    Five   Ten  Since Inception
                                             Months*   Year   Years Years     5/27/99
-----------------------------------------------------------------------------------------
Class A
-----------------------------------------------------------------------------------------
With Sales Charge                             (7.12)% (6.42)% 1.44% 2.68%       n/a
-----------------------------------------------------------------------------------------
Without Sales Charge                          (2.75)  (2.07)  2.39  3.16        n/a
-----------------------------------------------------------------------------------------
Class C
-----------------------------------------------------------------------------------------
With 1% CDSC                                  (4.14)  (4.01)   n/a   n/a        n/a
-----------------------------------------------------------------------------------------
Without CDSC                                  (3.18)  (3.07)  1.47   n/a       2.43%
-----------------------------------------------------------------------------------------
Benchmarks**
-----------------------------------------------------------------------------------------
Lehman Brothers Municipal Bond Index          (2.60)  (1.87)  2.84  4.24       4.42#
-----------------------------------------------------------------------------------------
Lipper General Municipal Debt Funds Average   (3.92)  (4.83)  1.73  2.98       3.18
-----------------------------------------------------------------------------------------

                        Net Asset Value Per Share
                        --------------------------------
                                 9/30/08 3/31/08 9/30/07
                        --------------------------------
                        Class A   $7.31   $7.65   $7.74
                        --------------------------------
                        Class C    7.31    7.65    7.75
                        --------------------------------

              Holdings by Market Sectoro
              ----------------------------------------------------
              Revenue Bonds                            69%
              ----------------------------------------------------
              Pre-refunded/Escrowed-to-Maturity Bonds  16
              ----------------------------------------------------
              General Obligation Bonds                 15
              ----------------------------------------------------

              Option-Adjusted Duration/3/               7.23 years
              ----------------------------------------------------

              Weighted Average Maturity/3/             12.38 years
              ----------------------------------------------------

--------
See footnotes on page 18.
                                       Dividend Per Share and Yield Information
                                       For Periods Ended September 30, 2008
                                       -----------------------------------------
                              Dividend+ SEC 30-Day Yield++
                     -------------------------------------
                     Class A   $0.279          3.78%
                     -------------------------------------
                     Class C    0.210          3.03
                     -------------------------------------

                                    Holdings by Credit Quality/2o/
                                    -------------------------------
                                    AAA              30%
                                    -------------------------------
                                    AA               50
                                    -------------------------------
                                    A                20
                                    -------------------------------

Performance and Portfolio Overview

Colorado Fund

                                    [CHART]



Investment Results
Total Returns
For Periods Ended September 30, 2008

------------------------------------------------------------------------------------------
                                                                 Average Annual
                                                       -----------------------------------
                                                                               Class C
                                                Six     One    Five   Ten  Since Inception
                                              Months*   Year   Years Years     5/27/99
------------------------------------------------------------------------------------------
Class A
------------------------------------------------------------------------------------------
With Sales Charge                              (6.70)% (4.79)% 1.84% 3.30%       n/a
------------------------------------------------------------------------------------------
Without Sales Charge                           (2.31)  (0.31)  2.79  3.78        n/a
------------------------------------------------------------------------------------------
Class C
------------------------------------------------------------------------------------------
With 1% CDSC                                   (3.71)  (2.16)   n/a   n/a        n/a
------------------------------------------------------------------------------------------
Without CDSC                                   (2.75)  (1.20)  1.87   n/a       3.03%
------------------------------------------------------------------------------------------
Benchmarks**
------------------------------------------------------------------------------------------
Lehman Brothers Municipal Bond Index           (2.60)  (1.87)  2.84  4.24       4.42#
------------------------------------------------------------------------------------------
Lipper Colorado Municipal Debt Funds Average   (3.45)  (4.05)  2.11  3.16       3.33
------------------------------------------------------------------------------------------

                        Net Asset Value Per Share
                        --------------------------------
                                 9/30/08 3/31/08 9/30/07
                        --------------------------------
                        Class A   $7.14   $7.44   $7.43
                        --------------------------------
                        Class C    7.13    7.43    7.42
                        --------------------------------

              Holdings by Market Sectoro
              ---------------------------------------------------
              Revenue Bonds                            50%
              ---------------------------------------------------
              Pre-refunded/Escrowed-to-Maturity Bonds  40
              ---------------------------------------------------
              General Obligation Bonds                 10
              ---------------------------------------------------

              Option-Adjusted Duration/3/              6.34 years
              ---------------------------------------------------

              Weighted Average Maturity/3/             9.63 years
              ---------------------------------------------------

--------
See footnotes on page 18.

                                       Dividend Per Share and Yield Information
                                       For Periods Ended September 30, 2008
                                       -----------------------------------------

                              Dividend+ SEC 30-Day Yield++
                     -------------------------------------
                     Class A   $0.274          3.25%
                     -------------------------------------
                     Class C    0.207          2.55
                     -------------------------------------

                                    Holdings by Credit Quality/2o/
                                    -------------------------------
                                    AAA              34%
                                    -------------------------------
                                    AA               52
                                    -------------------------------
                                    A                 7
                                    -------------------------------
                                    BBB               7
                                    -------------------------------

Performance and Portfolio Overview

Georgia Fund

                                    [CHART]



Investment Results
Total Returns
For Periods Ended September 30, 2008

-----------------------------------------------------------------------------------------
                                                                Average Annual
                                                      -----------------------------------
                                                                              Class C
                                               Six     One    Five   Ten  Since Inception
                                             Months*   Year   Years Years     5/27/99
-----------------------------------------------------------------------------------------
Class A
-----------------------------------------------------------------------------------------
With Sales Charge                             (8.35)% (8.76)% 0.37% 2.43%       n/a
-----------------------------------------------------------------------------------------
Without Sales Charge                          (4.03)  (4.44)  1.30  2.89        n/a
-----------------------------------------------------------------------------------------
Class C
-----------------------------------------------------------------------------------------
With 1% CDSC                                  (5.40)  (6.21)   n/a   n/a        n/a
-----------------------------------------------------------------------------------------
Without CDSC                                  (4.45)  (5.29)  0.41   n/a       2.10%
-----------------------------------------------------------------------------------------
Benchmarks**
-----------------------------------------------------------------------------------------
Lehman Brothers Municipal Bond Index          (2.60)  (1.87)  2.84  4.24       4.42#
-----------------------------------------------------------------------------------------
Lipper Georgia Municipal Debt Funds Average   (3.96)  (4.78)  1.55  3.04       3.19
-----------------------------------------------------------------------------------------

                        Net Asset Value Per Share
                        --------------------------------
                                 9/30/08 3/31/08 9/30/07
                        --------------------------------
                        Class A   $6.99   $7.43   $7.61
                        --------------------------------
                        Class C    7.01    7.45    7.63
                        --------------------------------

              Holdings by Market Sectoro
              ----------------------------------------------------
              Revenue Bonds                            68%
              ----------------------------------------------------
              General Obligation Bonds                 24
              ----------------------------------------------------
              Pre-refunded/Escrowed-to-Maturity Bonds   8
              ----------------------------------------------------

              Option-Adjusted Duration/3/               7.83 years
              ----------------------------------------------------

              Weighted Average Maturity/3/             13.57 years
              ----------------------------------------------------

--------
See footnotes on page 18.

                                       Dividend Per Share and Yield Information
                                       For Periods Ended September 30, 2008
                                       -----------------------------------------

                              Dividend+ SEC 30-Day Yield++
                     -------------------------------------
                     Class A   $0.297          3.57%
                     -------------------------------------
                     Class C    0.229          2.79
                     -------------------------------------

                                    Holdings by Credit Quality/2o/
                                    -------------------------------
                                    AAA              21%
                                    -------------------------------
                                    AA               37
                                    -------------------------------
                                    A                27
                                    -------------------------------
                                    BBB              15
                                    -------------------------------

Performance and Portfolio Overview

Louisiana Fund

                                    [CHART]



Investment Results
Total Returns
For Periods Ended September 30, 2008

----------------------------------------------------------------------------------------------
                                                                     Average Annual
                                                           -----------------------------------
                                                                                   Class C
                                                    Six     One    Five   Ten  Since Inception
                                                  Months*   Year   Years Years     5/27/99
----------------------------------------------------------------------------------------------
Class A
----------------------------------------------------------------------------------------------
With Sales Charge                                  (6.91)% (6.98)% 1.10% 2.89%       n/a
----------------------------------------------------------------------------------------------
Without Sales Charge                               (2.54)  (2.60)  2.03  3.36        n/a
----------------------------------------------------------------------------------------------
Class C
----------------------------------------------------------------------------------------------
With 1% CDSC                                       (4.07)  (4.41)   n/a   n/a        n/a
----------------------------------------------------------------------------------------------
Without CDSC                                       (3.11)  (3.48)  1.09   n/a       2.60%
----------------------------------------------------------------------------------------------
Benchmarks**
----------------------------------------------------------------------------------------------
Lehman Brothers Municipal Bond Index               (2.60)  (1.87)  2.84  4.24       4.42#
----------------------------------------------------------------------------------------------
Lipper Other States Municipal Debt Funds Average   (4.03)  (5.15)  1.89  3.14       3.18
----------------------------------------------------------------------------------------------

                        Net Asset Value Per Share
                        --------------------------------
                                 9/30/08 3/31/08 9/30/07
                        --------------------------------
                        Class A   $7.34   $7.67   $7.86
                        --------------------------------
                        Class C    7.33    7.67    7.85
                        --------------------------------

              Holdings by Market Sectoro
              ----------------------------------------------------
              Revenue Bonds                            65%
              ----------------------------------------------------
              Pre-refunded/Escrowed-to-Maturity Bonds  20
              ----------------------------------------------------
              General Obligation Bonds                 15
              ----------------------------------------------------

              Option-Adjusted Duration/3/               7.57 years
              ----------------------------------------------------

              Weighted Average Maturity/3/             12.90 years
              ----------------------------------------------------

--------
See footnotes on page 18.

              Dividend and Capital Gain Per Share, and Yield
              Information
              For Periods Ended September 30, 2008
              ---------------------------------------------------

                       Dividend+ Capital Gain+ SEC 30-Day Yield++
              ---------------------------------------------------
              Class A   $0.294      $0.032            3.39%
              ---------------------------------------------------
              Class C    0.225       0.032            2.62
              ---------------------------------------------------

                                 Holdings by Credit Quality/2o/
                                 -------------------------------
                                 AAA                 46%
                                 -------------------------------
                                 AA                  15
                                 -------------------------------
                                 A                   23
                                 -------------------------------
                                 BBB                 10
                                 -------------------------------
                                 Non-Rated            6
                                 -------------------------------

Performance and Portfolio Overview

Maryland Fund

                                    [CHART]



Investment Results
Total Returns
For Periods Ended September 30, 2008

------------------------------------------------------------------------------------------
                                                                 Average Annual
                                                       -----------------------------------
                                                                               Class C
                                                Six     One    Five   Ten  Since Inception
                                              Months*   Year   Years Years     5/27/99
------------------------------------------------------------------------------------------
Class A
------------------------------------------------------------------------------------------
With Sales Charge                              (6.44)% (4.94)% 1.75% 3.06%       n/a
------------------------------------------------------------------------------------------
Without Sales Charge                           (1.98)  (0.41)  2.69  3.54        n/a
------------------------------------------------------------------------------------------
Class C
------------------------------------------------------------------------------------------
With 1% CDSC                                   (3.25)  (2.26)   n/a   n/a        n/a
------------------------------------------------------------------------------------------
Without CDSC                                   (2.29)  (1.30)  1.80   n/a       2.76%
------------------------------------------------------------------------------------------
Benchmarks**
------------------------------------------------------------------------------------------
Lehman Brothers Municipal Bond Index           (2.60)  (1.87)  2.84  4.24       4.42#
------------------------------------------------------------------------------------------
Lipper Maryland Municipal Debt Funds Average   (3.33)  (4.52)  1.79  3.11       3.27
------------------------------------------------------------------------------------------

                        Net Asset Value Per Share
                        --------------------------------
                                 9/30/08 3/31/08 9/30/07
                        --------------------------------
                        Class A   $7.48   $7.76   $7.78
                        --------------------------------
                        Class C    7.50    7.77    7.80
                        --------------------------------

              Holdings by Market Sectoro
              ----------------------------------------------------
              Revenue Bonds                            51%
              ----------------------------------------------------
              Pre-refunded/Escrowed-to-Maturity Bonds  34
              ----------------------------------------------------
              General Obligation Bonds                 15
              ----------------------------------------------------

              Option-Adjusted Duration/3/               7.07 years
              ----------------------------------------------------

              Weighted Average Maturity/3/             13.65 years
              ----------------------------------------------------

--------
See footnotes on page 18.

              Dividend and Capital Gain Per Share, and Yield
              Information
              For Periods Ended September 30, 2008
              ---------------------------------------------------

                       Dividend+ Capital Gain+ SEC 30-Day Yield++
              ---------------------------------------------------
              Class A   $0.271      $0.003            3.55%
              ---------------------------------------------------
              Class C    0.201       0.003            2.79
              ---------------------------------------------------

                                    Holdings by Credit Quality/2o/
                                    -------------------------------
                                    AAA              36%
                                    -------------------------------
                                    AA               26
                                    -------------------------------
                                    A                31
                                    -------------------------------
                                    BBB               7
                                    -------------------------------

Performance and Portfolio Overview

Massachusetts Fund

                                    [CHART]



Investment Results
Total Returns
For Periods Ended September 30, 2008

-----------------------------------------------------------------------------------------------
                                                                      Average Annual
                                                            -----------------------------------
                                                                                    Class C
                                                     Six     One    Five   Ten  Since Inception
                                                   Months*   Year   Years Years     5/27/99
-----------------------------------------------------------------------------------------------
Class A
-----------------------------------------------------------------------------------------------
With Sales Charge                                   (4.91)% (2.81)% 1.77% 3.38%       n/a
-----------------------------------------------------------------------------------------------
Without Sales Charge                                (0.41)   1.76   2.70  3.86        n/a
-----------------------------------------------------------------------------------------------
Class C
-----------------------------------------------------------------------------------------------
With 1% CDSC                                        (1.83)  (0.25)   n/a   n/a        n/a
-----------------------------------------------------------------------------------------------
Without CDSC                                        (0.86)   0.72   1.78   n/a       3.22%
-----------------------------------------------------------------------------------------------
Benchmarks**
-----------------------------------------------------------------------------------------------
Lehman Brothers Municipal Bond Index                (2.60)  (1.87)  2.84  4.24       4.42#
-----------------------------------------------------------------------------------------------
Lipper Massachusetts Municipal Debt Funds Average   (3.77)  (4.79)  2.03  3.29       3.50
-----------------------------------------------------------------------------------------------

                        Net Asset Value Per Share
                        --------------------------------
                                 9/30/08 3/31/08 9/30/07
                        --------------------------------
                        Class A   $7.64   $7.82   $7.86
                        --------------------------------
                        Class C    7.64    7.82    7.87
                        --------------------------------

              Holdings by Market Sectoro
              ---------------------------------------------------
              Revenue Bonds                            51%
              ---------------------------------------------------
              Pre-refunded/Escrowed-to-Maturity Bonds  44
              ---------------------------------------------------
              General Obligation Bonds                  5
              ---------------------------------------------------

              Option-Adjusted Duration/3/              4.97 years
              ---------------------------------------------------

              Weighted Average Maturity/3/             9.34 years
              ---------------------------------------------------

--------
See footnotes on page 18.

              Dividend and Capital Gain Per Share, and Yield
              Information
              For Periods Ended September 30, 2008
              ---------------------------------------------------

                       Dividend+ Capital Gain+ SEC 30-Day Yield++
              ---------------------------------------------------
              Class A   $0.309      $0.051            2.67%
              ---------------------------------------------------
              Class C    0.238       0.051            1.89
              ---------------------------------------------------

                                    Holdings by Credit Quality/2o/
                                    -------------------------------
                                    AAA              33%
                                    -------------------------------
                                    AA               59
                                    -------------------------------
                                    A                 8
                                    -------------------------------

Performance and Portfolio Overview

Michigan Fund

                                    [CHART]



Investment Results
Total Returns
For Periods Ended September 30, 2008

------------------------------------------------------------------------------------------
                                                                 Average Annual
                                                       -----------------------------------
                                                                               Class C
                                                Six     One    Five   Ten  Since Inception
                                              Months*   Year   Years Years     5/27/99
------------------------------------------------------------------------------------------
Class A
------------------------------------------------------------------------------------------
With Sales Charge                              (6.84)% (6.07)% 1.03% 2.98%       n/a
------------------------------------------------------------------------------------------
Without Sales Charge                           (2.42)  (1.69)  1.98  3.46        n/a
------------------------------------------------------------------------------------------
Class C
------------------------------------------------------------------------------------------
With 1% CDSC                                   (3.82)  (3.51)   n/a   n/a        n/a
------------------------------------------------------------------------------------------
Without CDSC                                   (2.86)  (2.57)  1.07   n/a       2.74%
------------------------------------------------------------------------------------------
Benchmarks**
------------------------------------------------------------------------------------------
Lehman Brothers Municipal Bond Index           (2.60)  (1.87)  2.84  4.24       4.42#
------------------------------------------------------------------------------------------
Lipper Michigan Municipal Debt Funds Average   (5.49)  (6.86)  1.98  3.35       3.41
------------------------------------------------------------------------------------------

                        Net Asset Value Per Share
                        --------------------------------
                                 9/30/08 3/31/08 9/30/07
                        --------------------------------
                        Class A   $7.66   $8.00   $8.15
                        --------------------------------
                        Class C    7.65    7.99    8.14
                        --------------------------------

              Holdings by Market Sectoro
              ----------------------------------------------------
              Revenue Bonds                            57%
              ----------------------------------------------------
              Pre-refunded/Escrowed-to-Maturity Bonds  36
              ----------------------------------------------------
              General Obligation Bonds                  7
              ----------------------------------------------------

              Option-Adjusted Duration/3/               6.88 years
              ----------------------------------------------------

              Weighted Average Maturity/3/             12.49 years
              ----------------------------------------------------

--------
See footnotes on page 18.

              Dividend and Capital Gain Per Share, and Yield
              Information
              For Periods Ended September 30, 2008
              ---------------------------------------------------

                       Dividend+ Capital Gain+ SEC 30-Day Yield++
              ---------------------------------------------------
              Class A   $0.308      $0.054            3.26%
              ---------------------------------------------------
              Class C    0.236       0.054            2.48
              ---------------------------------------------------

                                 Holdings by Credit Quality/2o/
                                 -------------------------------
                                 AAA                 34%
                                 -------------------------------
                                 AA                  27
                                 -------------------------------
                                 A                   31
                                 -------------------------------
                                 Non-Rated            8
                                 -------------------------------

Performance and Portfolio Overview

Minnesota Fund

                                    [CHART]



Investment Results
Total Returns
For Periods Ended September 30, 2008

-------------------------------------------------------------------------------------------
                                                                  Average Annual
                                                        -----------------------------------
                                                                                Class C
                                                 Six     One    Five   Ten  Since Inception
                                               Months*   Year   Years Years     5/27/99
-------------------------------------------------------------------------------------------
Class A
-------------------------------------------------------------------------------------------
With Sales Charge                               (5.63)% (4.49)% 1.44% 3.01%       n/a
-------------------------------------------------------------------------------------------
Without Sales Charge                            (1.20)   0.07   2.38  3.50        n/a
-------------------------------------------------------------------------------------------
Class C
-------------------------------------------------------------------------------------------
With 1% CDSC                                    (2.62)  (1.79)   n/a   n/a        n/a
-------------------------------------------------------------------------------------------
Without CDSC                                    (1.64)  (0.83)  1.46   n/a       2.71%
-------------------------------------------------------------------------------------------
Benchmarks**
-------------------------------------------------------------------------------------------
Lehman Brothers Municipal Bond Index            (2.60)  (1.87)  2.84  4.24       4.42#
-------------------------------------------------------------------------------------------
Lipper Minnesota Municipal Debt Funds Average   (3.03)  (3.41)  2.11  3.26       3.39
-------------------------------------------------------------------------------------------

                        Net Asset Value Per Share
                        --------------------------------
                                 9/30/08 3/31/08 9/30/07
                        --------------------------------
                        Class A   $7.26   $7.47   $7.55
                        --------------------------------
                        Class C    7.27    7.48    7.56
                        --------------------------------

              Holdings by Market Sectoro
              ----------------------------------------------------
              Revenue Bonds                            43%
              ----------------------------------------------------
              General Obligation Bonds                 31
              ----------------------------------------------------
              Pre-refunded/Escrowed-to-Maturity Bonds  26
              ----------------------------------------------------

              Option-Adjusted Duration/3/               6.67 years
              ----------------------------------------------------

              Weighted Average Maturity/3/             11.22 years
              ----------------------------------------------------

--------
See footnotes on page 18.

              Dividend and Capital Gain Per Share, and Yield
              Information
              For Periods Ended September 30, 2008
              ---------------------------------------------------

                       Dividend+ Capital Gain+ SEC 30-Day Yield++
              ---------------------------------------------------
              Class A   $0.262      $0.038            3.08%
              ---------------------------------------------------
              Class C    0.194       0.038            2.31
              ---------------------------------------------------

                                    Holdings by Credit Quality/2o/
                                    -------------------------------
                                    AAA              49%
                                    -------------------------------
                                    AA               40
                                    -------------------------------
                                    A                10
                                    -------------------------------
                                    BBB               1
                                    -------------------------------

Performance and Portfolio Overview

Missouri Fund

                                    [CHART]



Investment Results
Total Returns
For Periods Ended September 30, 2008

------------------------------------------------------------------------------------------
                                                                 Average Annual
                                                       -----------------------------------
                                                                               Class C
                                                Six     One    Five   Ten  Since Inception
                                              Months*   Year   Years Years     5/27/99
------------------------------------------------------------------------------------------
Class A
------------------------------------------------------------------------------------------
With Sales Charge                              (6.60)% (5.84)% 1.27% 3.03%       n/a
------------------------------------------------------------------------------------------
Without Sales Charge                           (2.24)  (1.38)  2.20  3.50        n/a
------------------------------------------------------------------------------------------
Class C
------------------------------------------------------------------------------------------
With 1% CDSC                                   (3.63)  (3.21)   n/a   n/a        n/a
------------------------------------------------------------------------------------------
Without CDSC                                   (2.67)  (2.26)  1.26   n/a       2.83%
------------------------------------------------------------------------------------------
Benchmarks**
------------------------------------------------------------------------------------------
Lehman Brothers Municipal Bond Index           (2.60)  (1.87)  2.84  4.24       4.42#
------------------------------------------------------------------------------------------
Lipper Missouri Municipal Debt Funds Average   (3.85)  (5.24)  1.76  3.18       3.31
------------------------------------------------------------------------------------------

                        Net Asset Value Per Share
                        --------------------------------
                                 9/30/08 3/31/08 9/30/07
                        --------------------------------
                        Class A   $7.20   $7.50   $7.61
                        --------------------------------
                        Class C    7.20    7.50    7.61
                        --------------------------------

              Holdings by Market Sectoro
              ----------------------------------------------------
              Revenue Bonds                            74%
              ----------------------------------------------------
              Pre-refunded/Escrowed-to-Maturity Bonds  26
              ----------------------------------------------------

              Option-Adjusted Duration/3/               6.72 years
              ----------------------------------------------------

              Weighted Average Maturity/3/             11.76 years
              ----------------------------------------------------

--------
See footnotes on page 18.

              Dividend and Capital Gain Per Share, and Yield
              Information
              For Periods Ended September 30, 2008
              ---------------------------------------------------

                       Dividend+ Capital Gain+ SEC 30-Day Yield++
              ---------------------------------------------------
              Class A   $0.275      $0.039            3.25%
              ---------------------------------------------------
              Class C    0.207       0.039            2.48
              ---------------------------------------------------

                                    Holdings by Credit Quality/2o/
                                    -------------------------------
                                    AAA              18%
                                    -------------------------------
                                    AA               55
                                    -------------------------------
                                    A                17
                                    -------------------------------
                                    BBB              10
                                    -------------------------------

Performance and Portfolio Overview

New York Fund

                                    [CHART]



Investment Results
Total Returns
For Periods Ended September 30, 2008

------------------------------------------------------------------------------------------
                                                                 Average Annual
                                                       -----------------------------------
                                                                               Class C
                                                Six     One    Five   Ten  Since Inception
                                              Months*   Year   Years Years     5/27/99
------------------------------------------------------------------------------------------
Class A
------------------------------------------------------------------------------------------
With Sales Charge                              (6.69)% (5.64)% 1.60% 3.17%       n/a
------------------------------------------------------------------------------------------
Without Sales Charge                           (2.23)  (1.19)  2.53  3.65        n/a
------------------------------------------------------------------------------------------
Class C
------------------------------------------------------------------------------------------
With 1% CDSC                                   (3.63)  (3.02)   n/a   n/a        n/a
------------------------------------------------------------------------------------------
Without CDSC                                   (2.67)  (2.07)  1.61   n/a       3.00%
------------------------------------------------------------------------------------------
Benchmarks**
------------------------------------------------------------------------------------------
Lehman Brothers Municipal Bond Index           (2.60)  (1.87)  2.84  4.24       4.42#
------------------------------------------------------------------------------------------
Lipper New York Municipal Debt Funds Average   (4.25)  (5.24)  1.91  3.16       3.31
------------------------------------------------------------------------------------------

                        Net Asset Value Per Share
                        --------------------------------
                                 9/30/08 3/31/08 9/30/07
                        --------------------------------
                        Class A   $7.63   $7.96   $8.07
                        --------------------------------
                        Class C    7.64    7.97    8.08
                        --------------------------------

              Holdings by Market Sectoro
              ----------------------------------------------------
              Revenue Bonds                            66%
              ----------------------------------------------------
              Pre-refunded/Escrowed-to-Maturity Bonds  32
              ----------------------------------------------------
              General Obligation Bonds                  2
              ----------------------------------------------------

              Option-Adjusted Duration/3/               6.82 years
              ----------------------------------------------------

              Weighted Average Maturity/3/             14.71 years
              ----------------------------------------------------

--------
See footnotes on page 18.

              Dividend and Capital Gain Per Share, and Yield
              Information
              For Periods Ended September 30, 2008
              ---------------------------------------------------

                       Dividend+ Capital Gain+ SEC 30-Day Yield++
              ---------------------------------------------------
              Class A   $0.316      $0.038            3.29%
              ---------------------------------------------------
              Class C    0.244       0.038            2.52
              ---------------------------------------------------

                                    Holdings by Credit Quality/2o/
                                    -------------------------------
                                    AAA              39%
                                    -------------------------------
                                    AA               32
                                    -------------------------------
                                    A                29
                                    -------------------------------

Performance and Portfolio Overview

Ohio Fund

                                    [CHART]



Investment Results
Total Returns
For Periods Ended September 30, 2008

--------------------------------------------------------------------------------------
                                                             Average Annual
                                                   -----------------------------------
                                                                           Class C
                                            Six     One    Five   Ten  Since Inception
                                          Months*   Year   Years Years     5/27/99
--------------------------------------------------------------------------------------
Class A
--------------------------------------------------------------------------------------
With Sales Charge                          (6.65)% (5.73)% 1.28% 2.92%       n/a
--------------------------------------------------------------------------------------
Without Sales Charge                       (2.31)  (1.27)  2.21  3.39        n/a
--------------------------------------------------------------------------------------
Class C
--------------------------------------------------------------------------------------
With 1% CDSC                               (3.69)  (3.09)   n/a   n/a        n/a
--------------------------------------------------------------------------------------
Without CDSC                               (2.73)  (2.14)  1.31   n/a       2.66%
--------------------------------------------------------------------------------------
Benchmarks**
--------------------------------------------------------------------------------------
Lehman Brothers Municipal Bond Index       (2.60)  (1.87)  2.84  4.24       4.42#
--------------------------------------------------------------------------------------
Lipper Ohio Municipal Debt Funds Average   (3.49)  (4.31)  1.99  3.20       3.35
--------------------------------------------------------------------------------------

                        Net Asset Value Per Share
                        --------------------------------
                                 9/30/08 3/31/08 9/30/07
                        --------------------------------
                        Class A   $7.44   $7.74   $7.82
                        --------------------------------
                        Class C    7.49    7.79    7.87
                        --------------------------------

              Holdings by Market Sectoro
              ----------------------------------------------------
              Revenue Bonds                            54%
              ----------------------------------------------------
              Pre-refunded/Escrowed-to-Maturity Bonds  24
              ----------------------------------------------------
              General Obligation Bonds                 22
              ----------------------------------------------------

              Option-Adjusted Duration/3/               7.44 years
              ----------------------------------------------------

              Weighted Average Maturity/3/             12.94 years
              ----------------------------------------------------

--------
See footnotes on page 18.
              Dividend and Capital Gain Per Share, and Yield Information For Periods Ended September 30, 2008
              -----------------------------------------------------------
                         Dividend+   Capital Gain+   SEC 30-Day Yield++
              -----------------------------------------------------------
              Class A     $0.270        $0.019              3.12%
              -----------------------------------------------------------
              Class C      0.199         0.019              2.34
              -----------------------------------------------------------

                                    Holdings by Credit Quality/2o/
                                    -------------------------------
                                    AAA              40%
                                    -------------------------------
                                    AA               50
                                    -------------------------------
                                    A                 9
                                    -------------------------------
                                    BBB               1
                                    -------------------------------

Performance and Portfolio Overview

Oregon Fund

                                    [CHART]



Investment Results
Total Returns
For Periods Ended September 30, 2008

----------------------------------------------------------------------------------------------
                                                                     Average Annual
                                                           -----------------------------------
                                                                                   Class C
                                                    Six     One    Five   Ten  Since Inception
                                                  Months*   Year   Years Years     5/27/99
----------------------------------------------------------------------------------------------
Class A
----------------------------------------------------------------------------------------------
With Sales Charge                                  (6.18)% (4.90)% 1.73% 3.25%       n/a
----------------------------------------------------------------------------------------------
Without Sales Charge                               (1.75)  (0.44)  2.66  3.72        n/a
----------------------------------------------------------------------------------------------
Class C
----------------------------------------------------------------------------------------------
With 1% CDSC                                       (3.16)  (2.29)   n/a   n/a        n/a
----------------------------------------------------------------------------------------------
Without CDSC                                       (2.19)  (1.33)  1.74   n/a       2.96%
----------------------------------------------------------------------------------------------
Benchmarks**
----------------------------------------------------------------------------------------------
Lehman Brothers Municipal Bond Index               (2.60)  (1.87)  2.84  4.24       4.42#
----------------------------------------------------------------------------------------------
Lipper Other States Municipal Debt Funds Average   (4.03)  (5.15)  1.89  3.14       3.18
----------------------------------------------------------------------------------------------

                        Net Asset Value Per Share
                        --------------------------------
                                 9/30/08 3/31/08 9/30/07
                        --------------------------------
                        Class A   $7.35   $7.62   $7.68
                        --------------------------------
                        Class C    7.34    7.61    7.67
                        --------------------------------

              Holdings by Market Sectoro
              ----------------------------------------------------
              Revenue Bonds                            61%
              ----------------------------------------------------
              Pre-refunded/Escrowed-to-Maturity Bonds  33
              ----------------------------------------------------
              General Obligation Bonds                  6
              ----------------------------------------------------

              Option-Adjusted Duration/3/               6.68 years
              ----------------------------------------------------

              Weighted Average Maturity/3/             12.35 years
              ----------------------------------------------------

--------
See footnotes on page 18.

              Dividend and Capital Gain Per Share, and Yield
              Information
              For Periods Ended September 30, 2008
              ---------------------------------------------------

                       Dividend+ Capital Gain+ SEC 30-Day Yield++
              ---------------------------------------------------
              Class A   $0.290      $0.013            3.30%
              ---------------------------------------------------
              Class C    0.221       0.013            2.54
              ---------------------------------------------------

                                 Holdings by Credit Quality/2o/
                                 -------------------------------
                                 AAA                 33%
                                 -------------------------------
                                 AA                  33
                                 -------------------------------
                                 A                   21
                                 -------------------------------
                                 BBB                  9
                                 -------------------------------
                                 Non-Rated            4
                                 -------------------------------

Performance and Portfolio Overview

South Carolina Fund

                                    [CHART]



Investment Results
Total Returns
For Periods Ended September 30, 2008

----------------------------------------------------------------------------------------------
                                                                     Average Annual
                                                           -----------------------------------
                                                                                   Class C
                                                    Six     One    Five   Ten  Since Inception
                                                  Months*   Year   Years Years     5/27/99
----------------------------------------------------------------------------------------------
Class A
----------------------------------------------------------------------------------------------
With Sales Charge                                  (7.30)% (6.72)% 1.58% 3.13%       n/a
----------------------------------------------------------------------------------------------
Without Sales Charge                               (2.96)  (2.29)  2.52  3.60        n/a
----------------------------------------------------------------------------------------------
Class C
----------------------------------------------------------------------------------------------
With 1% CDSC                                       (4.34)  (4.10)   n/a   n/a        n/a
----------------------------------------------------------------------------------------------
Without CDSC                                       (3.39)  (3.16)  1.61   n/a       2.91%
----------------------------------------------------------------------------------------------
Benchmarks**
----------------------------------------------------------------------------------------------
Lehman Brothers Municipal Bond Index               (2.60)  (1.87)  2.84  4.24       4.42#
----------------------------------------------------------------------------------------------
Lipper Other States Municipal Debt Funds Average   (4.03)  (5.15)  1.89  3.14       3.18
----------------------------------------------------------------------------------------------

                        Net Asset Value Per Share
                        --------------------------------
                                 9/30/08 3/31/08 9/30/07
                        --------------------------------
                        Class A   $7.51   $7.89   $8.01
                        --------------------------------
                        Class C    7.51    7.89    8.01
                        --------------------------------

              Holdings by Market Sectoro
              ----------------------------------------------------
              Revenue Bonds                            66%
              ----------------------------------------------------
              Pre-refunded/Escrowed-to-Maturity Bonds  20
              ----------------------------------------------------
              General Obligation Bonds                 14
              ----------------------------------------------------

              Option-Adjusted Duration/3/               7.94 years
              ----------------------------------------------------

              Weighted Average Maturity/3/             13.49 years
              ----------------------------------------------------

--------
See footnotes on page 18.

              Dividend and Capital Gain Per Share, and Yield
              Information
              For Periods Ended September 30, 2008
              ---------------------------------------------------

                       Dividend+ Capital Gain+ SEC 30-Day Yield++
              ---------------------------------------------------
              Class A   $0.313      $0.015            3.73%
              ---------------------------------------------------
              Class C    0.241       0.015            2.96
              ---------------------------------------------------

                                    Holdings by Credit Quality/2o/
                                    -------------------------------
                                    AAA              36%
                                    -------------------------------
                                    AA               31
                                    -------------------------------
                                    A                29
                                    -------------------------------
                                    BBB               4
                                    -------------------------------

Performance and Portfolio Overview

--------
/2/ Credit ratings are primarily those issued by Moody's Investors Service, Inc. ("Moody's"). Where Moody's ratings have not been assigned, ratings from Standard & Poor's Ratings Services ("S&P") were used. A generic rating designation has been utilized, and therefore, it cannot be inferred solely from the rating category whether ratings reflect those assigned by Moody's or S&P. Pre-refunded and escrowed-to-maturity securities that have been rerated as AAA or its equivalent by either Moody's or S&P have been included in the AAA category. Holdings and credit ratings are subject to change.
/3/ Excludes variable rate demand notes. Duration is the average amount of time that it takes to receive the interest and principal of a bond or portfolio of bonds. The duration formula is based on a formula that calculates the weighted average of the cash flows (interest and principal payments) of the bond, discounted to present time, taking into account call dates and related call premiums, if any. Weighted average maturity is the number of years to stated maturity, weighted based upon current market value.
* Returns for periods of less than one year are not annualized.
** The Lehman Brothers Municipal Bond Index ("Lehman Index"), the Lipper
   General Municipal Debt Funds Average, the Lipper Single-State Municipal Debt Funds Average (e.g., Lipper Colorado Municipal Debt Funds Average) and the Lipper Other States Municipal Debt Funds Average ("Lipper Averages") are unmanaged benchmarks that assume reinvestment of all distributions and exclude the effect of fees, taxes, and sales charges. The Lehman Index also excludes the effect of expenses. The Lehman Index is an unmanaged index of long-term, fixed-rate, investment-grade, tax-exempt bonds representative of the municipal bond market and is composed of approximately 60% revenue bonds and 40% state government obligations. The Lipper General Municipal Debt Funds Average measures the performance of funds that invest primarily in municipal debt issues in the top four credit ratings. The Lipper Single-State Municipal Debt Funds Average measures the performance of funds that limit their assets to those securities exempt from taxation in a specified State (double tax-exempt) or City (triple tax-exempt). The Lipper Other States Intermediate Municipal Debt Funds Average measures the performance of funds that invest in municipal debt issues with dollar-weighted average maturities of five to ten years and are exempt from taxation on a specified City or State basis. Investors cannot invest directly in an index or average.
# From 5/28/99.
o Percentages based on current market values of long-term holdings at September 30, 2008.
+ Represents per share amount paid or declared for the year ended September 30,
  2008.
++ Current yield, representing the annualized yield for the 30-day period ended
   September 30, 2008, has been computed in accordance with SEC regulations and will vary.

Understanding and Comparing Your Fund's Expenses

As a shareholder of a Series of the Fund, you incur ongoing expenses, such as management fees, distribution and/or service (12b-1) fees, and other fund expenses. The information below is intended to help you understand your ongoing expenses (in dollars) of investing in a Series and to compare them with the ongoing expenses of investing in other mutual funds. Please note that the expenses shown in the tables are meant to highlight your ongoing expenses only and do not reflect any transactional costs, such as sales charges (also known as loads) on certain purchases or redemptions. Therefore, the tables are useful in comparing ongoing expenses only, and will not help you to determine the relative total expenses of owning different funds. In addition, if transactional costs were included, your total expenses would have been higher.

The tables are based on an investment of $1,000 invested at the beginning of April 1, 2008 and held for the entire six-month period ended September 30, 2008.

Actual Expenses

The table below provides information about actual expenses and actual account values. You may use the information, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value at the beginning of the period by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number under the heading entitled "Expenses Paid During Period" for the share class of the Series that you own to estimate the expenses that you paid on your account during the period.

Hypothetical Example for Comparison Purposes

The table below also provides information about hypothetical expenses and hypothetical account values based on the actual expense ratios of each Series and an assumed rate of return of 5% per year before expenses, which is not the actual return of any Series. The hypothetical expenses and account values may not be used to estimate the ending account value or the actual expenses you paid for the period. You may use this information to compare the ongoing expenses of investing in a Series and other mutual funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other mutual funds.

                                              Actual                    Hypothetical
                                    --------------------------- -----------------------------
               Beginning            Ending                       Ending
                Account  Annualized Account    Expenses Paid     Account     Expenses Paid
                 Value    Expense    Value     During Period      Value      During Period
Series          4/1/08     Ratio*   9/30/08 4/1/08 to 9/30/08**  9/30/08  4/1/08 to 9/30/08**
---------------------------------------------------------------------------------------------
National
---------------------------------------------------------------------------------------------
Class A        $1,000.00    0.96%   $972.50        $4.73        $1,020.20        $4.85
---------------------------------------------------------------------------------------------
Class C         1,000.00    1.86     968.20         9.15         1,015.70         9.37
---------------------------------------------------------------------------------------------
Colorado
---------------------------------------------------------------------------------------------
Class A         1,000.00    0.99     976.90         4.89         1,020.05         5.00
---------------------------------------------------------------------------------------------
Class C         1,000.00    1.89     972.50         9.32         1,015.55         9.52
---------------------------------------------------------------------------------------------
Georgia
---------------------------------------------------------------------------------------------
Class A         1,000.00    1.05     959.70         5.14         1,019.75         5.30
---------------------------------------------------------------------------------------------
Class C         1,000.00    1.95     955.50         9.53         1,015.25         9.82
---------------------------------------------------------------------------------------------
Louisiana
---------------------------------------------------------------------------------------------
Class A         1,000.00    0.98     974.60         4.84         1,020.10         4.95
---------------------------------------------------------------------------------------------
Class C         1,000.00    1.88     968.90         9.25         1,015.60         9.47
---------------------------------------------------------------------------------------------
Maryland
---------------------------------------------------------------------------------------------
Class A         1,000.00    0.97     980.20         4.80         1,020.15         4.90
---------------------------------------------------------------------------------------------
Class C         1,000.00    1.87     977.10         9.24         1,015.65         9.42
---------------------------------------------------------------------------------------------
Massachusetts
---------------------------------------------------------------------------------------------
Class A         1,000.00    0.92     995.90         4.59         1,020.40         4.65
---------------------------------------------------------------------------------------------
Class C         1,000.00    1.82     991.40         9.06         1,015.90         9.17
---------------------------------------------------------------------------------------------

                                                      (continued on next page.)

--------
See footnotes on page 20.

Understanding and Comparing Your Fund's Expenses

                                               Actual                    Hypothetical
                                     --------------------------- -----------------------------
                Beginning            Ending                       Ending
                 Account  Annualized Account    Expenses Paid     Account     Expenses Paid
                  Value    Expense    Value     During Period      Value      During Period
Series           4/1/08     Ratio*   9/30/08 4/1/08 to 9/30/08**  9/30/08  4/1/08 to 9/30/08**
----------------------------------------------------------------------------------------------
Michigan
----------------------------------------------------------------------------------------------
Class A         $1,000.00    0.92%   $975.80        $4.54        $1,020.40        $4.65
----------------------------------------------------------------------------------------------
Class C          1,000.00    1.82     971.40         8.95         1,015.92         9.16
----------------------------------------------------------------------------------------------
Minnesota
----------------------------------------------------------------------------------------------
Class A          1,000.00    0.94     988.00         4.67         1,020.30         4.75
----------------------------------------------------------------------------------------------
Class C          1,000.00    1.84     983.60         9.12         1,015.80         9.27
----------------------------------------------------------------------------------------------
Missouri
----------------------------------------------------------------------------------------------
Class A          1,000.00    0.98     977.60         4.85         1,020.10         4.95
----------------------------------------------------------------------------------------------
Class C          1,000.00    1.88     973.30         9.27         1,015.60         9.47
----------------------------------------------------------------------------------------------
New York
----------------------------------------------------------------------------------------------
Class A          1,000.00    0.91     977.70         4.50         1,020.45         4.60
----------------------------------------------------------------------------------------------
Class C          1,000.00    1.81     973.30         8.93         1,015.95         9.12
----------------------------------------------------------------------------------------------
Ohio
----------------------------------------------------------------------------------------------
Class A          1,000.00    0.91     976.90         4.50         1,020.45         4.60
----------------------------------------------------------------------------------------------
Class C          1,000.00    1.81     972.70         8.93         1,015.95         9.12
----------------------------------------------------------------------------------------------
Oregon
----------------------------------------------------------------------------------------------
Class A          1,000.00    0.94     982.50         4.66         1,020.30         4.75
----------------------------------------------------------------------------------------------
Class C          1,000.00    1.84     978.10         9.10         1,015.80         9.27
----------------------------------------------------------------------------------------------
South Carolina
----------------------------------------------------------------------------------------------
Class A          1,000.00    0.91     970.40         4.48         1,020.45         4.60
----------------------------------------------------------------------------------------------
Class C          1,000.00    1.81     966.10         8.90         1,015.95         9.12
----------------------------------------------------------------------------------------------

--------
* Expenses of Class C shares differ from the expenses of Class A shares due to the differences in 12b-1 fees paid by each share class. See the Fund's prospectus for a description of each share class and its expenses and sales charges.
** Expenses are equal to the Fund's annualized expense ratios based on actual expenses for the period April 1, 2008 to September 30, 2008, multiplied by the average account value over the period, multiplied by 183/366 (number of days in the period).

Portfolios of Investments
September 30, 2008

National Fund
-----------------------------------------------------------------------------------------------------------
                            Face
State                      Amount                   Municipal Bonds                  Rating+      Value
-----------------------------------------------------------------------------------------------------------
Alaska -- 0.2%           $  135,000  Alaska Housing Finance Corporation Mortgage
                                     Rev., 5.75% due 6/1/2024*                          Aaa    $   135,909
-----------------------------------------------------------------------------------------------------------
Arizona -- 2.4%           1,500,000  Arizona Transportation Board Transportation
                                     Excise Tax Rev.
                                     (Maricopa County Regional Area Road Fund), 5%
                                     due 7/1/2025                                       Aa2      1,440,660
-----------------------------------------------------------------------------------------------------------
California -- 6.0%        1,000,000  California State GOs, 5.50% due 3/1/2027            A1      1,000,680
-----------------------------------------------------------------------------------------------------------
                          2,585,000  East Bay Municipal Utility District, CA
                                     (Wastewater System Rev.), 5% due 6/1/2024          Aa3      2,510,991
-----------------------------------------------------------------------------------------------------------
Florida -- 3.7%           1,000,000  Orange County, FL Health Facilities Authority
                                     Hospital Rev.
                                     (Orlando Regional Healthcare System), 5.25%
                                     due 10/1/2035                                       A2        840,770
-----------------------------------------------------------------------------------------------------------
                          1,400,000  South Florida Water Management District
                                     (Certificates of Participation), 5% due
                                     10/1/2026                                          Aa3      1,314,558
-----------------------------------------------------------------------------------------------------------
Illinois -- 1.7%          1,000,000  Cook County, IL GOs, 5% due 11/15/2022             Aa2        978,440
-----------------------------------------------------------------------------------------------------------
Maryland -- 4.6%          2,500,000  Maryland State GOs (Capital Improvements),
                                     5.25% due 3/1/2027                                 Aaa      2,695,500
-----------------------------------------------------------------------------------------------------------
Massachusetts -- 9.1%     2,335,000  Boston, MA GOs, 5% due 3/1/2022                    Aa1      2,348,940
-----------------------------------------------------------------------------------------------------------
                          3,000,000  Massachusetts State School Building Authority
                                     Dedicated Sales Tax Rev., 5% due 8/15/2023         Aaa      2,978,070
-----------------------------------------------------------------------------------------------------------
New York -- 1.8%          1,000,000  New York State Urban Development Corporation
                                     Rev. (Service Contract), 5% due 1/1/2018           Aaa      1,036,670
-----------------------------------------------------------------------------------------------------------
North Carolina -- 4.2%    2,000,000  North Carolina Eastern Municipal Power Agency
                                     Power System Rev., 5.25% due 1/1/2020              Aa3      1,943,580
-----------------------------------------------------------------------------------------------------------
                            500,000  North Carolina Municipal Power Agency Rev.
                                     (Catawba Electric), 5.25% due 1/1/2020              A2        496,605
-----------------------------------------------------------------------------------------------------------
Puerto Rico -- 1.6%       1,000,000  Puerto Rico Electric Power Authority Rev.,
                                     5.375% due 7/1/2023                                 A3        942,080
-----------------------------------------------------------------------------------------------------------
Tennessee -- 3.1%         2,000,000  Shelby County, TN Health, Educational and
                                     Housing Facility Board Rev.
                                     (St. Jude Children's Research Hospital), 5%
                                     due 7/1/2026                                       Aa2      1,821,860
-----------------------------------------------------------------------------------------------------------
Texas -- 20.6%            2,500,000  Austin, TX Electric Utility Rev., 5% due
                                     11/15/2020                                         Aa3      2,472,100
-----------------------------------------------------------------------------------------------------------
                          3,700,000  Harris County, TX Health Facilities
                                     Development Corp. Hospital Rev.
                                     (St. Luke's Episcopal Hospital Project),
                                     6.75% due 2/15/2021++                              AAA++    3,710,101
-----------------------------------------------------------------------------------------------------------
                          4,750,000  Potter County, TX Industrial Development
                                     Corp. Pollution Control Rev.
                                     (Southwestern Public Service Company
                                     Project), 5.75% due 9/1/2016                       Aa3      4,758,312
-----------------------------------------------------------------------------------------------------------
                          1,055,000  San Antonio, TX Electric & Gas Rev., 5.50%
                                     due 2/1/2020o                                      AAA++    1,134,209
-----------------------------------------------------------------------------------------------------------
Utah -- 4.1%                500,000  Intermountain Power Agency Subordinated Power
                                     Supply Rev., 5.25% due 7/1/2022                     A1        492,740
-----------------------------------------------------------------------------------------------------------
                          2,000,000  Utah Transit Authority Sales Tax Rev., 5% due
                                     6/15/2025                                          Aa3      1,938,180
-----------------------------------------------------------------------------------------------------------
Washington -- 3.8%        2,500,000  Chelan County, WA Public Utility District No.
                                     1 (Chelan Hydro Consolidated System Rev.),
                                     5.60% due 1/1/2036*                                Aa2      2,261,175
-----------------------------------------------------------------------------------------------------------
Wisconsin -- 14.1%        6,000,000  La Crosse, WI Resource Recovery Rev.
                                     (Northern States Power Company Project),
                                     6% due 11/1/2021*                                   A3      5,543,940
-----------------------------------------------------------------------------------------------------------
                          2,500,000  Wisconsin Health and Educational Facilities
                                     Authority Rev.
                                     (Wheaton Franciscan Services, Inc.), 5.75%
                                     due 8/15/2030o                                     AAA++    2,724,351
-----------------------------------------------------------------------------------------------------------
Total Municipal Bonds (Cost $49,893,912) -- 81.0%                                               47,520,421
-----------------------------------------------------------------------------------------------------------

                                           Short-Term Holdings
-----------------------------------------------------------------------------------------------------------
California -- 1.5%          900,000  California Infrastructure & Economic
                                     Development Bank Rev. Series B
                                     (J. Paul Getty Trust), VRDN, due 4/1/2033       VMIG 1        900,000
-----------------------------------------------------------------------------------------------------------
Kansas -- 1.4%              800,000  Kansas Development Finance Authority Rev.
                                     (Sisters of Charity), VRDN, due 12/1/2019       VMIG 1        800,000
-----------------------------------------------------------------------------------------------------------
Massachusetts -- 3.3%     1,900,000  Massachusetts State Development Finance
                                     Agency Rev. (Harvard University),
                                     VRDN, due 7/15/2036                             VMIG 1      1,900,000
-----------------------------------------------------------------------------------------------------------
Montana -- 1.5%             900,000  Montana Facilities Finance Authority Rev.
                                     (Sisters of Charity), VRDN, due 12/1/2025       VMIG 1        900,000
-----------------------------------------------------------------------------------------------------------
New York -- 0.5%            300,000  New York City, NY GOs, VRDN, due 8/1/2015       VMIG 1        300,000
-----------------------------------------------------------------------------------------------------------

--------
See footnotes on page 33.

Portfolios of Investments
September 30, 2008

National Fund (continued)
---------------------------------------------------------------------------------------------------
                         Face
State                   Amount                Short-Term Holdings               Rating+    Value
---------------------------------------------------------------------------------------------------
Tennessee -- 8.9%     $5,000,000 Shelby County, TN Health, Educational and
                                 Housing Facility Board Rev. (St. Jude
                                 Children's Research Hospital), 5.375% due
                                 7/1/2024o                                           NR $ 5,203,300
---------------------------------------------------------------------------------------------------
Wyoming -- 1.5%          900,000 Lincoln County, WY Pollution Control Rev.
                                 (Exxon Project), VRDN, due 11/1/2014               P-1     900,000
---------------------------------------------------------------------------------------------------
Total Short-Term Holdings (Cost $10,562,779) -- 18.6%                                    10,903,300
---------------------------------------------------------------------------------------------------
Total Investments (Cost $60,456,691) -- 99.6%                                            58,423,721
---------------------------------------------------------------------------------------------------
Other Assets Less Liabilities -- 0.4%                                                       206,310
---------------------------------------------------------------------------------------------------
Net Assets -- 100.0%                                                                    $58,630,031
---------------------------------------------------------------------------------------------------

Colorado Fund
---------------------------------------------------------------------------------------------------
    Face
   Amount                             Municipal Bonds                          Rating+     Value
---------------------------------------------------------------------------------------------------
  $  485,000 Colorado Educational & Cultural Facilities Authority Rev.
             (University of Denver Project), 5.375% due 3/1/2023o                 Aa3   $   512,873
---------------------------------------------------------------------------------------------------
     515,000 Colorado Educational & Cultural Facilities Authority Rev.
             (University of Denver Project), 5.375% due 3/1/2023o                 Aa3       544,597
---------------------------------------------------------------------------------------------------
   1,070,000 Colorado Health Facilities Authority Rev. (Evangelical
             Lutheran Good Samaritan Society Project), 6.90%
             due 12/1/2025o                                                        A3     1,183,730
---------------------------------------------------------------------------------------------------
     680,000 Colorado Health Facilities Authority Rev. (Evangelical
             Lutheran Good Samaritan Society Project), 6.90% due
             12/1/2025                                                             A3       703,467
---------------------------------------------------------------------------------------------------
   2,250,000 Colorado Health Facilities Authority Rev. (Sisters of
             Charity of Leavenworth Health Services Corporation),
             5% due 12/1/2025                                                     Aa2     2,008,485
---------------------------------------------------------------------------------------------------
   1,250,000 Colorado State University Enterprise System Rev., 5% due
             3/1/2027                                                             Aaa     1,190,650
---------------------------------------------------------------------------------------------------
      45,000 Colorado Water Resources & Power Development Authority
             (Clean Water Rev.), 5% due 9/1/2021                                  Aaa        45,119
---------------------------------------------------------------------------------------------------
   1,560,000 Colorado Water Resources & Power Development Authority
             (Clean Water Rev.), 5% due 9/1/2021o                                 Aaa     1,646,814
---------------------------------------------------------------------------------------------------
      40,000 Colorado Water Resources & Power Development Authority
             (Clean Water Rev.), 6.875% due 9/1/2011                              Aaa        40,123
---------------------------------------------------------------------------------------------------
   2,000,000 Denver, CO City & County Certificates of Participation,
             5.50% due 12/1/2025o                                                 AAA++   2,138,480
---------------------------------------------------------------------------------------------------
     400,000 Denver, CO City & County GOs (Justice System Facilities
             and Zoo Bonds), 5% due 8/1/2021                                      Aa1       401,120
---------------------------------------------------------------------------------------------------
   1,000,000 Denver, CO City & County GOs (Justice System Facilities
             and Zoo Bonds), 5% due 8/1/2025                                      Aa1       977,670
---------------------------------------------------------------------------------------------------
   1,075,000 Denver, CO City & County School District GOs, 5% due
             12/1/2023o                                                           Aa3     1,118,516
---------------------------------------------------------------------------------------------------
   1,250,000 Douglas County, CO School District GOs (Douglas & Elbert
             Counties), 5% due 12/15/2023                                         Aa3     1,216,163
---------------------------------------------------------------------------------------------------
   2,250,000 Jefferson County, CO Open Space Sales Tax Rev., 5% due
             11/1/2019                                                            Aa3     2,253,915
---------------------------------------------------------------------------------------------------
   1,000,000 Platte River Power Authority, CO Power Rev., 5% due
             6/1/2018                                                             Aaa     1,025,770
---------------------------------------------------------------------------------------------------
   1,750,000 Regional Transportation District, CO Sales Tax Rev., 5%
             due 11/1/2024o                                                       AAA++   1,872,115
---------------------------------------------------------------------------------------------------
   1,000,000 Regional Transportation District, CO Sales Tax Rev.,
             5.25% due 11/1/2024                                                  Aa3       995,650
---------------------------------------------------------------------------------------------------
   1,000,000 University of Colorado Enterprise System Rev., 5% due
             6/1/2023                                                             Aa3       968,610
---------------------------------------------------------------------------------------------------
   1,750,000 University of Colorado Enterprise System Rev., 5.125% due
             6/1/2028o                                                            Aa3     1,876,892
---------------------------------------------------------------------------------------------------
   1,000,000 University of Colorado Hospital Authority Rev., 5.25% due
             11/15/2022                                                           Aa3       943,710
---------------------------------------------------------------------------------------------------
   2,000,000 Virgin Islands Public Finance Authority Rev., 5.50% due
             10/1/2022                                                            BBB++   1,880,920
---------------------------------------------------------------------------------------------------
   1,240,000 Westminster, CO Special Purpose Sales & Use Tax Rev.
             (Post Project), 5% due 12/1/2023                                     Aaa     1,200,209
---------------------------------------------------------------------------------------------------
Total Municipal Bonds (Cost $26,836,282) -- 88.3%                                        26,745,598
---------------------------------------------------------------------------------------------------

                                    Short-Term Holdings
---------------------------------------------------------------------------------------------------
   1,640,000 Colorado Health Facilities Authority Hospital Improvement
             Rev. (NCMC, Inc. Project), 5.75% due 5/15/2024o                      Aaa     1,691,347
---------------------------------------------------------------------------------------------------
     500,000 Massachusetts State GOs, VRDN, due 3/1/2026                       VMIG 1       500,000
---------------------------------------------------------------------------------------------------
     500,000 Missouri State Health & Educational Facilities Authority
             Rev. (Washington University), VRDN due 2/15/2034                  VMIG 1       500,000
---------------------------------------------------------------------------------------------------
     250,000 Northglenn, CO GOs, Joint Water & Wastewater Utility,
             6.80% due 12/1/2008++                                                Aaa       251,628
---------------------------------------------------------------------------------------------------
Total Short-Term Holdings (Cost $2,852,370) -- 9.7%                                       2,942,975
---------------------------------------------------------------------------------------------------
Total Investments (Cost $29,688,652) -- 98.0%                                            29,688,573
---------------------------------------------------------------------------------------------------
Other Assets Less Liabilities -- 2.0%                                                       613,388
---------------------------------------------------------------------------------------------------
Net Assets -- 100.0%                                                                    $30,301,961
---------------------------------------------------------------------------------------------------

--------
See footnotes on page 33.

Portfolios of Investments
September 30, 2008

Georgia Fund
--------------------------------------------------------------------------------------------
    Face
   Amount                         Municipal Bonds                       Rating+     Value
--------------------------------------------------------------------------------------------
  $2,000,000 Atlanta, GA Airport Rev., 5.625% due 1/1/2030*                 A1   $ 1,772,400
--------------------------------------------------------------------------------------------
   1,000,000 Atlanta, GA Water & Wastewater Rev., 5.75% due 11/1/2025      Aaa     1,002,100
--------------------------------------------------------------------------------------------
     500,000 Augusta, GA Water & Sewer Rev., 5% due 10/1/2022              Aaa       490,385
--------------------------------------------------------------------------------------------
   1,250,000 Barnesville-Lamar County, GA Industrial Development
             Authority Rev. (Gordon College Properties Foundation),
             5% due 8/1/2025                                                A3     1,101,650
--------------------------------------------------------------------------------------------
   1,250,000 Cartersville, GA Development Authority Rev. Water &
             Wastewater Facilities (Anheuser-Busch), 5.95% due
             2/1/2032*                                                    Baa2     1,125,088
--------------------------------------------------------------------------------------------
   1,000,000 Cartersville, GA Development Authority Rev. Water &
             Wastewater Facilities (Anheuser-Busch), 7.40% due
             11/1/2010*                                                   Baa2     1,050,020
--------------------------------------------------------------------------------------------
   1,270,000 Fulton County, GA Development Authority Rev. (Georgia
             Technology Athletic Association), 5.125% due 10/1/2032        Aa3     1,202,106
--------------------------------------------------------------------------------------------
   1,615,000 Georgia Housing & Finance Authority Rev. (Single Family
             Mortgage), 5.20% due 6/1/2029*                                Aa2     1,399,381
--------------------------------------------------------------------------------------------
   1,500,000 Georgia State GOs, 5.50% due 7/1/2017                         Aaa     1,595,595
--------------------------------------------------------------------------------------------
   1,250,000 Gwinnett County, GA Hospital Authority GOs (Gwinnett
             Hopsital System, Inc. Project), 5% due 10/1/2029              Aa1     1,133,700
--------------------------------------------------------------------------------------------
   1,000,000 Gwinnett County, GA School District GOs, 6.40% due
             2/1/2012                                                      Aaa     1,102,910
--------------------------------------------------------------------------------------------
   1,040,000 Henry County, GA School District GOs, 6.45% due 8/1/2011      Aa3     1,103,461
--------------------------------------------------------------------------------------------
   1,250,000 Hospital Authority of Valdosta and Lowndes County, GA
             Rev. Certificates (South Georgia Medical Center Project),
             5.25% due 10/1/2027                                           Aa3     1,140,587
--------------------------------------------------------------------------------------------
   1,000,000 Metropolitan Atlanta Rapid Transit Authority, GA Sales
             Tax Rev., 5.25% due 7/1/2026                                  Aa3       977,340
--------------------------------------------------------------------------------------------
     500,000 Metropolitan Atlanta Rapid Transit Authority, GA Sales
             Tax Rev., 6.25% due 7/1/2018                                  Aa3       552,845
--------------------------------------------------------------------------------------------
   1,500,000 Private Colleges & Universities Authority Rev., GA
             (Mercer University Project), 6.50% due 11/l/2015++             A2     1,693,950
--------------------------------------------------------------------------------------------
   1,250,000 Savannah, GA Economic Development Authority Pollution
             Control Rev. (International Paper Company Projects),
             4.95% due 5/1/2021                                           Baa3     1,029,787
--------------------------------------------------------------------------------------------
   1,000,000 Upper Oconee Basin Water Authority, GA Rev., 5% due
             7/1/2024                                                       A1       965,040
--------------------------------------------------------------------------------------------
Total Municipal Bonds (Cost $21,598,573) -- 87.2%                                 20,438,345
--------------------------------------------------------------------------------------------

                                    Short-Term Holdings
--------------------------------------------------------------------------------------------
     560,000 Atlanta, GA Water & Wastewater Rev., 5% due 11/1/2038o        AAA++     573,737
--------------------------------------------------------------------------------------------
     200,000 California Infrastructure & Economic Development Bank
             Rev. Series B (J. Paul Getty Trust), VRDN, due 4/1/2033    VMIG 1       200,000
--------------------------------------------------------------------------------------------
   1,750,000 Gwinnett County, GA Water & Sewerage Authority Rev.,
             5.30% due 8/1/2022o                                           AAA++   1,810,690
--------------------------------------------------------------------------------------------
     100,000 Montgomery County, MD GOs, VRDN, due 6/1/2026              VMIG 1       100,000
--------------------------------------------------------------------------------------------
     100,000 Port Authority of New York & New Jersey Special
             Obligation Rev., VRDN, due 5/1/2019                        VMIG 1       100,000
--------------------------------------------------------------------------------------------
Total Short-Term Holdings (Cost $2,679,074) -- 11.9%                               2,784,427
--------------------------------------------------------------------------------------------
Total Investments (Cost $24,277,647) -- 99.1%                                     23,222,772
--------------------------------------------------------------------------------------------
Other Assets Less Liabilities -- 0.9%                                                213,370
--------------------------------------------------------------------------------------------
Net Assets -- 100.0%                                                             $23,436,142
--------------------------------------------------------------------------------------------

--------
See footnotes on page 33.

Portfolios of Investments
September 30, 2008

Louisiana Fund
--------------------------------------------------------------------------------------------
    Face
   Amount                         Municipal Bonds                       Rating+     Value
--------------------------------------------------------------------------------------------
  $  900,000 Baton Rouge, LA Public Improvement Sales Tax Rev., 5% due
             8/1/2024                                                      Aaa   $   871,244
--------------------------------------------------------------------------------------------
   2,500,000 Calcasieu Parish, LA Industrial Development Board (Conoco
             Inc. Project), 5.75% due 12/1/2026*                            A1     2,399,150
--------------------------------------------------------------------------------------------
     470,000 East Baton Rouge Parish, LA Mortgage Finance Authority
             (Single Family Mortgage Rev.), 5.40% due 10/1/2025            Aaa       459,777
--------------------------------------------------------------------------------------------
   1,000,000 Jefferson Parish, LA Hospital Service District Rev., 5%
             due 7/1/2028                                                  Aaa       922,020
--------------------------------------------------------------------------------------------
   1,000,000 Jefferson Parish, LA Special Sales Tax Rev., 5.25% due
             12/1/2020                                                     Aa3     1,010,370
--------------------------------------------------------------------------------------------
   1,000,000 Lafayette Parish, LA School Board Public School Rev., 5%
             due 4/1/2019                                                  Aaa     1,014,550
--------------------------------------------------------------------------------------------
   1,000,000 Lafayette, LA Public Improvement Sales Tax Rev., 5% due
             5/1/2021                                                      Aa3       988,650
--------------------------------------------------------------------------------------------
   1,045,000 Louisiana Housing Finance Agency Single Family Mortgage
             Rev. (Home Ownership Program), 4.875% due 12/1/2023           Aaa       980,356
--------------------------------------------------------------------------------------------
   1,000,000 Louisiana Public Facilities Authority Rev. (Tulane
             University of Louisiana Project), 5% due 2/15/2026             A2       940,180
--------------------------------------------------------------------------------------------
   1,000,000 Louisiana Public Facilities Authority Rev. (Hurricane
             Recovery Program), 5% due 6/1/2020                            Aa3       960,520
--------------------------------------------------------------------------------------------
   1,000,000 Louisiana State University Agricultural & Mechanical
             College Auxiliary Rev., 5% due 7/1/2027                       Aaa       936,310
--------------------------------------------------------------------------------------------
   2,250,000 New Orleans, LA Public Improvement GOs, 5.35% due
             12/1/2031                                                    Baa3     1,991,610
--------------------------------------------------------------------------------------------
   2,500,000 Ouachita Parish, LA Hospital Service District Rev.
             (Glenwood Regional Medical Center), 5.75% due 5/15/2021o      Aaa     2,625,900
--------------------------------------------------------------------------------------------
   1,250,000 Port of New Orleans, LA Port Facility Rev., 5% due
             4/1/2032*                                                      A2     1,021,800
--------------------------------------------------------------------------------------------
   1,000,000 St. Tammany Parish Wide School District No.12, LA, 4.50%
             due 3/1/2023                                                  Aaa       904,530
--------------------------------------------------------------------------------------------
   1,030,000 Sulphur, LA Housing & Mortgage Finance Trust (Residential
             Mortgage Rev.), 7.25% due 12/1/2010++                          NR     1,088,371
--------------------------------------------------------------------------------------------
Total Municipal Bonds (Cost $20,271,258) -- 78.1%                                 19,115,338
--------------------------------------------------------------------------------------------

                                    Short-Term Holdings
--------------------------------------------------------------------------------------------
     200,000 California Infrastructure & Economic Development Bank
             Rev. Series B (J. Paul Getty Trust), VRDN, due 4/1/2033    VMIG 1       200,000
--------------------------------------------------------------------------------------------
   1,000,000 Connecuticut State Health & Education Rev. (Yale
             University), VRDN, due 7/1/2035                            VMIG 1     1,000,000
--------------------------------------------------------------------------------------------
     100,000 Missouri State Health & Educational Facilities Authority
             Rev. (Washington University), VRDN due 2/15/2034           VMIG 1       100,000
--------------------------------------------------------------------------------------------
     100,000 New York City, NY GOs, VRDN, due 8/1/2017                  VMIG 1       100,000
--------------------------------------------------------------------------------------------
     900,000 New York City, NY Municipal Water Finance Authority
             (Water & Sewer System Rev.), VRDN, due 6/15/2033           VMIG 1       900,000
--------------------------------------------------------------------------------------------
   2,500,000 Shreveport, LA GOs, 5% due 3/1/2019o                           A3     2,528,050
--------------------------------------------------------------------------------------------
Total Short-Term Holdings (Cost $4,785,900) -- 19.7%                               4,828,050
--------------------------------------------------------------------------------------------
Total Investments (Cost $25,057,158) -- 97.8%                                     23,943,388
--------------------------------------------------------------------------------------------
Other Assets Less Liabilities -- 2.2%                                                545,551
--------------------------------------------------------------------------------------------
Net Assets -- 100.0%                                                             $24,488,939
--------------------------------------------------------------------------------------------

Maryland Fund
--------------------------------------------------------------------------------------------
    Face
   Amount                         Municipal Bonds                       Rating+     Value
--------------------------------------------------------------------------------------------
  $1,205,000 Anne Arundel County, MD Special Obligation Bonds (Arundel
             Mills Project), 5.125% due 7/1/2024                           Aa1   $ 1,195,264
--------------------------------------------------------------------------------------------
   1,500,000 Baltimore County, MD Consolidated Public Improvement GOs,
             5% due 9/1/2014                                               Aaa     1,611,510
--------------------------------------------------------------------------------------------
   1,500,000 Baltimore County, MD Rev. (Catholic Health Initiatives),
             5% due 9/1/2026                                               Aa2     1,357,995
--------------------------------------------------------------------------------------------
   2,500,000 Baltimore, MD Port Facilities Rev. (Consolidated Coal
             Sales Co. Project), 6.50% due 10/1/2011                         A++   2,502,875
--------------------------------------------------------------------------------------------
   2,000,000 Baltimore, MD Project Rev. (Water Projects), 5.50% due
             7/1/2026o                                                      A1     2,161,340
--------------------------------------------------------------------------------------------
   2,000,000 Baltimore, MD Wastewater Projects Rev., 5.125% due
             7/1/2042                                                       A1     1,854,780
--------------------------------------------------------------------------------------------
   1,000,000 Howard County, MD Consolidated Public Improvement GOs, 5%
             due 8/15/2020o                                                Aaa     1,064,890
--------------------------------------------------------------------------------------------
   2,375,000 Maryland Department of Transportation Project
             Certificates of Participation (Mass Transit
             Administration Project), 5.50% due 10/15/2025*                Aa2     2,182,767
--------------------------------------------------------------------------------------------
   1,500,000 Maryland Health & Higher Educational Facilities Authority
             Rev. (Anne Arundel Medical Center), 5.125% due 7/1/2028       Aaa     1,420,515
--------------------------------------------------------------------------------------------
   2,250,000 Maryland Health & Higher Educational Facilities Authority
             Rev. (Carroll County General Hospital), 6% due 7/1/2037      Baa1     2,104,155
--------------------------------------------------------------------------------------------
   2,000,000 Maryland Health & Higher Educational Facilities Authority
             Rev. (Johns Hopkins University), 5% due 7/1/2041              Aa2     1,848,760
--------------------------------------------------------------------------------------------

--------
See footnotes on page 33.

Portfolios of Investments
September 30, 2008

Maryland Fund (continued)
--------------------------------------------------------------------------------------------
    Face
   Amount                         Municipal Bonds                       Rating+     Value
--------------------------------------------------------------------------------------------
  $1,500,000 Montgomery County, MD GOs, 5% due 2/1/2017o                   Aaa   $ 1,601,175
--------------------------------------------------------------------------------------------
     450,000 Morgan State University, MD Academic and Auxiliary
             Facilities Fees Rev., 5% due 7/1/2032                          A1       415,841
--------------------------------------------------------------------------------------------
   2,000,000 Prince George's County, MD Consolidated Public
             Improvement GOs, 5% due 10/1/2019o                            AAA++   2,141,320
--------------------------------------------------------------------------------------------
   1,775,000 Puerto Rico Electric Power Authority Power Rev., 5.25%
             due 7/1/2031o                                                  A3     1,924,295
--------------------------------------------------------------------------------------------
   1,000,000 Puerto Rico Highway & Transportation Authority Rev.,
             5.375% due 7/1/2036o                                          AAA++   1,071,160
--------------------------------------------------------------------------------------------
   1,000,000 University System of Maryland Auxiliary Facility &
             Tuition Rev., 5% due 4/1/2013                                 Aa2     1,064,350
--------------------------------------------------------------------------------------------
   1,500,000 Washington Suburban Sanitation District, MD (Water Supply
             Bonds), 5% due 6/1/2018                                       Aaa     1,551,435
--------------------------------------------------------------------------------------------
Total Municipal Bonds (Cost $29,384,877) -- 88.9%                                 29,074,427
--------------------------------------------------------------------------------------------

                                    Short-Term Holdings
--------------------------------------------------------------------------------------------
   1,000,000 Kansas Development Finance Authority Rev. (Sisters of
             Charity), VRDN, due 12/1/2019                              VMIG 1     1,000,000
--------------------------------------------------------------------------------------------
   1,000,000 Lincoln County, WY Pollution Control Rev. (Exxon
             Project), VRDN, due 11/1/2014                                 P-1     1,000,000
--------------------------------------------------------------------------------------------
     500,000 Massachusetts State GOs, VRDN, due 3/1/2026                VMIG 1       500,000
--------------------------------------------------------------------------------------------
     290,000 New Jersey State Educational Facilities Authority Rev.
             (Princeton University), VRDN, due 7/1/2023                 VMIG 1       290,000
--------------------------------------------------------------------------------------------
Total Short-Term Holdings (Cost $2,790,000) -- 8.5%                                2,790,000
--------------------------------------------------------------------------------------------
Total Investments (Cost $32,174,877) -- 97.4%                                     31,864,427
--------------------------------------------------------------------------------------------
Other Assets Less Liabilities -- 2.6%                                                844,431
--------------------------------------------------------------------------------------------
Net Assets -- 100.0%                                                             $32,708,858
--------------------------------------------------------------------------------------------

Massachusetts Fund
--------------------------------------------------------------------------------------------
    Face
   Amount                         Municipal Bonds                       Rating+     Value
--------------------------------------------------------------------------------------------
  $2,330,000 Boston, MA GOs, 5% due 3/1/2022                               Aa1   $ 2,343,910
--------------------------------------------------------------------------------------------
   4,000,000 Boston, MA Water & Sewer Commission General Rev., 5.25%
             due 11/1/2019                                                 Aa2     4,241,480
--------------------------------------------------------------------------------------------
   3,000,000 Martha's Vineyard, MA Land Bank Rev., 5% due 5/1/2032         Aa3     2,903,010
--------------------------------------------------------------------------------------------
   1,000,000 Massachusetts Bay Transportation Authority Rev., 5% due
             7/1/2024                                                      Aa2       977,540
--------------------------------------------------------------------------------------------
     500,000 Massachusetts Development Finance Agency Rev.
             (Massachusetts College of Pharmacy & Allied Health
             Sciences), 5.75% due 7/1/2033o                                 A3       554,700
--------------------------------------------------------------------------------------------
   1,500,000 Massachusetts Health & Educational Facilities Authority
             Rev. (Berklee College of Music), 5% due 10/1/2021              A2     1,448,940
--------------------------------------------------------------------------------------------
   4,000,000 Massachusetts Health & Educational Facilities Authority
             Rev. (Harvard University), 6% due 7/1/2035o                   Aaa     4,274,600
--------------------------------------------------------------------------------------------
   4,890,000 Massachusetts Health & Educational Facilities Authority
             Rev. (Partners Healthcare System), 5.375% due 7/1/2024        Aa2     4,881,834
--------------------------------------------------------------------------------------------
   1,845,000 Massachusetts Health & Educational Facilities Authority
             Rev. (South Shore Hospital), 5.75% due 7/1/2029                A3     1,704,116
--------------------------------------------------------------------------------------------
   2,140,000 Massachusetts Housing Finance Agency Rev. (Rental Housing
             Mortgage), 5.50% due 7/1/2030*                                Aa3     2,156,392
--------------------------------------------------------------------------------------------
   1,000,000 Massachusetts Housing Finance Agency Single Family
             Housing Rev., 5.125% due 12/1/2028                            Aa2       931,510
--------------------------------------------------------------------------------------------
   2,500,000 Massachusetts State Consolidated Loan GOs, 5.875% due
             2/1/2020o                                                     AAA++   2,636,075
--------------------------------------------------------------------------------------------
   2,000,000 Massachusetts State School Building Authority Dedicated
             Sales Tax Rev., 5% due 8/15/2023                              Aaa     1,985,380
--------------------------------------------------------------------------------------------
   1,000,000 Massachusetts Water Pollution Abatement Trust Pool
             Program, 5.50% due 8/1/2029                                   Aaa     1,002,340
--------------------------------------------------------------------------------------------
   4,500,000 Massachusetts Water Resources Authority Rev., 5.75% due
             8/1/2039o                                                     Aa2     4,754,655
--------------------------------------------------------------------------------------------
   4,000,000 Puerto Rico Highway & Transportation Authority Rev.,
             5.50% due 7/1/2036o                                           Aaa     4,421,560
--------------------------------------------------------------------------------------------
   2,500,000 Route 3 North Transportation Improvement Association, MA
             Lease Rev., 5.375% due 6/15/2033o                             Aa3     2,618,475
--------------------------------------------------------------------------------------------
Total Municipal Bonds (Cost $42,225,501) -- 74.2%                                 43,836,517
--------------------------------------------------------------------------------------------

--------
See footnotes on page 33.

Portfolios of Investments
September 30, 2008

Massachusetts Fund (continued)
--------------------------------------------------------------------------------------------
    Face
   Amount                       Short-Term Holdings                     Rating+     Value
--------------------------------------------------------------------------------------------
  $1,500,000 Connecticut State Health & Educational Facilities
             Authority Rev.Series V-2 (Yale University), VRDN, due
             7/1/2036                                                   VMIG 1   $ 1,500,000
--------------------------------------------------------------------------------------------
     900,000 Lincoln County, WY Pollution Control Rev. Series A (Exxon
             Project), VRDN, due 11/1/2014                                 P-1       900,000
--------------------------------------------------------------------------------------------
   5,000,000 Massachusetts Bay Transportation Authority, MA General
             Transportation System Rev., 5.75% due 3/1/2026o               AAA++   5,120,100
--------------------------------------------------------------------------------------------
   3,155,000 Massachusetts Health & Educational Facilities Authority
             Rev. (South Shore Hospital), 5.75% due 7/1/2029o               A-++   3,261,576
--------------------------------------------------------------------------------------------
     950,000 Missouri State Health & Educational Facilities Authority
             Rev. (Washington University), VRDN due 2/15/2034           VMIG 1       950,000
--------------------------------------------------------------------------------------------
     600,000 Montana Facilities Finance Authority Rev. (Sisters of
             Charity), VRDN, due 12/1/2025                              VMIG 1       600,000
--------------------------------------------------------------------------------------------
     500,000 Montgomery County, MD GOs, VRDN, due 6/1/2026              VMIG 1       500,000
--------------------------------------------------------------------------------------------
   1,000,000 New York City, NY GOs, VRDN, due 10/1/2023                 VMIG 1     1,000,000
--------------------------------------------------------------------------------------------
   1,000,000 New York City, NY Municipal Water Finance Authority
             (Water & Sewer System Rev.), VRDN, due 6/15/2033           VMIG 1     1,000,000
--------------------------------------------------------------------------------------------
Total Short-Term Holdings (Cost $14,465,288) -- 25.1%                             14,831,676
--------------------------------------------------------------------------------------------
Total Investments (Cost $56,690,789) -- 99.3%                                     58,668,193
--------------------------------------------------------------------------------------------
Other Assets Less Liabilities -- 0.7%                                                439,670
--------------------------------------------------------------------------------------------
Net Assets -- 100.0%                                                             $59,107,863
--------------------------------------------------------------------------------------------

Michigan Fund
--------------------------------------------------------------------------------------------
    Face
   Amount                         Municipal Bonds                       Rating+     Value
--------------------------------------------------------------------------------------------
  $1,280,000 Board of Regents of Eastern Michigan University General
             Rev., 5.625% due 6/1/2030o                                     A2   $ 1,342,502
--------------------------------------------------------------------------------------------
     530,000 Canton Charter Township, MI GOs, 5% due 4/1/2021              Aaa       525,771
--------------------------------------------------------------------------------------------
   2,000,000 Capital Region Airport Authority, MI Airport Rev., 5.25%
             due 7/1/2021*                                                  A2     1,790,100
--------------------------------------------------------------------------------------------
   3,000,000 Detroit, MI Sewage Disposal System Rev. (Senior Lien),
             5.25% due 7/1/2023                                             A2     2,898,150
--------------------------------------------------------------------------------------------
   1,290,000 Detroit, MI Water Supply System Rev., 5% due 7/1/2027          A2     1,176,983
--------------------------------------------------------------------------------------------
   1,170,000 Detroit, MI Water Supply System Rev., 6.25% due 7/1/2012++     A2     1,238,375
--------------------------------------------------------------------------------------------
   3,000,000 Forest Hills, MI Public Schools GOs, 5.50% due 5/1/2021o      Aa2     3,137,790
--------------------------------------------------------------------------------------------
     110,000 Grand Traverse County, MI Hospital Finance Authority Rev.
             (Munson Healthcare Obligated Group), 5% due 7/1/2028          Aa3       102,536
--------------------------------------------------------------------------------------------
   1,285,000 Kalamazoo, MI Public Schools (School Building and Site
             Bonds), 5% due 5/1/2024                                       Aaa     1,239,113
--------------------------------------------------------------------------------------------
   2,000,000 Michigan Comprehensive Transportation Rev., 5% due
             5/15/2024                                                     Aaa     1,928,420
--------------------------------------------------------------------------------------------
   2,000,000 Michigan Comprehensive Transportation Rev., 5.25% due
             5/15/2022                                                     Aaa     2,026,340
--------------------------------------------------------------------------------------------
   3,000,000 Michigan Hospital Finance Authority Rev. (Sparrow
             Obligated Group), 5% due 11/15/2026                            A1     2,683,230
--------------------------------------------------------------------------------------------
   3,850,000 Michigan Municipal Bond Authority State Revolving Fund
             Rev. (Drinking Water Bonds), 5% due 10/1/2022                 Aaa     3,842,300
--------------------------------------------------------------------------------------------
   1,500,000 Michigan Public Power Agency Rev. (Belle River Project),
             5.25% due 1/1/2017                                             A1     1,582,020
--------------------------------------------------------------------------------------------
   1,150,000 Michigan Public Power Agency Rev. (Belle River Project),
             5.25% due 1/1/2018                                             A1     1,202,199
--------------------------------------------------------------------------------------------
   1,000,000 Michigan State and Redevco, Inc. Certificates of
             Participation, 5.50% due 6/1/2027o                            Aa3     1,047,980
--------------------------------------------------------------------------------------------
     750,000 Michigan State Hospital Finance Authority Hospital Rev.
             (Henry Ford Health System), 5% due 11/15/2018                  A1       712,365
--------------------------------------------------------------------------------------------
   1,000,000 Michigan State Hospital Finance Authority Hospital Rev.
             (Henry Ford Health System), 5% due 11/15/2019                  A1       936,190
--------------------------------------------------------------------------------------------
   6,000,000 Michigan State Hospital Finance Authority Rev. (Ascension
             Health Credit Group), 6.125% due 11/15/2026o                  AAA++   6,301,380
--------------------------------------------------------------------------------------------
   5,250,000 Michigan State Hospital Finance Authority Rev. (Mercy
             Health Services Obligated Group), 5.75% due 8/15/2026++        NR     5,283,180
--------------------------------------------------------------------------------------------
   4,000,000 Michigan State Hospital Finance Authority Rev. (Oakwood
             Obligated Group), 5.125% due 8/15/2025                        Aaa     3,861,760
--------------------------------------------------------------------------------------------
   4,000,000 Michigan State Hospital Finance Authority Rev. (Trinity
             Health Credit Group), 5% due 12/1/2026                        Aa2     3,548,560
--------------------------------------------------------------------------------------------
   5,000,000 Michigan State Trunk Line Rev., 5% due 11/1/2026              Aa3     4,821,000
--------------------------------------------------------------------------------------------
   2,000,000 Puerto Rico Electric Power Authority Rev., 5% due 7/1/2024     A3     1,801,600
--------------------------------------------------------------------------------------------
   2,000,000 Puerto Rico Electric Power Authority Rev., 5.25% due
             7/1/2021                                                       A2     1,983,340
--------------------------------------------------------------------------------------------
     500,000 Puerto Rico Highway & Transportation Authority Rev.,
             5.50% due 7/1/2020                                             A2       487,920
--------------------------------------------------------------------------------------------
   2,500,000 Puerto Rico Infrastructure Financing Authority GOs, 5.50%
             due 10/1/2040                                                 Aaa     2,514,400
--------------------------------------------------------------------------------------------
   5,000,000 Walled Lake, MI Consolidated School District GOs, 5.50%
             due 5/1/2022o                                                 Aa3     5,229,650
--------------------------------------------------------------------------------------------
Total Municipal Bonds (Cost $67,246,150) -- 95.8%                                 65,245,154
--------------------------------------------------------------------------------------------

--------
See footnotes on page 33.

Portfolios of Investments
September 30, 2008

Michigan Fund (continued)
--------------------------------------------------------------------------------------------
    Face
   Amount                       Short-Term Holdings                     Rating+     Value
--------------------------------------------------------------------------------------------
  $  300,000 California Infrastructure & Economic Development Bank
             Rev. Series B (J. Paul Getty Trust), VRDN, due 4/01/2033   VMIG 1   $   300,000
--------------------------------------------------------------------------------------------
     200,000 Connecticut State Health & Education Rev. (Yale
             University), VRDN, due 7/1/2035                            VMIG 1       200,000
--------------------------------------------------------------------------------------------
   1,000,000 Massachusetts State Development Finance Agency Rev.
             (Harvard University), VRDN, due 7/15/2036                  VMIG 1     1,000,000
--------------------------------------------------------------------------------------------
     300,000 Montgomery County, MD GOs, VRDN, due 6/1/2026              VMIG 1       300,000
--------------------------------------------------------------------------------------------
     130,000 New Jersey State Educational Facilities Authority Rev.
             (Princeton University), VRDN, due 7/1/2023                 VMIG 1       130,000
--------------------------------------------------------------------------------------------
Total Short-Term Holdings (Cost $1,930,000) -- 2.8%                                1,930,000
--------------------------------------------------------------------------------------------
Total Investments (Cost $69,176,150) -- 98.6%                                     67,175,154
--------------------------------------------------------------------------------------------
Other Assets Less Liabilities -- 1.4%                                                945,787
--------------------------------------------------------------------------------------------
Net Assets -- 100.0%                                                             $68,120,941
--------------------------------------------------------------------------------------------

Minnesota Fund
--------------------------------------------------------------------------------------------
    Face
   Amount                         Municipal Bonds                       Rating+     Value
--------------------------------------------------------------------------------------------
  $1,000,000 Anoka County, MN GOs, 5% due 2/1/2023                         Aa2   $   983,860
--------------------------------------------------------------------------------------------
   2,000,000 Dakota County, MN Community Development Agency GOs, 5.25%
             due 1/1/2019                                                  Aaa     2,027,860
--------------------------------------------------------------------------------------------
   4,000,000 Metropolitan Council (Minneapolis-Saint Paul Metropolitan
             Area), MN General Obligation Waste Water Rev.,
             5% due 5/1/2025                                               Aaa     3,955,400
--------------------------------------------------------------------------------------------
   5,000,000 Minneapolis & Saint Paul, MN Metropolitan Airports
             Commission Rev., 5.75% due 1/1/2032o                          AA-++   5,237,900
--------------------------------------------------------------------------------------------
   2,045,000 Minneapolis, MN GOs, 5% due 12/1/2016                         Aa1     2,125,471
--------------------------------------------------------------------------------------------
     395,000 Minneapolis, MN GOs, 5% due 12/1/2016o                        Aa1       417,436
--------------------------------------------------------------------------------------------
   1,175,000 Minnesota Agricultural & Economic Development Board Rev.
             (Evangelical Lutheran Good Samaritan Society Project),
             5.15% due 12/1/2022                                           Aa3     1,135,920
--------------------------------------------------------------------------------------------
   3,000,000 Minnesota GOs, 5% due 6/1/2020                                Aa1     3,060,690
--------------------------------------------------------------------------------------------
   3,500,000 Minnesota Higher Education Facilities Authority Rev. (St.
             John's University), 5% due 10/1/2022                           A2     3,357,025
--------------------------------------------------------------------------------------------
   3,040,000 Minnesota Higher Education Facilities Authority Rev. (St.
             Olaf College ), 5% due 10/1/2022                               A2     2,901,467
--------------------------------------------------------------------------------------------
   1,000,000 Minnesota Higher Education Facilities Authority Rev. (The
             College of Saint Catherine), 5.375% due 10/1/2032            Baa1       875,150
--------------------------------------------------------------------------------------------
   3,480,000 Minnesota Public Facilities Authority Drinking Water
             Rev., 5% due 3/1/2019                                         Aaa     3,560,353
--------------------------------------------------------------------------------------------
   1,000,000 Minnesota State Housing Finance Agency Rev., 4.65% due
             7/1/2023                                                      Aa1       914,790
--------------------------------------------------------------------------------------------
   4,000,000 Minnesota State Retirement System Building Rev., 6% due
             6/1/2030                                                      Aaa     4,124,440
--------------------------------------------------------------------------------------------
   1,000,000 Northern Municipal Power Agency, MN Electric System Rev.,
             5% due 1/1/2021                                               Aaa       981,080
--------------------------------------------------------------------------------------------
   1,000,000 Northern Municipal Power Agency, MN Electric System Rev.,
             5% due 1/1/2026                                               Aa3       934,090
--------------------------------------------------------------------------------------------
   1,105,000 Ramsey County, MN GOs (Series 2003A), 5% due 2/1/2017         Aaa     1,169,366
--------------------------------------------------------------------------------------------
   1,395,000 Ramsey County, MN GOs (Series 2007A), 5% due 2/1/2017         Aaa     1,427,071
--------------------------------------------------------------------------------------------
   3,000,000 Rochester, MN Electric Utility Rev., 5.25% due 12/1/2024o     Aa2     3,161,730
--------------------------------------------------------------------------------------------
   1,000,000 Rochester, MN Electric Utility Rev., 5.25% due 12/1/2030o     Aa2     1,053,910
--------------------------------------------------------------------------------------------
   3,305,000 Rochester, MN Waste Water GOs, 5% due 2/1/2025                Aaa     3,279,287
--------------------------------------------------------------------------------------------
   3,750,000 Saint Cloud, MN Health Care Rev. (The Saint Cloud
             Hospital Obligated Group), 5.875% due 5/1/2030                Aaa     3,785,288
--------------------------------------------------------------------------------------------
   4,000,000 Southern Minnesota Municipal Power Agency - Power Supply
             System Rev., 5% due 1/1/2012                                  Aa3     4,166,480
--------------------------------------------------------------------------------------------
   1,000,000 Washington County, MN GOs, 4.25% due 2/1/2012                 Aa1     1,036,980
--------------------------------------------------------------------------------------------
   5,385,000 Western Minnesota Municipal Power Agency - Power Supply
             Rev., 6.375% due 1/1/2016++                                   Aaa     5,867,657
--------------------------------------------------------------------------------------------
Total Municipal Bonds (Cost $61,996,293) -- 94.1%                                 61,540,701
--------------------------------------------------------------------------------------------

                                    Short-Term Holdings
--------------------------------------------------------------------------------------------
     300,000 Connecticut State Health & Educational Facilities
             Authority Rev. (Yale University), VRDN, due 7/1/2036       VMIG 1       300,000
--------------------------------------------------------------------------------------------
     650,000 Lincoln County, WY Pollution Control Rev. (Exxon
             Project), VRDN, due 11/1/2014                                 P-1       650,000
--------------------------------------------------------------------------------------------

--------
See footnotes on page 33.

Portfolios of Investments
September 30, 2008

Minnesota Fund (continued)
---------------------------------------------------------------------------------------------
    Face
   Amount                       Short-Term Holdings                     Rating+     Value
---------------------------------------------------------------------------------------------
  $  300,000 Massachusetts Health & Educational Facilities Authority
             Rev. (Harvard University), VRDN, due 11/1/2049             VMIG 1   $   300,000
---------------------------------------------------------------------------------------------
     500,000 Massachusetts Health & Educational Facilities Authority
             Rev. (Wellesley College), VRDN, due 7/1/2039               VMIG 1       500,000
---------------------------------------------------------------------------------------------
     570,000 Massachusetts State GOs, VRDN, due 3/1/2026                VMIG 1       570,000
---------------------------------------------------------------------------------------------
     400,000 Montgomery County, MD GOs, VRDN, due 6/1/2026              VMIG 1       400,000
---------------------------------------------------------------------------------------------
     300,000 New York City, NY GOs, VRDN, due 8/1/2017                  VMIG 1       300,000
---------------------------------------------------------------------------------------------
   1,400,000 New York City, NY Municipal Water Finance Authority
             (Water & Sewer System Rev.), VRDN, due 6/15/2033           VMIG 1     1,400,000
---------------------------------------------------------------------------------------------
Total Short-Term Holdings (Cost $4,420,000) -- 6.7%                                4,420,000
---------------------------------------------------------------------------------------------
Total Investments (Cost $66,416,293) -- 100.8%                                    65,960,701
---------------------------------------------------------------------------------------------
Other Assets Less Liabilities -- (0.8)%                                             (553,556)
---------------------------------------------------------------------------------------------
Net Assets -- 100.0%                                                             $65,407,145
---------------------------------------------------------------------------------------------

Missouri Fund
---------------------------------------------------------------------------------------------
    Face
   Amount                         Municipal Bonds                       Rating+     Value
---------------------------------------------------------------------------------------------
  $  500,000 Boone County, MO Hospital Rev. (Boone Hospital Center),
             5.75% due 8/1/2028                                             A3   $   478,865
---------------------------------------------------------------------------------------------
   1,000,000 Hannibal, MO Industrial Development Authority Health
             Facilities Rev. (Hannibal Regional Hospital),
             5% due 3/1/2022                                              BBB+++     896,750
---------------------------------------------------------------------------------------------
   1,000,000 Kansas City, MO Community Colleges Building Corporation
             Rev., 5% due 7/1/2017                                         Aa3     1,022,820
---------------------------------------------------------------------------------------------
   1,250,000 Metropolitan St. Louis, MO Sewer District Wastewater
             System Rev., 5% due 5/1/2024                                  Aa2     1,211,788
---------------------------------------------------------------------------------------------
   2,000,000 Missouri Development Finance Board Solid Waste
             Disposal Rev. (The Procter & Gamble Company Paper
             Products Project), 5.20% due 3/15/2029*                       Aa3     1,771,980
---------------------------------------------------------------------------------------------
   1,000,000 Missouri Highways & Transportation Commission (State Road
             Bonds), 5.625% due 2/1/2018o                                  Aaa     1,061,240
---------------------------------------------------------------------------------------------
   1,750,000 Missouri State Board of Public Buildings Special
             Obligation Rev., 5.125% due 5/1/2026                          Aa1     1,728,947
---------------------------------------------------------------------------------------------
   1,000,000 Missouri State Environmental Improvement & Energy
             Resources Authority Rev. (State Revolving Fund Program),
             5% due 7/1/2023                                               Aaa       988,620
---------------------------------------------------------------------------------------------
     185,000 Missouri State Environmental Improvement & Energy
             Resources Authority Rev. (State Revolving Fund Program),
             6.55% due 7/1/2014                                            Aaa       185,520
---------------------------------------------------------------------------------------------
   2,500,000 Missouri State Health & Educational Facilities Authority
             Rev. (Lester E. Cox Medical Centers Project),
             5.25% due 6/1/2015                                             A2     2,619,275
---------------------------------------------------------------------------------------------
   1,250,000 Missouri State Health & Educational Facilities Authority
             Rev. (SSM Health Care), 5.25% due 6/1/2028o                   Aa3     1,328,575
---------------------------------------------------------------------------------------------
   1,000,000 Missouri State Health & Educational Facilities Authority
             Rev. (Washington University), 4.20% due 1/15/2021             Aaa       918,580
---------------------------------------------------------------------------------------------
      60,000 Missouri State Housing Development Commission Single
             Family Mortgage Rev. (Homeownership Loan Program),
             5.90% due 9/1/2028*                                           AAA++      60,688
---------------------------------------------------------------------------------------------
   2,000,000 Southeast Missouri Correctional Facility Lease Rev.
             (Missouri State Project), 5.75% due 10/15/2016++              Aa2     2,186,000
---------------------------------------------------------------------------------------------
   1,000,000 Springfield, MO Public Utility Rev., 5% due 8/1/2014          Aa3     1,053,830
---------------------------------------------------------------------------------------------
   1,500,000 Springfield, MO School District GOs, 5.85% due 3/1/2020o      AA+++   1,559,235
---------------------------------------------------------------------------------------------
   1,000,000 St. Charles County, MO Certificates of Participation
             (Public Water Supply), 5.10% due 12/1/2025                     A2       943,120
---------------------------------------------------------------------------------------------
   1,000,000 St. Louis, MO Airport Rev. (Lambert -- St. Louis
             International Airport), 5% due 7/1/2023                       Aaa       931,650
---------------------------------------------------------------------------------------------
   1,250,000 St. Louis, MO Industrial Development Authority Pollution
             Control Rev. (Anheuser-Busch Companies, Inc. Project),
             6.65% due 5/1/2016                                           Baa2     1,398,900
---------------------------------------------------------------------------------------------
   1,000,000 The Curators of the University of Missouri System
             Facilities Rev., 5% due 11/1/2026                             Aa2       965,330
---------------------------------------------------------------------------------------------
Total Municipal Bonds (Cost $23,400,177) -- 93.6%                                 23,311,713
---------------------------------------------------------------------------------------------

--------
See footnotes on page 33.

Portfolios of Investments
September 30, 2008

Missouri Fund (continued)
--------------------------------------------------------------------------------------------
    Face
   Amount                       Short-Term Holdings                     Rating+     Value
--------------------------------------------------------------------------------------------
  $  200,000 Massachusetts State GOs, VRDN, due 3/1/2026                VMIG 1   $   200,000
--------------------------------------------------------------------------------------------
     800,000 New York City, NY Municipal Water Finance Authority
             (Water & Sewer System Rev.), VRDN, due 6/15/2033           VMIG 1       800,000
--------------------------------------------------------------------------------------------
Total Short-Term Holdings (Cost $1,000,000) -- 4.0%                                1,000,000
--------------------------------------------------------------------------------------------
Total Investments (Cost $24,400,177) -- 97.6%                                     24,311,713
--------------------------------------------------------------------------------------------
Other Assets Less Liabilities -- 2.4%                                                588,159
--------------------------------------------------------------------------------------------
Net Assets -- 100.0%                                                             $24,899,872
--------------------------------------------------------------------------------------------

New York Fund
--------------------------------------------------------------------------------------------
    Face
   Amount                         Municipal Bonds                       Rating+     Value
--------------------------------------------------------------------------------------------
  $2,500,000 Albany, NY Industrial Development Agency Civic Facility
             Rev. (The College of Saint Rose Project),
             5.375% due 7/1/2031o                                          Aa3   $ 2,688,300
--------------------------------------------------------------------------------------------
   1,000,000 Metropolitan Transportation Authority, NY (Dedicated Tax
             Fund), 5% due 4/1/2023o                                       AAA++   1,076,680
--------------------------------------------------------------------------------------------
   2,950,000 Metropolitan Transportation Authority, NY (State Service
             Contract), 5.125% due 1/1/2029                                 A1     2,747,482
--------------------------------------------------------------------------------------------
   1,000,000 New York City, NY GOs, 5% due 8/1/2017                        Aaa     1,025,590
--------------------------------------------------------------------------------------------
   2,900,000 New York City, NY GOs, 6% due 5/15/2030o                      AAA++   3,091,574
--------------------------------------------------------------------------------------------
      25,000 New York City, NY GOs, 6% due 5/15/2030                       Aa3        25,388
--------------------------------------------------------------------------------------------
       5,000 New York City, NY GOs, 7.25% due 8/15/2024                    Aa3         5,016
--------------------------------------------------------------------------------------------
   4,000,000 New York City, NY Municipal Water Finance Authority
             (Water & Sewer System Rev.), 5.50% due 6/15/2033o             AAA++   4,241,040
--------------------------------------------------------------------------------------------
   1,000,000 New York City, NY Transitional Finance Authority (Future
             Tax Secured Bonds), 5% due 11/1/2024                          Aa1       966,700
--------------------------------------------------------------------------------------------
   1,035,000 New York City, NY Transitional Finance Authority (Future
             Tax Secured Subordinate Bonds), 5% due 11/1/2026              Aa2       988,684
--------------------------------------------------------------------------------------------
   1,000,000 New York City, NY Trust for Cultural Resources of the
             City of New York Rev. (The Museum of Modern Art),
             5.125% due 7/1/2031                                           Aa2       959,080
--------------------------------------------------------------------------------------------
   2,000,000 New York State Dormitory Authority Lease Rev. (State
             University Dormitory Facilities), 5% due 7/1/2025             Aa3     1,906,000
--------------------------------------------------------------------------------------------
   2,000,000 New York State Dormitory Authority Rev. (Mental Health
             Services Facilities Improvement), 5% due 8/15/2026            Aaa     1,895,700
--------------------------------------------------------------------------------------------
   2,000,000 New York State Dormitory Authority Rev. (New York
             University), 5% due 7/1/2024                                  Aa3     1,917,740
--------------------------------------------------------------------------------------------
   2,000,000 New York State Dormitory Authority Rev. (Rockefeller
             University), 5% due 7/1/2028                                  Aaa     1,912,760
--------------------------------------------------------------------------------------------
   1,205,000 New York State Dormitory Authority Rev. (St. Johns
             University), 5.25% due 7/1/2026                                A2     1,157,824
--------------------------------------------------------------------------------------------
   1,000,000 New York State Dormitory Authority Rev. (St. John's
             University), 5.25% due 7/1/2032                                A2       950,470
--------------------------------------------------------------------------------------------
   1,500,000 New York State Dormitory Authority Rev. (Vassar Brothers
             Hospital), 5.375% due 7/1/2025                                Aaa     1,490,865
--------------------------------------------------------------------------------------------
   1,250,000 New York State Dormitory Authority Rev. (Yeshiva
             University), 5% due 7/1/2030                                  Aa2     1,178,725
--------------------------------------------------------------------------------------------
   4,000,000 New York State Energy Research & Development Authority
             Gas Facilities Rev. (KeySpan Corporation),
             5.50% due 1/1/2021                                             A2     4,014,880
--------------------------------------------------------------------------------------------
   2,625,000 New York State Housing Finance Agency Rev. (Phillips
             Village Project), 7.75% due 8/15/2017*                         A2     2,660,385
--------------------------------------------------------------------------------------------
   2,000,000 New York State Local Government Assistance Corporation
             Rev., 5% due 4/1/2019                                         Aa3     2,048,420
--------------------------------------------------------------------------------------------
     470,000 New York State Mortgage Agency Rev. (Homeowner Mortgage),
             5.50% due 10/1/2028*                                          Aa1       472,684
--------------------------------------------------------------------------------------------
     305,000 New York State Mortgage Agency Rev. (Homeowner Mortgage),
             5.65% due 4/1/2030*                                           Aa1       308,465
--------------------------------------------------------------------------------------------
   2,600,000 New York State Thruway Authority General Rev., 5% due
             1/1/2025                                                      Aa3     2,493,634
--------------------------------------------------------------------------------------------
     500,000 New York State Thruway Authority Highway and Bridge
             Revs., 5% due 4/1/2025                                         A2       479,390
--------------------------------------------------------------------------------------------
   1,000,000 New York State Urban Development Corporation State
             Personal Income Tax Rev. (State Facilities & Equipment),
             5% due 3/15/2033o                                             AAA++   1,069,330
--------------------------------------------------------------------------------------------
   2,000,000 New York State Urban Development Corporation State
             Personal Income Tax Rev. (State Facilities & Equipment),
             5.25% due 3/15/2032o                                          AAA++   2,136,980
--------------------------------------------------------------------------------------------
   4,000,000 Onondaga County, NY Industrial Development Agency Sewer
             Facilities Rev. (Bristol-Myers Squibb Co. Project),
             5.75% due 3/1/2024*                                            A2     3,695,680
--------------------------------------------------------------------------------------------
   2,250,000 Port Authority of New York and New Jersey Consolidated
             Rev., 6.125% due 6/1/2094                                     Aa3     2,350,395
--------------------------------------------------------------------------------------------

--------
See footnotes on page 33.

Portfolios of Investments
September 30, 2008

New York Fund (continued)
--------------------------------------------------------------------------------------------
    Face
   Amount                         Municipal Bonds                       Rating+     Value
--------------------------------------------------------------------------------------------
  $1,000,000 Rensselaer County, NY Industrial Development Agency Civic
             Facility Rev. (Polytechnic Institute Dormitory Project),
             5.125% due 8/1/2029                                            A2   $   920,030
--------------------------------------------------------------------------------------------
     380,000 Triborough Bridge & Tunnel Authority, NY General Purpose
             Rev., 5% due 1/1/2032                                         Aa2       355,205
--------------------------------------------------------------------------------------------
   2,120,000 Triborough Bridge & Tunnel Authority, NY General Purpose
             Rev., 5% due 1/1/2032o                                        AAA++   2,246,988
--------------------------------------------------------------------------------------------
   1,800,000 Triborough Bridge & Tunnel Authority, NY General Purpose
             Rev., 5.50% due 1/1/2030o                                     AAA++   1,921,428
--------------------------------------------------------------------------------------------
Total Municipal Bonds (Cost $57,714,041) -- 91.3%                                 57,399,512
--------------------------------------------------------------------------------------------

                                    Short-Term Holdings
--------------------------------------------------------------------------------------------
     400,000 California Infrastructure & Economic Development Bank
             Rev. Series B (J. Paul Getty Trust), VRDN, due 4/1/2033    VMIG 1       400,000
--------------------------------------------------------------------------------------------
     400,000 California Infrastructure & Economic Development Bank
             Rev. Series D (J. Paul Getty Trust), VRDN, due 4/1/2033    VMIG 1       400,000
--------------------------------------------------------------------------------------------
     300,000 Kansas Development Finance Authority Rev. (Sisters of
             Charity), VRDN , due 12/1/2019                             VMIG 1       300,000
--------------------------------------------------------------------------------------------
     200,000 Lincoln County, WY Pollution Control Rev. (Exxon
             Project), VRDN, due 11/1/2014                                 P-1       200,000
--------------------------------------------------------------------------------------------
     205,000 Massachusetts Health & Educational Facilities Rev., VRDN,
             due 11/1/2049                                              VMIG 1       205,000
--------------------------------------------------------------------------------------------
     400,000 Massachusetts State GOs, VRDN, due 3/1/2026                VMIG 1       400,000
--------------------------------------------------------------------------------------------
     600,000 Montgomery County, MD GOs, VRDN, due 6/1/2026              VMIG 1       600,000
--------------------------------------------------------------------------------------------
   2,250,000 St. Lawrence County, NY Industrial Development Agency
             Civic Facility Rev. (Clarkson University Project),
             5.50% due 7/1/2029o                                            A3     2,326,320
--------------------------------------------------------------------------------------------
Total Short-Term Holdings (Cost $4,714,029) -- 7.7%                                4,831,320
--------------------------------------------------------------------------------------------
Total Investments (Cost $62,428,070) -- 99.0%                                     62,230,832
--------------------------------------------------------------------------------------------
Other Assets Less Liabilities -- 1.0%                                                658,451
--------------------------------------------------------------------------------------------
Net Assets -- 100.0%                                                             $62,889,283
--------------------------------------------------------------------------------------------

Ohio Fund
--------------------------------------------------------------------------------------------
    Face
   Amount                         Municipal Bonds                       Rating+     Value
--------------------------------------------------------------------------------------------
  $3,000,000 American Municipal Power -- OH, Inc. Prairie State Energy
             Campus Project Rev., 5.25% due 2/15/2025                       A1   $ 2,872,710
--------------------------------------------------------------------------------------------
   3,600,000 Cincinnati, OH GOs (Police and Firemen's Disability), 6%
             due 12/1/2035o                                                Aa1     3,774,924
--------------------------------------------------------------------------------------------
     875,000 Cincinnati, OH GOs, 5% due 12/1/2023                          Aa1       859,434
--------------------------------------------------------------------------------------------
     500,000 Cleveland, OH Public Power System Rev., 5% due 11/15/2028      A2       463,455
--------------------------------------------------------------------------------------------
   2,000,000 Cleveland, OH Water Rev., 5% due 1/1/2024                     Aa2     1,927,480
--------------------------------------------------------------------------------------------
      85,000 Cleveland, OH Waterworks Improvement First Mortgage Rev.,
             5.75% due 1/1/2021                                            Aa2        85,132
--------------------------------------------------------------------------------------------
   2,500,000 Columbus, OH GOs, 5% due 5/15/2011                            Aaa     2,632,075
--------------------------------------------------------------------------------------------
   1,435,000 Columbus, OH GOs, 5% due 12/15/2021                           Aaa     1,449,422
--------------------------------------------------------------------------------------------
   4,000,000 Columbus, OH Sewer System Rev., 5% due 6/1/2027               Aa2     3,858,560
--------------------------------------------------------------------------------------------
   7,000,000 Franklin County, OH GOs, 5.375% due 12/1/2020                 Aaa     7,159,320
--------------------------------------------------------------------------------------------
   1,000,000 Franklin County, OH Hospital Improvement Rev. (The
             Children's Hospital Project), 5% due 5/1/2025                 Aa2       930,560
--------------------------------------------------------------------------------------------
   4,000,000 Franklin County, OH Hospital Improvement Rev. (The
             Children's Hospital Project), 5.25% due 5/1/2031o             Aa2     4,255,880
--------------------------------------------------------------------------------------------
   1,000,000 Hamilton County, OH Sales Tax Rev., 5% due 12/1/2026          Aa3       947,330
--------------------------------------------------------------------------------------------
   1,000,000 Hamilton County, OH Sales Tax Rev., 5% due 12/1/2032          Aaa       928,470
--------------------------------------------------------------------------------------------
   3,425,000 Hamilton County, OH Sewer System Improvement Rev. (The
             Metropolitan Sewer District of Greater Cincinnati),
             5% due 12/1/2025                                              Aa3     3,291,185
--------------------------------------------------------------------------------------------
   1,000,000 Hamilton County, OH Sewer System Rev. (The Metropolitan
             Sewer District of Greater Cincinnati), 5% due 12/1/2026       Aa3       956,210
--------------------------------------------------------------------------------------------
   2,600,000 Montgomery County, OH GOs, 5% due 12/1/2024                   Aa2     2,535,104
--------------------------------------------------------------------------------------------
   2,000,000 Ohio Higher Educational Facilities Rev. (Case Western
             Reserve University Project), 5% due 12/1/2029                  A1     1,840,500
--------------------------------------------------------------------------------------------
   4,000,000 Ohio Higher Educational Facilities Rev. (Denison
             University), 5% due 11/1/2023                                 Aa3     3,929,200
--------------------------------------------------------------------------------------------
   1,250,000 Ohio Housing Finance Agency Residential Mortgage Rev.
             (Mortgage-Backed Securities Program), 5.25% due 9/1/2028      Aaa     1,183,462
--------------------------------------------------------------------------------------------
     885,000 Ohio Housing Finance Agency Rev. (Residential Mortgage),
             5.40% due 9/1/2029o                                           Aaa       787,420
--------------------------------------------------------------------------------------------

--------
See footnotes on page 33.

Portfolios of Investments
September 30, 2008

Ohio Fund (continued)
--------------------------------------------------------------------------------
    Face
   Amount                   Municipal Bonds                 Rating+     Value
--------------------------------------------------------------------------------
  $2,120,000 Ohio State Mental Health Capital Facilities
             Rev., 5% due 6/1/2012                             Aaa   $ 2,246,734
--------------------------------------------------------------------------------
   2,230,000 Ohio State Mental Health Capital Facilities
             Rev., 5% due 6/1/2013                             Aaa     2,374,615
--------------------------------------------------------------------------------
   1,000,000 Ohio State Sewage Facilities Rev.
             (Anheuser-Busch Project), 6% due 8/1/2038o       Baa2       901,760
--------------------------------------------------------------------------------
   3,000,000 Ohio State University (General Receipts
             Bonds), 5% due 6/1/2025                           Aa2     2,868,960
--------------------------------------------------------------------------------
   1,000,000 Ohio State University (General Receipts
             Bonds), 5.125% due 12/1/2031                      Aa2       963,820
--------------------------------------------------------------------------------
   3,000,000 Ohio State University (General Receipts
             Bonds), 5.80% due 12/1/2029o                      Aa2     3,147,900
--------------------------------------------------------------------------------
   2,625,000 Ohio State Water Development Authority Rev.
             (Drinking Water Assistance Fund), 5.25% due
             12/1/2022                                         Aaa     2,693,827
--------------------------------------------------------------------------------
     430,000 Ohio State Water Development Authority Rev.
             (Safe Water), 9.375% due 12/1/2010++              Aaa       451,384
--------------------------------------------------------------------------------
   1,500,000 Ohio Turnpike Commission Rev., 5.25% due
             2/15/2031                                         Aa3     1,470,885
--------------------------------------------------------------------------------
   3,000,000 Ohio Turnpike Commission Rev., 5.50% due
             2/15/2026                                         Aa3     2,979,900
--------------------------------------------------------------------------------
   1,500,000 Puerto Rico Electric Power Authority Rev.,
             5.375% due 7/1/2023                                A3     1,413,120
--------------------------------------------------------------------------------
   4,000,000 Puerto Rico Highway & Transportation
             Authority Rev., 5.50% due 7/1/2036o               Aaa     4,421,560
--------------------------------------------------------------------------------
   2,500,000 Puerto Rico Infrastructure Financing
             Authority GOs, 5.50% due 10/1/2040                Aaa     2,514,400
--------------------------------------------------------------------------------
   2,300,000 University of Toledo, OH (General Receipts
             Bonds), 5.125% due 6/1/2030o                      AAA++   2,427,604
--------------------------------------------------------------------------------
Total Municipal Bonds (Cost $79,050,458) -- 92.7%                     77,544,302
--------------------------------------------------------------------------------

                              Short-Term Holdings
--------------------------------------------------------------------------------
   1,250,000 Franklin County, OH Hospital Improvement Rev.
             (The Children's Hospital Project), 5.20% due
             5/1/2029o                                         Aa2     1,295,025
--------------------------------------------------------------------------------
     445,000 Kansas Development Finance Authority Rev.
             (Sisters of Charity), VRDN, due 12/1/2019      VMIG 1       445,000
--------------------------------------------------------------------------------
   1,195,000 Lincoln County, WY Pollution Control Rev.
             (Exxon Project), VRDN, due 11/1/2014              P-1     1,195,000
--------------------------------------------------------------------------------
     500,000 Massachusetts Health & Educational Facilities
             Authority Rev. (Wellesley College), VRDN, due
             7/1/2039                                       VMIG 1       500,000
--------------------------------------------------------------------------------
   1,150,000 Massachusetts State Development Finance
             Agency Rev. (Harvard University), VRDN, due
             7/15/2036                                      VMIG 1     1,150,000
--------------------------------------------------------------------------------
     300,000 New York City, NY Municipal Water Finance
             Authority (Water & Sewer System Rev.), VRDN,
             due 6/15/2033                                  VMIG 1       300,000
--------------------------------------------------------------------------------
Total Short-Term Holdings (Cost $4,824,428) -- 5.9%                    4,885,025
--------------------------------------------------------------------------------
Total Investments (Cost $83,874,886) -- 98.6%                         82,429,327
--------------------------------------------------------------------------------
Other Assets Less Liabilities -- 1.4%                                  1,202,864
--------------------------------------------------------------------------------
Net Assets -- 100.0%                                                 $83,632,191
--------------------------------------------------------------------------------

Oregon Fund
--------------------------------------------------------------------------------
    Face
   Amount                   Municipal Bonds                 Rating+     Value
--------------------------------------------------------------------------------
  $2,000,000 Benton County, OR Hospital Facilities
             Authority Rev. (Samaritan Health Services
             Project), 5.125% due 10/1/2028                     A-++ $ 1,759,620
--------------------------------------------------------------------------------
   1,500,000 Clackamas County, OR Hospital Facility
             Authority Rev. (Legacy Health System), 5.25%
             due 2/15/2018                                      A1     1,508,445
--------------------------------------------------------------------------------
   1,000,000 Clackamas County, OR Hospital Facility
             Authority Rev. (Legacy Health System), 5.25%
             due 5/1/2021                                       A1       976,300
--------------------------------------------------------------------------------
   1,350,000 Clackamas County, OR Recreational Facilities
             Rev. (North Clackamas Parks & Recreation
             District), 5.70% due 4/1/2013o                     NR     1,431,284
--------------------------------------------------------------------------------
   1,000,000 Clackamas County, OR School District GOs, 5%
             due 6/15/2025o                                    Aaa     1,053,530
--------------------------------------------------------------------------------
   1,500,000 Deschutes County, OR Administrative School
             District No.1 (Bend-LaPine) GOs, 5.50% due
             6/15/2016o                                        Aaa     1,599,675
--------------------------------------------------------------------------------
   2,000,000 Lake Oswego School District, OR GOs, 5.25%
             due 6/1/2023                                      Aaa     2,018,220
--------------------------------------------------------------------------------
   1,000,000 Multnomah County, OR Hospital Facilities
             Authority Rev. (Providence Health System),
             5.25% due 10/1/2024                               Aa2       958,230
--------------------------------------------------------------------------------
   2,000,000 Northern Wasco County, OR People's Utility
             District Rev. (McNary Dam Fishway Project),
             5.20% due 12/1/2024                               Aaa     1,999,820
--------------------------------------------------------------------------------
   2,000,000 Oregon Department of Administrative Services
             Certificates of Participation, 5% due 5/1/2026    Aa3     1,903,260
--------------------------------------------------------------------------------
   1,000,000 Oregon Department of Administrative Services
             Certificates of Participation, 6% due
             5/1/2026o                                         Aaa     1,059,550
--------------------------------------------------------------------------------
   2,000,000 Oregon Department of Transportation Highway
             User Tax Rev., 5.125% due 11/15/2026o             AAA++   2,144,400
--------------------------------------------------------------------------------
     750,000 Oregon Facilities Authority Rev. (Linfield
             College Project), 5% due 10/1/2025               Baa1       672,217
--------------------------------------------------------------------------------
     390,000 Oregon Health Sciences University Rev., 5.25%
             due 7/1/2028                                       A2       353,863
--------------------------------------------------------------------------------
   2,000,000 Oregon Health, Housing, Educational &
             Cultural Facilities Authority Rev. (Linfield
             College Project), 5.25% due 10/1/2023            Baa1     1,803,500
--------------------------------------------------------------------------------

--------
See footnotes on page 33.

Portfolios of Investments
September 30, 2008

Oregon Fund (continued)
--------------------------------------------------------------------------------------------
    Face
   Amount                         Municipal Bonds                       Rating+     Value
--------------------------------------------------------------------------------------------
  $  580,000 Oregon Housing & Community Services Department Mortgage
             Rev. (Single Family Mortgage Program), 4.40% due 7/1/2020     Aa2   $   536,071
--------------------------------------------------------------------------------------------
   2,000,000 Oregon Housing & Community Services Department Rev.
             (Multi-Family Housing), 6.05% due 7/1/2042*                   Aaa     1,864,420
--------------------------------------------------------------------------------------------
   2,500,000 Oregon State Bond Bank Rev. (Oregon Economic & Community
             Development Department), 5.50% due 1/1/2026                   Aa3     2,509,725
--------------------------------------------------------------------------------------------
   1,500,000 Oregon State Facilities Authority Rev. (Willamette
             University Project), 5% due 10/1/2027                           A++   1,372,590
--------------------------------------------------------------------------------------------
   1,500,000 Portland, OR Water System Rev., 5% due 10/1/2013              Aa2     1,599,255
--------------------------------------------------------------------------------------------
     950,000 Port of Portland, OR International Airport Rev., 7.10%
             due 7/1/2021*o                                                 A2     1,056,932
--------------------------------------------------------------------------------------------
   1,000,000 Puerto Rico Electric Power Authority Rev., 5% due 7/1/2024     A3       900,800
--------------------------------------------------------------------------------------------
   1,500,000 Puerto Rico Highway & Transportation Authority Rev.,
             5.375% due 7/1/2036o                                          AAA++   1,606,740
--------------------------------------------------------------------------------------------
     730,000 Puerto Rico Ports Authority Rev., 7% due 7/1/2014*           Baa3       730,730
--------------------------------------------------------------------------------------------
     500,000 Tri-County Metropolitan Transportation District, OR
             Payroll Tax & Grant Receipt Rev., 5% due 5/1/2012              A1       523,405
--------------------------------------------------------------------------------------------
   1,000,000 Umatilla County, OR Hospital Facility Authority Rev.
             (Catholic Health Initiatives), 5.50% due 3/1/2032++           Aa2     1,003,040
--------------------------------------------------------------------------------------------
     500,000 Virgin Islands Public Finance Authority Rev., 5.50% due
             10/1/2022                                                     BBB++     470,230
--------------------------------------------------------------------------------------------
     970,000 Washington County, OR GOs, 5% due 6/1/2019                    Aa2       999,410
--------------------------------------------------------------------------------------------
   1,300,000 Washington County, OR GOs, 5% due 6/1/2020                    Aa2     1,321,645
--------------------------------------------------------------------------------------------
   2,355,000 Washington County, OR GOs, 5% due 6/1/2026o                   Aa2     2,480,003
--------------------------------------------------------------------------------------------
Total Municipal Bonds (Cost $40,576,720) -- 89.2%                                 40,216,910
--------------------------------------------------------------------------------------------

                                    Short-Term Holdings
--------------------------------------------------------------------------------------------
     500,000 California Infrastructure & Economic Development Bank
             Rev. Series B (J. Paul Getty Trust), VRDN, due 4/1/2033    VMIG 1       500,000
--------------------------------------------------------------------------------------------
     375,000 California Infrastructure & Economic Development Bank
             Rev. Series D (J. Paul Getty Trust), VRDN, due 4/1/2033    VMIG 1       375,000
--------------------------------------------------------------------------------------------
     300,000 Kansas Development Finance Authority Rev. (Sisters of
             Charity), VRDN, due 12/1/2019                              VMIG 1       300,000
--------------------------------------------------------------------------------------------
     300,000 Lincoln County, WY Pollution Control Rev. (Exxon
             Project), VRDN, due 11/1/2014                                 P-1       300,000
--------------------------------------------------------------------------------------------
   1,600,000 Massachusetts Health & Educational Facilities Authority
             Rev. (Harvard University), VRDN, due 11/1/2049             VMIG 1     1,600,000
--------------------------------------------------------------------------------------------
     400,000 Massachusetts Health & Educational Facilities Authority
             Rev. (Wellesley College), VRDN, due 7/1/2039               VMIG 1       400,000
--------------------------------------------------------------------------------------------
     600,000 New York City, NY Municipal Water Finance Authority
             (Water & Sewer System Rev.), VRDN, due 6/15/2033           VMIG 1       600,000
--------------------------------------------------------------------------------------------
Total Short-Term Holdings (Cost $4,075,000) -- 9.0%                                4,075,000
--------------------------------------------------------------------------------------------
Total Investments (Cost $44,651,720) -- 98.2%                                     44,291,910
--------------------------------------------------------------------------------------------
Other Assets Less Liabilities -- 1.8%                                                813,985
--------------------------------------------------------------------------------------------
Net Assets -- 100.0%                                                             $45,105,895
--------------------------------------------------------------------------------------------

South Carolina Fund
--------------------------------------------------------------------------------------------
    Face
   Amount                         Municipal Bonds                       Rating+     Value
--------------------------------------------------------------------------------------------
  $4,000,000 Berkeley County, SC GOs, 5% due 9/1/2028                      Aaa   $ 3,773,440
--------------------------------------------------------------------------------------------
   1,340,000 Berkeley County, SC Water & Sewer Rev., 5.25% due
             6/1/2023o                                                      A2     1,444,332
--------------------------------------------------------------------------------------------
     245,000 Berkeley County, SC Water & Sewer Rev., 5.25% due 6/1/2023     A2       245,181
--------------------------------------------------------------------------------------------
   1,810,000 Coastal Carolina University, SC Improvement Rev., 5.30%
             due 6/1/2026                                                  Aa3     1,765,275
--------------------------------------------------------------------------------------------
   1,000,000 Georgetown County, SC Environmental Improvement Rev.
             (International Paper Company), 5.95% due 3/15/2014           Baa3       993,090
--------------------------------------------------------------------------------------------
   4,000,000 Grand Stand, SC Water & Sewer Authority Rev., 5% due
             6/1/2031                                                      Aaa     3,737,440
--------------------------------------------------------------------------------------------
   3,760,000 Horry County, SC School District GOs, 5.125% due 3/1/2022     Aa1     3,772,370
--------------------------------------------------------------------------------------------
   1,000,000 Lexington County, SC Hospital Rev. (Health Services
             District, Inc.), 5% due 11/1/2020                              A2       929,080
--------------------------------------------------------------------------------------------
   2,000,000 Lexington County, SC Hospital Rev. (Health Services
             District, Inc.), 5.125% due 11/1/2026                         Aaa     1,919,080
--------------------------------------------------------------------------------------------
   2,000,000 Lexington County, SC Hospital Rev. (Health Services
             District, Inc.), 5.50% due 11/1/2032o                          A2     2,153,920
--------------------------------------------------------------------------------------------
   1,240,000 North Charleston, SC Sewer District Rev., 6.375% due
             7/1/2012                                                       A2     1,317,674
--------------------------------------------------------------------------------------------

--------
See footnotes on page 33.

Portfolios of Investments
September 30, 2008

South Carolina Fund (continued)
--------------------------------------------------------------------------------------------
    Face
   Amount                         Municipal Bonds                       Rating+     Value
--------------------------------------------------------------------------------------------
  $1,250,000 Piedmont, SC Municipal Power Agency Electric Rev., 6.25%
             due 1/1/2021                                                 Baa1   $ 1,331,500
--------------------------------------------------------------------------------------------
   1,500,000 Puerto Rico Electric Power Authority Rev., 5.25% due
             7/1/2021                                                       A2     1,487,505
--------------------------------------------------------------------------------------------
   2,320,000 Puerto Rico Electric Power Authority Rev., 5.25% due
             7/1/2023                                                       A2     2,270,862
--------------------------------------------------------------------------------------------
   1,000,000 Puerto Rico Highway & Transportation Authority Rev.,
             5.50% due 7/1/2036o                                           Aaa     1,105,390
--------------------------------------------------------------------------------------------
   2,500,000 Puerto Rico Industrial, Tourist, Educational, Medical &
             Environmental Control Facilities Financing Authority
             Higher Education Rev. (Inter American University of
             Puerto Rico Project), 5% due 10/1/2022                         A2     2,263,225
--------------------------------------------------------------------------------------------
   4,000,000 Rock Hill, SC Utility System Rev., 5% due 1/1/2030            Aaa     3,760,360
--------------------------------------------------------------------------------------------
   3,000,000 South Carolina Jobs Economic Development Authority
             Hospital Rev. (Anderson Area Medical Center, Inc.),
             5.25% due 2/1/2018                                            AA-++   3,012,660
--------------------------------------------------------------------------------------------
   3,165,000 South Carolina Jobs Economic Development Authority
             Hospital Rev. (Bon Secours Health System, Inc.),
             5.625% due 11/15/2030                                          A3     2,862,743
--------------------------------------------------------------------------------------------
     835,000 South Carolina Jobs Economic Development Authority
             Hospital Rev. (Bon Secours Health System, Inc.),
             5.625% due 11/15/2030o                                         A3       907,921
--------------------------------------------------------------------------------------------
   3,100,000 South Carolina Public Service Authority Rev. (Santee
             Cooper), 5% due 1/1/2027                                      Aa2     2,929,438
--------------------------------------------------------------------------------------------
     610,000 South Carolina State Housing, Finance & Development
             Authority Mortgage Rev., 5.40% due 7/1/2029*                  Aaa       542,973
--------------------------------------------------------------------------------------------
   5,000,000 South Carolina State Ports Authority Rev., 5.30% due
             7/1/2026*                                                     Aaa     4,519,200
--------------------------------------------------------------------------------------------
   5,000,000 South Carolina Transportation Infrastructure Bank Rev.,
             5.375% due 10/1/2024o                                         Aa3     5,199,400
--------------------------------------------------------------------------------------------
Total Municipal Bonds (Cost $55,555,809) -- 87.0%                                 54,244,059
--------------------------------------------------------------------------------------------

                                    Short-Term Holdings
--------------------------------------------------------------------------------------------
     400,000 California Educational Facilities Authority Rev. Series
             S-4 (Stanford University), VRDN, due 11/1/2050             VMIG 1       400,000
--------------------------------------------------------------------------------------------
     300,000 California Infrastructure & Economic Development Bank
             Rev. Series B (J Paul Getty Trust), VRDN, due 4/1/2033     VMIG 1       300,000
--------------------------------------------------------------------------------------------
   3,190,000 Coastal Carolina University, SC Improvement Rev., 5.30%
             due 6/1/2026o                                                 Aa3     3,285,158
--------------------------------------------------------------------------------------------
     400,000 Lincoln County, WY Pollution Control Rev. (Exxon
             Project), VRDN, due 11/1/2014                                 P-1       400,000
--------------------------------------------------------------------------------------------
   1,200,000 Massachusetts Health & Educational Facilities Rev., VRDN,
             due 11/1/2049                                              VMIG 1     1,200,000
--------------------------------------------------------------------------------------------
     500,000 Missouri State Health & Educational Facilities Authority
             Rev. (Washington University), VRDN due 2/15/2034           VMIG 1       500,000
--------------------------------------------------------------------------------------------
     400,000 Montana Facilities Finance Authority Rev. (Sisters of
             Charity), VRDN, due 12/1/2025                              VMIG 1       400,000
--------------------------------------------------------------------------------------------
     635,000 New Jersey State Educational Facilities Authority Rev.
             (Princeton University), VRDN, due 7/1/2023                 VMIG 1       635,000
--------------------------------------------------------------------------------------------
Total Short-Term Holdings (Cost $7,006,803) -- 11.4%                               7,120,158
--------------------------------------------------------------------------------------------
Total Investments (Cost $62,562,612) -- 98.4%                                     61,364,217
--------------------------------------------------------------------------------------------
Other Assets Less Liabilities -- 1.6%                                                975,785
--------------------------------------------------------------------------------------------
Net Assets -- 100.0%                                                             $62,340,002
--------------------------------------------------------------------------------------------

--------
+ Credit ratings are primarily those issued by Moody's Investors Service, Inc.
  ("Moody's"). Where Moody's ratings have not been assigned, ratings from Standard & Poor's Ratings Services ("S&P") were used (indicated by the symbol ++). Pre-refunded and escrowed-to-maturity securities that have been rerated as AAA by S&P but have not been rerated by Moody's have been reported as AAA. Ratings have not been audited by Deloitte & Touche LLP.
++ Escrowed-to-maturity security.
o Pre-refunded security. Such securities that will be paid off within one year are classified as short-term holdings.
* Interest income earned from this security is subject to the federal alternative minimum tax.
VRDN -- Variable Rate Demand Notes
See Notes to Financial Statements.

Statements of Assets and Liabilities
September 30, 2008

                                     National     Colorado     Georgia     Louisiana     Maryland   Massachusetts   Michigan
                                       Fund         Fund        Fund         Fund          Fund         Fund          Fund
------------------------------------------------------------------------------------------------------------------------------
Assets:
------------------------------------------------------------------------------------------------------------------------------
Investments, at value (see
portfolios
of investments):
------------------------------------------------------------------------------------------------------------------------------
  Long-term holdings               $47,520,421  $26,745,598  $20,438,345  $19,115,338  $29,074,427   $43,836,517  $65,245,154
------------------------------------------------------------------------------------------------------------------------------
  Short-term holdings               10,903,300    2,942,975    2,784,427    4,828,050    2,790,000    14,831,676    1,930,000
------------------------------------------------------------------------------------------------------------------------------
Total investments*                  58,423,721   29,688,573   23,222,772   23,943,388   31,864,427    58,668,193   67,175,154
------------------------------------------------------------------------------------------------------------------------------
Cash**                                 218,892      185,617       74,993      219,852      261,596        60,774      235,729
------------------------------------------------------------------------------------------------------------------------------
Interest receivable                    716,888      500,003      413,655      348,593      471,046       675,059    1,172,832
------------------------------------------------------------------------------------------------------------------------------
Receivable for Capital Stock sold      112,104        9,223          204        1,447      278,706        33,230        9,555
------------------------------------------------------------------------------------------------------------------------------
Expenses prepaid to shareholder
service agent                            2,568        1,331          998          903        1,521         2,568        2,805
------------------------------------------------------------------------------------------------------------------------------
Receivable for securities sold              --           --           --       45,000           --            --           --
------------------------------------------------------------------------------------------------------------------------------
Other                                    4,047        1,864        1,514        2,488        1,983         3,610        4,442
------------------------------------------------------------------------------------------------------------------------------
Total Assets                        59,478,220   30,386,611   23,714,136   24,561,671   32,879,279    59,443,434   68,600,517
------------------------------------------------------------------------------------------------------------------------------
Liabilities:
------------------------------------------------------------------------------------------------------------------------------
Payable for Capital Stock
repurchased                            675,625          100      201,577        1,693       78,614       170,782      296,885
------------------------------------------------------------------------------------------------------------------------------
Dividends payable                      100,142       42,813       37,624       34,922       48,644        93,705      101,866
------------------------------------------------------------------------------------------------------------------------------
Management fee payable                  25,018       12,696       10,169       10,348       13,739        24,755       29,034
------------------------------------------------------------------------------------------------------------------------------
Distribution and service (12b-1)
fees payable                             6,430        2,917        2,727        2,742        3,771         6,647        7,030
------------------------------------------------------------------------------------------------------------------------------
Accrued expenses and other              40,974       26,124       25,897       23,027       25,653        39,682       44,761
------------------------------------------------------------------------------------------------------------------------------
Total Liabilities                      848,189       84,650      277,994       72,732      170,421       335,571      479,576
------------------------------------------------------------------------------------------------------------------------------
Net Assets                         $58,630,031  $30,301,961  $23,436,142  $24,488,939  $32,708,858   $59,107,863  $68,120,941
------------------------------------------------------------------------------------------------------------------------------
Composition of Net Assets:
------------------------------------------------------------------------------------------------------------------------------
Capital Stock, at par ($0.001 par
value; 100,000,000 shares
authorized
for each Fund):
------------------------------------------------------------------------------------------------------------------------------
Class A                            $     7,722  $     4,105  $     3,205  $     3,201  $     4,169   $     7,408  $     8,645
------------------------------------------------------------------------------------------------------------------------------
Class C                                    299          140          146          137          202           334          251
------------------------------------------------------------------------------------------------------------------------------
Additional paid-in capital          61,552,761   30,081,280   25,136,162   25,166,968   32,862,173    56,543,310   69,542,592
------------------------------------------------------------------------------------------------------------------------------
Undistributed net investment
income (Note 6)                        237,109      141,236       77,045      101,946       87,985       282,366      403,020
------------------------------------------------------------------------------------------------------------------------------
Undistributed/accumulated net
realized gain (loss) (Note 6)       (1,134,890)      75,279     (725,541)     330,457       64,779       297,041      167,429
------------------------------------------------------------------------------------------------------------------------------
Net unrealized appreciation
(depreciation) of investments       (2,032,970)         (79)  (1,054,875)  (1,113,770)    (310,450)    1,977,404   (2,000,996)
------------------------------------------------------------------------------------------------------------------------------
Net Assets                         $58,630,031  $30,301,961  $23,436,142  $24,488,939  $32,708,858   $59,107,863  $68,120,941
------------------------------------------------------------------------------------------------------------------------------
Net Assets:
------------------------------------------------------------------------------------------------------------------------------
Class A                            $56,445,706  $29,305,557  $22,414,350  $23,484,221  $31,192,234   $56,559,895  $66,199,463
------------------------------------------------------------------------------------------------------------------------------
Class C                            $ 2,184,325  $   996,404  $ 1,021,792  $ 1,004,718  $ 1,516,624   $ 2,547,968  $ 1,921,478
------------------------------------------------------------------------------------------------------------------------------
Shares of Capital Stock Outstanding:
------------------------------------------------------------------------------------------------------------------------------
Class A                              7,722,375    4,104,547    3,205,494    3,201,284    4,168,517     7,407,555    8,645,218
------------------------------------------------------------------------------------------------------------------------------
Class C                                298,753      139,792      145,684      137,075      202,335       333,536      251,251
------------------------------------------------------------------------------------------------------------------------------
Net Asset Value Per Share:
------------------------------------------------------------------------------------------------------------------------------
Class A                                  $7.31        $7.14        $6.99        $7.34        $7.48         $7.64        $7.66
------------------------------------------------------------------------------------------------------------------------------
Class C                                  $7.31        $7.13        $7.01        $7.33        $7.50         $7.64        $7.65
------------------------------------------------------------------------------------------------------------------------------

--------
 *   Cost of total investments     $60,456,691  $29,688,652  $24,277,647  $25,057,158  $32,174,877   $56,690,789  $69,176,150
**   Includes restricted cash as
     follows:                      $    13,000  $     6,000  $     2,000  $     4,000  $     5,000   $    11,000  $    11,000

See Notes to Financial Statements.

Statements of Assets and Liabilities
September 30, 2008

                                              Minnesota     Missouri     New York       Ohio        Oregon    South Carolina
                                                Fund          Fund         Fund         Fund         Fund          Fund
----------------------------------------------------------------------------------------------------------------------------
Assets:
----------------------------------------------------------------------------------------------------------------------------
Investments, at value (see portfolios of
investments):
----------------------------------------------------------------------------------------------------------------------------
  Long-term holdings                         $61,540,701  $23,311,713  $57,399,512  $77,544,302  $40,216,910   $54,244,059
----------------------------------------------------------------------------------------------------------------------------
  Short-term holdings                          4,420,000    1,000,000    4,831,320    4,885,025    4,075,000     7,120,158
----------------------------------------------------------------------------------------------------------------------------
Total investments*                            65,960,701   24,311,713   62,230,832   82,429,327   44,291,910    61,364,217
----------------------------------------------------------------------------------------------------------------------------
Cash**                                           172,290      331,932      304,274       51,528      211,020       351,943
----------------------------------------------------------------------------------------------------------------------------
Interest receivable                              984,913      345,982      816,902    1,337,929      765,034       914,030
----------------------------------------------------------------------------------------------------------------------------
Receivable for Capital Stock sold                    191           --      201,995       47,015           --         6,971
----------------------------------------------------------------------------------------------------------------------------
Expenses prepaid to shareholder service
agent                                              2,853        1,046        2,472        3,661        1,902         2,425
----------------------------------------------------------------------------------------------------------------------------
Other                                              4,114        1,605        3,954        5,326        2,755         3,854
----------------------------------------------------------------------------------------------------------------------------
Total Assets                                  67,125,062   24,992,278   63,560,429   83,874,786   45,272,621    62,643,440
----------------------------------------------------------------------------------------------------------------------------
Liabilities:
----------------------------------------------------------------------------------------------------------------------------
Payable for Capital Stock repurchased          1,547,100       18,302      494,052       30,441       40,955       131,555
----------------------------------------------------------------------------------------------------------------------------
Dividends payable                                 93,329       38,087      100,155      117,808       69,442        96,350
----------------------------------------------------------------------------------------------------------------------------
Management fee payable                            28,180       10,556       26,633       35,721       18,908        26,509
----------------------------------------------------------------------------------------------------------------------------
Distribution and service (12b-1) fees
payable                                            5,850        2,341        9,143        7,963        5,406         8,641
----------------------------------------------------------------------------------------------------------------------------
Accrued expenses and other                        43,458       23,120       41,163       50,662       32,015        40,383
----------------------------------------------------------------------------------------------------------------------------
Total Liabilities                              1,717,917       92,406      671,146      242,595      166,726       303,438
----------------------------------------------------------------------------------------------------------------------------
Net Assets                                   $65,407,145  $24,899,872  $62,889,283  $83,632,191  $45,105,895   $62,340,002
----------------------------------------------------------------------------------------------------------------------------
Composition of Net Assets:
----------------------------------------------------------------------------------------------------------------------------
Capital Stock, at par ($0.001 par value;
100,000,000 shares authorized for each
Fund):
----------------------------------------------------------------------------------------------------------------------------
Class A                                      $     8,937  $     3,404  $     7,594  $    11,035  $     5,803   $     7,673
----------------------------------------------------------------------------------------------------------------------------
Class C                                               75           57          648          197          337           629
----------------------------------------------------------------------------------------------------------------------------
Additional paid-in capital                    65,441,759   24,835,504   62,868,888   83,983,672   45,103,686    63,265,046
----------------------------------------------------------------------------------------------------------------------------
Undistributed net investment income (Note
6)                                               333,756      164,732      209,391      340,426      218,390       212,713
----------------------------------------------------------------------------------------------------------------------------
Undistributed/accumulated net realized gain
(loss) (Note 6)                                   78,210      (15,361)          --      742,420      137,489        52,336
----------------------------------------------------------------------------------------------------------------------------
Net unrealized depreciation of investments      (455,592)     (88,464)    (197,238)  (1,445,559)    (359,810)   (1,198,395)
----------------------------------------------------------------------------------------------------------------------------
Net Assets                                   $65,407,145  $24,899,872  $62,889,283  $83,632,191  $45,105,895   $62,340,002
----------------------------------------------------------------------------------------------------------------------------
Net Assets:
----------------------------------------------------------------------------------------------------------------------------
Class A                                      $64,860,466  $24,490,212  $57,937,322  $82,155,550  $42,632,446   $57,618,969
----------------------------------------------------------------------------------------------------------------------------
Class C                                      $   546,679  $   409,660  $ 4,951,961  $ 1,476,641  $ 2,473,449   $ 4,721,033
----------------------------------------------------------------------------------------------------------------------------
Shares of Capital Stock Outstanding:
----------------------------------------------------------------------------------------------------------------------------
Class A                                        8,936,705    3,403,699    7,593,632   11,035,136    5,803,268     7,673,250
----------------------------------------------------------------------------------------------------------------------------
Class C                                           75,204       56,926      648,035      197,105      337,031       628,983
----------------------------------------------------------------------------------------------------------------------------
Net Asset Value Per Share:
----------------------------------------------------------------------------------------------------------------------------
Class A                                            $7.26        $7.20        $7.63        $7.44        $7.35         $7.51
----------------------------------------------------------------------------------------------------------------------------
Class C                                            $7.27        $7.20        $7.64        $7.49        $7.34         $7.51
----------------------------------------------------------------------------------------------------------------------------

--------
 *    Cost of total investments              $66,416,293  $24,400,177  $62,428,070  $83,874,886  $44,651,720   $62,562,612
**    Includes restricted cash as follows:   $    16,000  $     5,000  $     7,000  $    13,000  $     3,000   $     5,000

See Notes to Financial Statements.

Statements of Operations
For the Year Ended September 30, 2008

                                   National      Colorado     Georgia     Louisiana     Maryland   Massachusetts    Michigan
                                     Fund          Fund         Fund        Fund          Fund          Fund          Fund
------------------------------------------------------------------------------------------------------------------------------
Investment Income:
------------------------------------------------------------------------------------------------------------------------------
Interest                          $ 2,879,162  $ 1,495,905  $ 1,305,629  $ 1,282,609  $ 1,563,055     $2,992,418  $ 3,724,600
------------------------------------------------------------------------------------------------------------------------------
Expenses:
------------------------------------------------------------------------------------------------------------------------------
Management fees                       304,747      157,069      130,084      130,634      168,641        303,090      380,250
------------------------------------------------------------------------------------------------------------------------------
Shareholder account services          106,228       54,209       45,956       44,228       61,011        104,057      132,973
------------------------------------------------------------------------------------------------------------------------------
Distribution and service (12b-1)
fees                                   85,030       35,289       37,007       35,471       46,727         85,416       97,508
------------------------------------------------------------------------------------------------------------------------------
Registration                           36,253       10,323       10,505       11,398       13,394         13,959       15,431
------------------------------------------------------------------------------------------------------------------------------
Auditing and legal fees                36,055       32,220       31,722       26,456       32,227         40,009       49,203
------------------------------------------------------------------------------------------------------------------------------
Custody and related services           13,834        6,910        7,160        6,320        6,543         16,826       19,233
------------------------------------------------------------------------------------------------------------------------------
Shareholder reports and
communications                          7,770        4,271        5,575        3,097        3,132          6,954        7,601
------------------------------------------------------------------------------------------------------------------------------
Directors' fees and expenses            6,087        4,231        3,892        3,883        4,368          6,057        7,028
------------------------------------------------------------------------------------------------------------------------------
Miscellaneous                           6,686        5,022        4,369        4,376        4,839          6,704        8,393
------------------------------------------------------------------------------------------------------------------------------
Total Expenses                        602,690      309,544      276,270      265,863      340,882        583,072      717,620
------------------------------------------------------------------------------------------------------------------------------
Net Investment Income               2,276,472    1,186,361    1,029,359    1,016,746    1,222,173      2,409,346    3,006,980
------------------------------------------------------------------------------------------------------------------------------
Net Realized and Unrealized Gain
(Loss) on Investments:
------------------------------------------------------------------------------------------------------------------------------
Net realized gain on investments       10,099       58,110           --      276,518       52,142        238,250      146,558
------------------------------------------------------------------------------------------------------------------------------
Net change in unrealized
appreciation of investments        (3,631,708)  (1,331,482)  (2,129,270)  (1,940,483)  (1,411,015)    (1,657,012)  (4,244,249)
------------------------------------------------------------------------------------------------------------------------------
Net Loss on Investments            (3,621,609)  (1,273,372)  (2,129,270)  (1,663,965)  (1,358,873)    (1,418,762)  (4,097,691)
------------------------------------------------------------------------------------------------------------------------------
Increase (Decrease) in Net
Assets from Operations            $(1,345,137) $   (87,011) $(1,099,911) $  (647,219) $  (136,700)    $  990,584  $(1,090,711)
------------------------------------------------------------------------------------------------------------------------------

                                   Minnesota     Missouri     New York      Ohio         Oregon    South Carolina
                                     Fund          Fund         Fund        Fund          Fund          Fund
------------------------------------------------------------------------------------------------------------------------------
Investment Income:
------------------------------------------------------------------------------------------------------------------------------
Interest                          $ 3,183,223  $ 1,248,008  $ 3,280,068  $ 4,091,902  $ 2,289,343     $3,239,895
------------------------------------------------------------------------------------------------------------------------------
Expenses:
------------------------------------------------------------------------------------------------------------------------------
Management fees                       351,237      131,308      332,574      456,120      236,911        330,349
------------------------------------------------------------------------------------------------------------------------------
Shareholder account services          121,856       47,038      108,262      158,081       76,192        105,838
------------------------------------------------------------------------------------------------------------------------------
Distribution and service (12b-1)
fees                                   74,867       29,712      122,000      103,709       68,915        112,366
------------------------------------------------------------------------------------------------------------------------------
Registration                           13,686       10,522       14,621       16,242       11,891         13,921
------------------------------------------------------------------------------------------------------------------------------
Auditing and legal fees                47,836       23,189       38,266       49,762       42,364         43,565
------------------------------------------------------------------------------------------------------------------------------
Custody and related services           13,706        4,602       14,466       21,403       12,887         16,487
------------------------------------------------------------------------------------------------------------------------------
Shareholder reports and
communications                          9,278        2,983        7,539        8,509        4,744          6,032
------------------------------------------------------------------------------------------------------------------------------
Directors' fees and expenses            6,663        3,901        6,447        7,993        5,222          6,388
------------------------------------------------------------------------------------------------------------------------------
Miscellaneous                           7,962        4,833        7,431        9,594        5,972          7,571
------------------------------------------------------------------------------------------------------------------------------
Total Expenses                        647,091      258,088      651,606      831,413      465,098        642,517
------------------------------------------------------------------------------------------------------------------------------
Net Investment Income               2,536,132      989,920    2,628,462    3,260,489    1,824,245      2,597,378
------------------------------------------------------------------------------------------------------------------------------
Net Realized and Unrealized Gain
(Loss) on Investments:
------------------------------------------------------------------------------------------------------------------------------
Net realized gain (loss) on
investments                            78,101      (19,347)         387      617,859      116,700         20,832
------------------------------------------------------------------------------------------------------------------------------
Net change in unrealized
appreciation of investments        (2,510,397)  (1,336,843)  (3,365,375)  (4,760,286)  (2,099,571)    (4,117,624)
------------------------------------------------------------------------------------------------------------------------------
Net Loss on Investments            (2,432,296)  (1,356,190)  (3,364,988)  (4,142,427)  (1,982,871)    (4,096,792)
------------------------------------------------------------------------------------------------------------------------------
Increase (Decrease) in Net
Assets from Operations            $   103,836  $  (366,270) $  (736,526) $  (881,938) $  (158,626)  $ (1,499,414)
------------------------------------------------------------------------------------------------------------------------------

--------
See Notes to Financial Statements.

Statements of Changes in Net Assets

                                             National Fund             Colorado Fund             Georgia Fund
                                       ------------------------  ------------------------  ------------------------
                                       Year Ended September 30,  Year Ended September 30,  Year Ended September 30,
                                       ------------------------  ------------------------  ------------------------
                                           2008         2007         2008         2007         2008         2007
                                       -----------  -----------  -----------  -----------  -----------  -----------
Operations:
--------------------------------------------------------------------------------------------------------------------
Net investment income                  $ 2,276,472  $ 2,716,830  $ 1,186,361  $ 1,312,107  $ 1,029,359  $ 1,122,241
--------------------------------------------------------------------------------------------------------------------
Net realized gain (loss) on
investments                                 10,099      370,912       58,110      (21,508)          --      107,234
--------------------------------------------------------------------------------------------------------------------
Net change in unrealized appreciation
of investments                          (3,631,708)    (978,034)  (1,331,482)    (348,316)  (2,129,270)    (613,612)
--------------------------------------------------------------------------------------------------------------------
Increase (Decrease) in Net Assets
from Operations                         (1,345,137)   2,109,708      (87,011)     942,283   (1,099,911)     615,863
--------------------------------------------------------------------------------------------------------------------
Distributions to Shareholders:
--------------------------------------------------------------------------------------------------------------------
Net investment income:
--------------------------------------------------------------------------------------------------------------------
  Class A                               (2,117,877)  (2,536,640)  (1,139,895)  (1,267,630)    (980,867)  (1,035,097)
--------------------------------------------------------------------------------------------------------------------
  Class C                                  (52,895)     (66,591)      (8,558)      (6,329)     (18,353)     (11,240)
--------------------------------------------------------------------------------------------------------------------
  Class D                                  (18,396)     (33,452)      (3,158)      (4,259)     (18,402)     (27,481)
--------------------------------------------------------------------------------------------------------------------
Total                                   (2,189,168)  (2,636,683)  (1,151,611)  (1,278,218)  (1,017,622)  (1,073,818)
--------------------------------------------------------------------------------------------------------------------
Net realized long-term gain on
investments:
--------------------------------------------------------------------------------------------------------------------
  Class A                                       --           --           --     (214,719)          --           --
--------------------------------------------------------------------------------------------------------------------
  Class C                                       --           --           --       (1,368)          --           --
--------------------------------------------------------------------------------------------------------------------
  Class D                                       --           --           --         (936)          --           --
--------------------------------------------------------------------------------------------------------------------
Total                                           --           --           --     (217,023)          --           --
--------------------------------------------------------------------------------------------------------------------
Decrease in Net Assets from
Distributions                           (2,189,168)  (2,636,683)  (1,151,611)  (1,495,241)  (1,017,622)  (1,073,818)
--------------------------------------------------------------------------------------------------------------------
Capital Share Transactions:
--------------------------------------------------------------------------------------------------------------------
Net proceeds from sales of shares        7,313,329      982,304    3,115,714      331,138    1,043,410      562,407
--------------------------------------------------------------------------------------------------------------------
Investment of dividends                  1,317,564    1,614,180      654,238      710,242      660,669      714,020
--------------------------------------------------------------------------------------------------------------------
Exchanged from associated funds          2,320,618    1,892,797           --       80,660       17,724      178,519
--------------------------------------------------------------------------------------------------------------------
Investment of gain distributions                --           --           --      154,513           --           --
--------------------------------------------------------------------------------------------------------------------
Total                                   10,951,511    4,489,281    3,769,952    1,276,553    1,721,803    1,454,946
--------------------------------------------------------------------------------------------------------------------
Cost of shares repurchased              (9,105,186) (11,683,980)  (2,948,274)  (2,735,527)  (2,990,079)  (3,386,891)
--------------------------------------------------------------------------------------------------------------------
Exchanged into associated funds           (473,200)    (915,971)    (140,158)     (34,581)     (95,817)     (42,676)
--------------------------------------------------------------------------------------------------------------------
Total                                   (9,578,386) (12,599,951)  (3,088,432)  (2,770,108)  (3,085,896)  (3,429,567)
--------------------------------------------------------------------------------------------------------------------
Increase (Decrease) in Net Assets
from Capital Share Transactions          1,373,125   (8,110,670)     681,520   (1,493,555)  (1,364,093)  (1,974,621)
--------------------------------------------------------------------------------------------------------------------
Decrease in Net Assets                  (2,161,180)  (8,637,645)    (557,102)  (2,046,513)  (3,481,626)  (2,432,576)
--------------------------------------------------------------------------------------------------------------------
Net Assets:
--------------------------------------------------------------------------------------------------------------------
Beginning of year                       60,791,211   69,428,856   30,859,063   32,905,576   26,917,768   29,350,344
--------------------------------------------------------------------------------------------------------------------
End of Year*                           $58,630,031  $60,791,211  $30,301,961  $30,859,063  $23,436,142  $26,917,768
--------------------------------------------------------------------------------------------------------------------

--------
* Including undistributed net invest-
ment income as follows:                $   237,109  $   150,418  $   141,236  $   141,136  $    77,045  $    65,308

See Notes to Financial Statements.

Statements of Changes in Net Assets

                                                  Louisiana Fund             Maryland Fund          Massachusetts Fund
                                             ------------------------  ------------------------  ------------------------
                                             Year Ended September 30,  Year Ended September 30,  Year Ended September 30,
                                             ------------------------  ------------------------  ------------------------
                                                 2008         2007         2008         2007         2008         2007
                                             -----------  -----------  -----------  -----------  -----------  -----------
Operations:
--------------------------------------------------------------------------------------------------------------------------
Net investment income                        $ 1,016,746  $ 1,246,277  $ 1,222,173  $ 1,319,621  $ 2,409,346  $ 2,669,229
--------------------------------------------------------------------------------------------------------------------------
Net realized gain on investments                 276,518      106,413       52,142        2,910      238,250      348,960
--------------------------------------------------------------------------------------------------------------------------
Net change in unrealized appreciation of
investments                                   (1,940,483)    (485,433)  (1,411,015)    (442,347)  (1,657,012)  (1,256,897)
--------------------------------------------------------------------------------------------------------------------------
Increase (Decrease) in Net Assets from
Operations                                      (647,219)     867,257     (136,700)     880,184      990,584    1,761,292
--------------------------------------------------------------------------------------------------------------------------
Distributions to Shareholders:
--------------------------------------------------------------------------------------------------------------------------
Net investment income:
--------------------------------------------------------------------------------------------------------------------------
  Class A                                       (955,351)  (1,179,396)  (1,123,849)  (1,180,633)  (2,281,244)  (2,522,719)
--------------------------------------------------------------------------------------------------------------------------
  Class C                                        (18,859)     (14,072)     (19,514)     (10,815)     (77,954)     (91,810)
--------------------------------------------------------------------------------------------------------------------------
  Class D                                        (11,147)     (20,150)     (18,359)     (39,300)      (4,077)     (13,986)
--------------------------------------------------------------------------------------------------------------------------
Total                                           (985,357)  (1,213,618)  (1,161,722)  (1,230,748)  (2,363,275)  (2,628,515)
--------------------------------------------------------------------------------------------------------------------------
Net realized long-term gain on investments:
--------------------------------------------------------------------------------------------------------------------------
  Class A                                       (108,197)     (89,697)     (12,438)    (256,397)    (373,526)    (295,070)
--------------------------------------------------------------------------------------------------------------------------
  Class C                                         (1,825)      (1,186)        (137)      (3,413)     (18,701)     (11,477)
--------------------------------------------------------------------------------------------------------------------------
  Class D                                         (2,307)      (1,807)        (421)     (11,486)      (1,404)      (2,450)
--------------------------------------------------------------------------------------------------------------------------
Total                                           (112,329)     (92,690)     (12,996)    (271,296)    (393,631)    (308,997)
--------------------------------------------------------------------------------------------------------------------------
Decrease in Net Assets from Distributions     (1,097,686)  (1,306,308)  (1,174,718)  (1,502,044)  (2,756,906)  (2,937,512)
--------------------------------------------------------------------------------------------------------------------------
Capital Share Transactions:
--------------------------------------------------------------------------------------------------------------------------
Net proceeds from sales of shares                547,907      790,614    2,107,135      426,524    2,986,482    2,149,254
--------------------------------------------------------------------------------------------------------------------------
Investment of dividends                          690,010      798,451      752,965      818,534    1,502,863    1,619,001
--------------------------------------------------------------------------------------------------------------------------
Exchanged from associated funds                  167,635       19,851      308,416      363,271    1,649,010       93,237
--------------------------------------------------------------------------------------------------------------------------
Investment of gain distributions                  86,916       68,684       10,384      213,974      298,366      235,396
--------------------------------------------------------------------------------------------------------------------------
Total                                          1,492,468    1,677,600    3,178,900    1,822,303    6,436,721    4,096,888
--------------------------------------------------------------------------------------------------------------------------
Cost of shares repurchased                    (2,852,379)  (4,450,302)  (3,017,039)  (3,448,763)  (6,181,925)  (7,295,982)
--------------------------------------------------------------------------------------------------------------------------
Exchanged into associated funds                 (167,085)    (153,649)    (301,479)    (253,806)    (304,161)     (95,308)
--------------------------------------------------------------------------------------------------------------------------
Total                                         (3,019,464)  (4,603,951)  (3,318,518)  (3,702,569)  (6,486,086)  (7,391,290)
--------------------------------------------------------------------------------------------------------------------------
Decrease in Net Assets
from Capital Share Transactions               (1,526,996)  (2,926,351)    (139,618)  (1,880,266)     (49,365)  (3,294,402)
--------------------------------------------------------------------------------------------------------------------------
Decrease in Net Assets                        (3,271,901)  (3,365,402)  (1,451,036)  (2,502,126)  (1,815,687)  (4,470,622)
--------------------------------------------------------------------------------------------------------------------------
Net Assets:
--------------------------------------------------------------------------------------------------------------------------
Beginning of year                             27,760,840   31,126,242   34,159,894   36,662,020   60,923,550   65,394,172
--------------------------------------------------------------------------------------------------------------------------
End of Year*                                 $24,488,939  $27,760,840  $32,708,858  $34,159,894  $59,107,863  $60,923,550
--------------------------------------------------------------------------------------------------------------------------

--------
* Including undistributed net investment
income as follows:                           $   101,946  $   126,300  $    87,985  $    45,287  $   282,366  $   250,122

See Notes to Financial Statements.

Statements of Changes in Net Assets

                                                       Michigan Fund            Minnesota Fund             Missouri Fund
                                                 ------------------------  ------------------------  ------------------------
                                                 Year Ended September 30,  Year Ended September 30,  Year Ended September 30,
                                                 ------------------------  ------------------------  ------------------------
                                                     2008         2007         2008         2007         2008         2007
                                                 -----------  -----------  -----------  -----------  -----------  -----------
Operations:
------------------------------------------------------------------------------------------------------------------------------
Net investment income                            $ 3,006,980  $ 3,506,745  $ 2,536,132  $ 3,015,875    $ 989,920  $ 1,073,154
------------------------------------------------------------------------------------------------------------------------------
Net realized gain (loss) on investments              146,558      443,278       78,101      233,480      (19,347)     125,117
------------------------------------------------------------------------------------------------------------------------------
Net change in unrealized appreciation
of investments                                    (4,244,249)  (1,874,977)  (2,510,397)  (1,363,154)  (1,336,843)    (586,890)
------------------------------------------------------------------------------------------------------------------------------
Increase (Decrease) in Net Assets from
Operations                                        (1,090,711)   2,075,046      103,836    1,886,201     (366,270)     611,381
------------------------------------------------------------------------------------------------------------------------------
Distributions to Shareholders:
------------------------------------------------------------------------------------------------------------------------------
Net investment income:
------------------------------------------------------------------------------------------------------------------------------
  Class A                                         (2,828,127)  (3,316,492)  (2,431,239)  (2,920,069)    (941,083)  (1,023,879)
------------------------------------------------------------------------------------------------------------------------------
  Class C                                            (36,727)     (28,690)      (7,422)      (5,905)      (4,747)      (1,216)
------------------------------------------------------------------------------------------------------------------------------
  Class D                                            (32,075)     (56,227)      (5,645)     (13,041)      (5,613)      (8,119)
------------------------------------------------------------------------------------------------------------------------------
Total                                             (2,896,929)  (3,401,409)  (2,444,306)  (2,939,015)    (951,443)  (1,033,214)
------------------------------------------------------------------------------------------------------------------------------
Net realized long-term gain on investments:
------------------------------------------------------------------------------------------------------------------------------
  Class A                                           (516,985)    (640,700)    (354,523)    (121,235)    (135,007)    (200,747)
------------------------------------------------------------------------------------------------------------------------------
  Class C                                             (5,435)      (6,924)        (632)        (390)        (223)        (307)
------------------------------------------------------------------------------------------------------------------------------
  Class D                                            (11,541)     (14,980)      (1,652)        (823)      (1,698)      (2,146)
------------------------------------------------------------------------------------------------------------------------------
Total                                               (533,961)    (662,604)    (356,807)    (122,448)    (136,928)    (203,200)
------------------------------------------------------------------------------------------------------------------------------
Decrease in Net Assets from Distributions         (3,430,890)  (4,064,013)  (2,801,113)  (3,061,463)  (1,088,371)  (1,236,414)
------------------------------------------------------------------------------------------------------------------------------
Capital Share Transactions:
------------------------------------------------------------------------------------------------------------------------------
Net proceeds from sales of shares                    932,456      654,376    1,808,882    1,075,626      762,346      329,162
------------------------------------------------------------------------------------------------------------------------------
Investment of dividends                            1,926,868    2,263,295    1,655,677    2,043,647      575,420      611,066
------------------------------------------------------------------------------------------------------------------------------
Exchanged from associated funds                       68,455      397,165       92,613      296,054       83,797       21,453
------------------------------------------------------------------------------------------------------------------------------
Investment of gain distributions                     421,497      514,663      286,517       98,076      100,111      145,773
------------------------------------------------------------------------------------------------------------------------------
Total                                              3,349,276    3,829,499    3,843,689    3,513,403    1,521,674    1,107,454
------------------------------------------------------------------------------------------------------------------------------
Cost of shares repurchased                       (12,006,425) (12,709,655)  (6,574,362)  (9,668,644)  (1,725,057)  (3,048,178)
------------------------------------------------------------------------------------------------------------------------------
Exchanged into associated funds                     (199,889)    (628,343)    (433,441)    (352,927)     (45,623)    (280,359)
------------------------------------------------------------------------------------------------------------------------------
Total                                            (12,206,314) (13,337,998)  (7,007,803) (10,021,571)  (1,770,680)  (3,328,537)
------------------------------------------------------------------------------------------------------------------------------
Decrease in Net Assets
from Capital Share Transactions                   (8,857,038)  (9,508,499)  (3,164,114)  (6,508,168)    (249,006)  (2,221,083)
------------------------------------------------------------------------------------------------------------------------------
Decrease in Net Assets                           (13,378,639) (11,497,466)  (5,861,391)  (7,683,430)  (1,703,647)  (2,846,116)
------------------------------------------------------------------------------------------------------------------------------
Net Assets:
------------------------------------------------------------------------------------------------------------------------------
Beginning of year                                 81,499,580   92,997,046   71,268,536   78,951,966   26,603,519   29,449,635
------------------------------------------------------------------------------------------------------------------------------
End of Year*                                     $68,120,941  $81,499,580  $65,407,145  $71,268,536  $24,899,872  $26,603,519
------------------------------------------------------------------------------------------------------------------------------

--------
* Including undistributed net investment income
as follows:                                      $   403,020  $   319,439  $   333,756  $   308,564  $   164,732  $   131,752

See Notes to Financial Statements.

Statements of Changes in Net Assets

                                                   New York Fund               Ohio Fund                 Oregon Fund
                                             ------------------------  -------------------------  ------------------------
                                             Year Ended September 30,   Year Ended September 30,  Year Ended September 30,
                                             ------------------------  -------------------------  ------------------------
                                                 2008         2007         2008         2007          2008         2007
                                             -----------  -----------  -----------  ------------  -----------  -----------
Operations:
---------------------------------------------------------------------------------------------------------------------------
Net investment income                        $ 2,628,462  $ 2,836,293  $ 3,260,489  $  3,877,636  $ 1,824,245  $ 1,973,112
---------------------------------------------------------------------------------------------------------------------------
Net realized gain on investments                     387      269,498      617,859       431,228      116,700       44,433
---------------------------------------------------------------------------------------------------------------------------
Net change in unrealized appreciation of
investments                                   (3,365,375)  (1,328,902)  (4,760,286)   (1,595,619)  (2,099,571)    (683,984)
---------------------------------------------------------------------------------------------------------------------------
Increase (Decrease) in Net Assets from
Operations                                      (736,526)   1,776,889     (881,938)    2,713,245     (158,626)   1,333,561
---------------------------------------------------------------------------------------------------------------------------
Distributions to Shareholders:
---------------------------------------------------------------------------------------------------------------------------
Net investment income:
---------------------------------------------------------------------------------------------------------------------------
  Class A                                     (2,368,951)  (2,583,515)  (3,120,762)   (3,704,295)  (1,704,281)  (1,849,453)
---------------------------------------------------------------------------------------------------------------------------
  Class C                                       (150,611)    (143,563)     (24,782)      (22,382)     (48,577)     (38,994)
---------------------------------------------------------------------------------------------------------------------------
  Class D                                        (43,124)     (67,524)      (9,809)      (18,355)     (20,152)     (33,992)
---------------------------------------------------------------------------------------------------------------------------
Total                                         (2,562,686)  (2,794,602)  (3,155,353)   (3,745,032)  (1,773,010)  (1,922,439)
---------------------------------------------------------------------------------------------------------------------------
Net realized long-term gain on investments:
---------------------------------------------------------------------------------------------------------------------------
  Class A                                       (282,803)     (23,312)    (226,302)           --      (77,532)    (384,647)
---------------------------------------------------------------------------------------------------------------------------
  Class C                                        (19,812)      (1,781)      (1,622)           --       (2,095)     (10,103)
---------------------------------------------------------------------------------------------------------------------------
  Class D                                         (9,243)        (780)      (1,458)           --       (1,862)      (9,046)
---------------------------------------------------------------------------------------------------------------------------
Total                                           (311,858)     (25,873)    (229,382)           --      (81,489)    (403,796)
---------------------------------------------------------------------------------------------------------------------------
Decrease in Net Assets from Distributions     (2,874,544)  (2,820,475)  (3,384,735)   (3,745,032)  (1,854,499)  (2,326,235)
---------------------------------------------------------------------------------------------------------------------------
Capital Share Transactions:
---------------------------------------------------------------------------------------------------------------------------
Net proceeds from sales of shares              3,620,476    1,326,686    3,086,467     1,424,228    2,810,435    2,958,985
---------------------------------------------------------------------------------------------------------------------------
Investment of dividends                        1,683,959    1,801,685    2,029,788     2,407,164    1,144,226    1,233,759
---------------------------------------------------------------------------------------------------------------------------
Exchanged from associated funds                  947,984      176,460      357,418       130,350      758,083       69,509
---------------------------------------------------------------------------------------------------------------------------
Investment of gain distributions                 253,361       20,137      177,272            --       67,918      325,124
---------------------------------------------------------------------------------------------------------------------------
Total                                          6,505,780    3,324,968    5,650,945     3,961,742    4,780,662    4,587,377
---------------------------------------------------------------------------------------------------------------------------
Cost of shares repurchased                    (6,257,126)  (6,057,460) (12,694,695)   (9,507,395)  (5,292,629)  (6,764,412)
---------------------------------------------------------------------------------------------------------------------------
Exchanged into associated funds                 (591,146)    (219,342)    (373,839)     (393,405)    (923,022)    (717,845)
---------------------------------------------------------------------------------------------------------------------------
Total                                         (6,848,272)  (6,276,802) (13,068,534)   (9,900,800)  (6,215,651)  (7,482,257)
---------------------------------------------------------------------------------------------------------------------------
Decrease in Net Assets
from Capital Share Transactions                 (342,492)  (2,951,834)  (7,417,589)   (5,939,058)  (1,434,989)  (2,894,880)
---------------------------------------------------------------------------------------------------------------------------
Decrease in Net Assets                        (3,953,562)  (3,995,420) (11,684,262)   (6,970,845)  (3,448,114)  (3,887,554)
---------------------------------------------------------------------------------------------------------------------------
Net Assets:
---------------------------------------------------------------------------------------------------------------------------
Beginning of year                             66,842,845   70,838,265   95,316,453   102,287,298   48,554,009   52,441,563
---------------------------------------------------------------------------------------------------------------------------
End of Year*                                 $62,889,283  $66,842,845  $83,632,191  $ 95,316,453  $45,105,895  $48,554,009
---------------------------------------------------------------------------------------------------------------------------

--------
* Including undistributed net investment
income as follows:                           $   209,391  $   149,479  $   340,426  $    359,802  $   218,390  $   193,503

See Notes to Financial Statements.

Statements of Changes in Net Assets

                                                                 South Carolina Fund
                                                             ---------------------------
                                                               Year Ended September 30,
                                                             ---------------------------
                                                                 2008             2007
                                                             -----------      ------------
Operations:
-------------------------------------------------------------------------------------------
Net investment income                                        $ 2,597,378      $  2,882,073
-------------------------------------------------------------------------------------------
Net realized gain on investments                                  20,832            81,932
-------------------------------------------------------------------------------------------
Net change in unrealized appreciation of investments          (4,117,624)       (1,013,594)
-------------------------------------------------------------------------------------------
Increase (Decrease) in Net Assets from Operations             (1,499,414)        1,950,411
-------------------------------------------------------------------------------------------
Distributions to Shareholders:
-------------------------------------------------------------------------------------------
Net investment income:
-------------------------------------------------------------------------------------------
  Class A                                                     (2,399,612)       (2,647,462)
-------------------------------------------------------------------------------------------
  Class C                                                       (122,895)         (123,908)
-------------------------------------------------------------------------------------------
  Class D                                                        (34,897)          (59,530)
-------------------------------------------------------------------------------------------
Total                                                         (2,557,404)       (2,830,900)
-------------------------------------------------------------------------------------------
Net realized long-term gain on investments:
-------------------------------------------------------------------------------------------
  Class A                                                       (116,599)         (388,845)
-------------------------------------------------------------------------------------------
  Class C                                                         (7,125)          (22,658)
-------------------------------------------------------------------------------------------
  Class D                                                         (3,320)          (11,174)
-------------------------------------------------------------------------------------------
Total                                                           (127,044)         (422,677)
-------------------------------------------------------------------------------------------
Decrease in Net Assets from Distributions                     (2,684,448)       (3,253,577)
-------------------------------------------------------------------------------------------
Capital Share Transactions:
-------------------------------------------------------------------------------------------
Net proceeds from sales of shares                              3,086,131         2,824,828
-------------------------------------------------------------------------------------------
Investment of dividends                                        1,670,339         1,884,567
-------------------------------------------------------------------------------------------
Exchanged from associated funds                                       --            14,492
-------------------------------------------------------------------------------------------
Investment of gain distributions                                 102,135           343,662
-------------------------------------------------------------------------------------------
Total                                                          4,858,605         5,067,549
-------------------------------------------------------------------------------------------
Cost of shares repurchased                                    (6,387,022)      (12,451,158)
-------------------------------------------------------------------------------------------
Exchanged into associated funds                                 (112,846)         (160,879)
-------------------------------------------------------------------------------------------
Total                                                         (6,499,868)      (12,612,037)
-------------------------------------------------------------------------------------------
Decrease in Net Assets
from Capital Share Transactions                               (1,641,263)       (7,544,488)
-------------------------------------------------------------------------------------------
Decrease in Net Assets                                        (5,825,125)       (8,847,654)
-------------------------------------------------------------------------------------------
Net Assets:
-------------------------------------------------------------------------------------------
Beginning of year                                             68,165,127        77,012,781
-------------------------------------------------------------------------------------------
End of Year*                                                 $62,340,002      $ 68,165,127
-------------------------------------------------------------------------------------------

--------
* Including undistributed net investment income as follows:  $   212,713      $    210,007

See Notes to Financial Statements.

Notes to Financial Statements

1. Organization and Multiple Classes of Shares -- Seligman Municipal Fund Series, Inc. (the "Series") is registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end non-diversified management investment company. The Series consists of 13 separate funds: the "National Fund," the "Colorado Fund," the "Georgia Fund," the "Louisiana Fund," the "Maryland Fund," the "Massachusetts Fund," the "Michigan Fund," the "Minnesota Fund," the "Missouri Fund," the "New York Fund," the "Ohio Fund," the "Oregon
   Fund," and the "South Carolina Fund" (each, a "Fund", collectively, the "Funds"). Each Fund of the Series offers the following two classes of shares:

  Class A shares are sold with an initial sales charge of up to 4.5% (4.75% prior to January 7, 2008) and a continuing service fee of up to 0.25% on an annual basis. Class A shares purchased in an amount of $1,000,000 or more are sold without an initial sales charge but are subject to a contingent deferred sales charge ("CDSC") of 1% on redemptions within 18 months of purchase. Effective January 7, 2008, eligible employee benefit plans which have at least $2,000,000 in plan assets may purchase Class A shares at net asset value, but, in the event of plan termination, will be subject to a CDSC of 1% on redemption of shares purchased within 18 months prior to plan termination.

  Class C shares are sold without an initial sales charge but are subject to a distribution fee of up to 0.75% and a service fee of up to 0.25% on an annual basis, and a CDSC, if applicable, of 1% imposed on redemptions made within one year of purchase.

  The Board of Directors of the Series approved the automatic conversion of all of the Funds' outstanding Class D shares to Class C shares at their relative net asset values. The conversion was implemented on May 16, 2008. Effective at the close of business on May 16, 2008, the Funds no longer offer Class D shares. The conversion did not affect individual shareholder account values.

  All classes of shares for each Fund represent interests in the same portfolio of investments, have the same rights and are generally identical in all respects except that each class bears its separate distribution and certain other class-specific expenses, and has exclusive voting rights with respect to any matter on which a separate vote of any class is required.

2. Significant Accounting Policies -- The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which require management to make certain estimates and assumptions at the date of the financial statements. Actual results may differ from these estimates. The following summarizes the significant accounting policies of the Funds:

a. Security Valuation and Risk -- Traded securities are valued at the last sales price on the primary market on which they are traded. Securities for which there is no last sales price are valued by independent pricing services based on bid prices which consider such factors as transactions in bonds, quotations from bond dealers, market transactions in comparable securities and various relationships between securities, or are valued by the Funds' investment manager (the "Manager") based on quotations provided by primary market makers in such securities.

   Securities for which market quotations are not readily available (or are otherwise no longer valid or reliable) are valued at fair value determined in accordance with procedures approved by the Board of Directors. This can occur in the event of, among other things, natural disasters, acts of terrorism, market disruptions, intra-day trading halts, and extreme market volatility. The determination of fair value involves subjective judgments. As a result, using fair value to price a security may result in a price materially different from the prices used by other mutual funds to determine net asset value or the price that may be realized upon the actual sale of the security. Short-term holdings maturing in 60 days or less are valued at current market quotations or amortized cost if the Manager believes it approximates fair value. Short-term holdings that mature in more than 60 days are valued at current market quotations until the 60th day prior to maturity and are then valued as described above for securities maturing in 60 days or less.

   Fixed-income securities owned by each Fund are subject to interest-rate risk, credit risk, prepayment risk, and market risk. To the extent that the Fund concentrates its investments in municipal securities issued by a single state and its municipalities, specific events or factors affecting a particular state may have an impact on the municipal securities of that state without affecting the municipal market in general.

b. Restricted Cash -- Restricted cash represents deposits that are being held by banks as collateral for letters of credit issued in connection with the Series' insurance policies.

c. Multiple Class Allocations -- Each Fund's income, expenses (other than class-specific expenses), and realized and unrealized gains or losses on investments are allocated daily to each class of shares of that Fund based upon the relative value of the shares of each class. Class-specific expenses, which include distribution and service (12b-1) fees and any other items that are specifically attributable to a particular class, are charged directly to such class. For the year ended September 30, 2008, distribution and service (12b-1) fees were the only class-specific expenses.

d. Security Transactions and Related Investment Income -- Investment transactions are recorded on trade dates. Identified cost of investments sold is used for both financial reporting and federal income tax purposes. Interest income is recorded on the accrual basis. The Funds amortize discounts and premiums paid on purchases of portfolio securities for financial reporting purposes.

   Short-term holdings include securities with stated or effective maturity dates of less than one year.

   Variable rate demand notes (VRDN) purchased by the Funds may be put back to the designated remarketing agent for the issue at par on any day, for settlement within seven days, and, accordingly, are treated as short-term holdings. These notes bear interest at a rate that resets daily or weekly. At September 30, 2008, the interest rates paid on these notes ranged from 2.50% to 7.50%.

e. Distributions to Shareholders -- Dividends are declared daily and paid monthly. Other distributions paid by the Funds are recorded on the ex-dividend date.

f. Taxes -- There is no provision for federal income tax. Each Fund has elected to be taxed as a regulated investment company and intends to distribute substantially all taxable net income and net gain realized.

   On October 1, 2007, the Funds adopted Financial Accounting Standards Board ("FASB") Interpretation No. 48 ("FIN 48"), "Accounting for Uncertainty in Income Taxes -- an interpretation of FASB Statement No. 109." FIN 48 requires the Funds to measure and recognize in their financial statements the benefit of a tax position taken (or expected to be taken) on an income tax return if such position will more likely than not be sustained upon examination based on the technical merits of the position. The Funds file income tax returns in the US Federal jurisdiction, as well as the New York State and New York City jurisdictions. Based upon their review of tax positions for the Funds' open tax years of 2005-2008 in these jurisdictions, the Funds have determined that FIN 48 did not have a material impact on the Funds' financial statements for the year ended September 30, 2008.

3. Management Fee, Distribution Services, and Other Transactions -- The Manager manages the affairs of the Funds (see Note 10) and provides the necessary personnel and facilities. Compensation of all Officers of the Funds, all Directors of the Funds who are employees of the Manager, and all personnel of the Funds and the Manager is paid by the Manager. The Manager's fee, calculated daily and payable monthly, is equal to 0.50% per annum of each Fund's average daily net assets.

Notes to Financial Statements


  For the year ended September 30, 2008, Seligman Advisors, Inc. (the "Distributor"), agent for the distribution of the Funds' shares and an affiliate of the Manager, received commissions and concessions from sales of Class A. Commissions were also paid to dealers for sales of Class A shares as follows:

                                  Commissions and
                                Concessions Retained   Dealer
                Fund               by Distributor    Commissions
                ------------------------------------------------
                National               $7,651          $50,241
                ------------------------------------------------
                Colorado                4,731           32,931
                ------------------------------------------------
                Georgia                 1,550           10,046
                ------------------------------------------------
                Louisiana               2,272           15,784
                ------------------------------------------------
                Maryland                5,268           37,385
                ------------------------------------------------
                Massachusetts           7,566           52,662
                ------------------------------------------------
                Michigan                3,860           23,000
                ------------------------------------------------
                Minnesota               6,427           43,070
                ------------------------------------------------
                Missouri                2,485           15,912
                ------------------------------------------------
                New York                7,550           41,174
                ------------------------------------------------
                Ohio                    4,907           31,765
                ------------------------------------------------
                Oregon                  5,911           41,673
                ------------------------------------------------
                South Carolina          7,824           52,594
                ------------------------------------------------

  The Funds each have an Administration, Shareholder Services and Distribution Plan (the "Plan") with respect to distribution of its shares. Under the Plan, with respect to Class A shares, service organizations can enter into agreements with the Distributor and receive continuing fees of up to 0.25% on an annual basis of the average daily net assets of the Class A shares attributable to the particular service organizations for providing personal services and/or the maintenance of shareholder accounts. Such fees are paid monthly by the Funds to the Distributor pursuant to the Plan. For the year ended September 30, 2008, fees incurred under the Plan, equivalent to 0.10% per annum of the average daily net assets of Class A shares, were as follows:

                 Fund                   Fund
                 ----------------------------------------------
                 National       $58,758 Minnesota       $69,767
                 ----------------------------------------------
                 Colorado        31,095 Missouri         25,927
                 ----------------------------------------------
                 Georgia         24,881 New York         57,994
                 ----------------------------------------------
                 Louisiana       25,092 Ohio             90,035
                 ----------------------------------------------
                 Maryland        31,998 Oregon           45,073
                 ----------------------------------------------
                 Massachusetts   58,382 South Carolina   60,371
                 ----------------------------------------------
                 Michigan        74,040
                 ----------------------------------------------

  Under the Plan, with respect to Class C and Class D shares (only through May 16, 2008), service organizations can enter into agreements with the Distributor and receive continuing fees for providing personal services and/or the maintenance of shareholder accounts of up to 0.25% on an annual basis of the average daily net assets of the Class C and Class D shares for which the organizations are responsible, and fees for providing other distribution assistance of up to 0.75% on an annual basis of such average daily net assets. Such fees are paid monthly by the Funds to the Distributor pursuant to the Plan. For the year ended September 30, 2008, fees incurred under the Plan equivalent to 1% per annum of the average daily net assets of Class C and Class D shares (only through May 16, 2008) were as follows:

         Fund           Class C Class D  Fund           Class C Class D
         --------------------------------------------------------------
         National       $19,557 $ 6,715  Minnesota      $ 3,010 $ 2,090
         --------------------------------------------------------------
         Colorado         3,079   1,115  Missouri         1,732   2,053
         --------------------------------------------------------------
         Georgia          6,044   6,082  New York        49,789  14,217
         --------------------------------------------------------------
         Louisiana        6,692   3,687  Ohio            10,039   3,635
         --------------------------------------------------------------
         Maryland         7,776   6,953  Oregon          17,000   6,842
         --------------------------------------------------------------
         Massachusetts   25,714   1,320  South Carolina  40,756  11,239
         --------------------------------------------------------------
         Michigan        12,652  10,816
         --------------------------------------------------------------

  The Distributor and Seligman Services, Inc., also an affiliate of the Manager, are eligible to receive distribution and service (12b-1) fees pursuant to the Plan. For the year ended September 30, 2008, the Distributor and Seligman Services, Inc. received distribution and service (12b-1) fees pursuant to the Plan, as follows:

                      Distribution and                  Distribution and
                      Service (12b-1)                   Service (12b-1)
       Fund                 Fees        Fund                  Fees
       -----------------------------------------------------------------
       National            $5,613       Minnesota           $ 1,993
       -----------------------------------------------------------------
       Colorado             2,000       Missouri              1,068
       -----------------------------------------------------------------
       Georgia              1,160       New York             10,184
       -----------------------------------------------------------------
       Louisiana            1,590       Ohio                  4,685
       -----------------------------------------------------------------
       Maryland             1,507       Oregon                  307
       -----------------------------------------------------------------
       Massachusetts        2,116       South Carolina        1,937
       -----------------------------------------------------------------
       Michigan             2,468
       -----------------------------------------------------------------

  The Distributor is entitled to retain any CDSC imposed on certain redemptions of shares. For the year ended September 30, 2008, such charges were as follows:

                    Fund                Fund
                    ----------------------------------------
                    National       $230 Minnesota       $ --
                    ----------------------------------------
                    Colorado         -- Missouri          --
                    ----------------------------------------
                    Georgia          -- New York         699
                    ----------------------------------------
                    Louisiana        -- Ohio             750
                    ----------------------------------------
                    Maryland         -- Oregon            --
                    ----------------------------------------
                    Massachusetts   613 South Carolina   991
                    ----------------------------------------
                    Michigan         --
                    ----------------------------------------

  For the year ended September 30, 2008, Seligman Data Corp., which is owned by certain associated investment companies, charged each Fund at cost for shareholder account services in accordance with a methodology approved by the Series' Directors as follows:

                Fund                    Fund
                ------------------------------------------------
                National       $106,228 Minnesota       $121,856
                ------------------------------------------------
                Colorado         54,209 Missouri          47,038
                ------------------------------------------------
                Georgia          45,956 New York         108,262
                ------------------------------------------------
                Louisiana        44,228 Ohio             158,081
                ------------------------------------------------
                Maryland         61,011 Oregon            76,192
                ------------------------------------------------
                Massachusetts   104,057 South Carolina   105,838
                ------------------------------------------------
                Michigan        132,973
                ------------------------------------------------

  Costs of Seligman Data Corp. directly attributable to a Fund were charged to that Fund. The remaining charges were allocated to each Fund by Seligman Data Corp. pursuant to a formula based on each Fund's net assets, shareholder transaction volume and number of shareholder accounts.

  The Series and certain other associated investment companies (together, the "Guarantors") have severally but not jointly guaranteed the performance and observance of all the terms and conditions of a lease entered into by Seligman Data Corp., including the payment of rent by Seligman Data Corp. (the "Guaranty"). The lease and the related Guaranty expire in January 2019. The obligation of the Series to pay any amount due under the Guaranty is limited to a specified percentage of the full amount, which generally is based on the Series' percentage of the expenses billed by Seligman Data Corp. to all Guarantors in the most recent calendar quarter. As of September 30, 2008, the Series' potential obligation under the Guaranty was $537,800. As of September 30, 2008, no event has occurred which would result in the Series becoming liable to make any payment under the Guaranty. Each Fund would bear a portion of any payments made by the Series under the Guaranty. A portion of the rent paid by Seligman Data Corp. is charged to the Funds as part of Seligman Data Corp.'s shareholder account services cost.

Notes to Financial Statements


  During the year ended September 30, 2008, certain officers and directors of the Series were officers or directors of the Manager, the Distributor, Seligman Services, Inc., and/or Seligman Data Corp.

  The Series has a compensation agreement under which Directors who receive fees may elect to defer receiving such fees. Directors may elect to have their deferred fees accrue interest or earn a return based on the performance of the Funds or other funds in the Seligman Group of Investment Companies. Deferred fees and related accrued earnings are not deductible by the Funds for federal income tax purposes until such amounts are paid. The cost of such fees and earnings/loss accrued thereon is included in Directors' fees and expenses, and the accumulated balances thereof at September 30, 2008 are included in accrued expenses and other liabilities as follows:

                  Fund                  Fund
                  --------------------------------------------
                  National       $  975 Minnesota       $1,043
                  --------------------------------------------
                  Colorado          758 Missouri           722
                  --------------------------------------------
                  Georgia           721 New York         1,014
                  --------------------------------------------
                  Louisiana         723 Ohio             1,200
                  --------------------------------------------
                  Maryland          776 Oregon             875
                  --------------------------------------------
                  Massachusetts     972 South Carolina   1,015
                  --------------------------------------------
                  Michigan        1,095
                  --------------------------------------------

4. Committed Line of Credit -- The Series is a participant in a joint $200 million committed line of credit that is shared by substantially all open-end funds in the Seligman Group of Investment Companies. The Directors have currently limited each Fund's borrowings to 10% of its net assets. Borrowings pursuant to the credit facility are subject to interest at a rate equal to the overnight federal funds rate plus 0.50%. Each Fund incurs a commitment fee of 0.12% per annum on its share of the unused portion of the credit facility. The credit facility may be drawn upon only for temporary purposes and is subject to certain other customary restrictions. The credit facility commitment expires in June 2009, but is renewable annually with the consent of the participating banks. There were no borrowings during the year ended September 30, 2008.

5. Purchases and Sales of Securities -- Purchases and sales of portfolio securities, excluding short-term investments, for the year ended September 30, 2008, were as follows:

                    Fund             Purchases     Sales
                    ---------------------------------------
                    National        $ 8,730,305 $ 8,690,000
                    ---------------------------------------
                    Colorado          5,391,711   5,290,000
                    ---------------------------------------
                    Georgia                  --     235,000
                    ---------------------------------------
                    Louisiana         6,197,939   9,300,860
                    ---------------------------------------
                    Maryland                 --   2,440,310
                    ---------------------------------------
                    Massachusetts     2,081,040   3,570,000
                    ---------------------------------------
                    Michigan                 --   9,720,900
                    ---------------------------------------
                    Minnesota         9,723,046  13,931,500
                    ---------------------------------------
                    Missouri            519,395   1,054,160
                    ---------------------------------------
                    New York          1,318,041     235,100
                    ---------------------------------------
                    Ohio             20,281,800  29,327,301
                    ---------------------------------------
                    Oregon                   --   4,665,620
                    ---------------------------------------
                    South Carolina           --   2,800,000
                    ---------------------------------------

6. Federal Tax Information -- Certain components of income, expense and realized capital gain and loss are recognized at different times or have a different character for federal income tax purposes and for financial reporting purposes. Where such differences are permanent in nature, they are reclassified in the components of net assets based on their characterization for federal income tax purposes. Any such reclassifications will have no effect on net assets, results of operations or net asset value per share of the Fund. As a result of the differences described above, the treatment for financial reporting purposes of distributions made during the year from net investment income or net realized gains may differ from their treatment for federal income tax purposes. Further, the cost of investments also can differ for federal income tax purposes.

  At September 30, 2008, each Fund's tax basis cost was less than the cost for financial reporting purposes, primarily due to the amortization of market discounts for financial reporting purposes. The tax basis cost was as follows:

                                              Tax
                                             Basis
                          Fund               Cost
                          ---------------------------
                          National        $60,219,582
                          ---------------------------
                          Colorado         29,547,415
                          ---------------------------
                          Georgia          24,200,602
                          ---------------------------
                          Louisiana        24,955,212
                          ---------------------------
                          Maryland         32,086,892
                          ---------------------------
                          Massachusetts    56,458,983
                          ---------------------------
                          Michigan         68,773,130
                          ---------------------------
                          Minnesota        66,082,537
                          ---------------------------
                          Missouri         24,233,936
                          ---------------------------
                          New York         62,212,915
                          ---------------------------
                          Ohio             83,534,460
                          ---------------------------
                          Oregon           44,433,329
                          ---------------------------
                          South Carolina   62,349,899
                          ---------------------------

Notes to Financial Statements


At September 30, 2008, the tax basis components of accumulated earnings (losses) were as follows:

                                                           National      Colorado      Georgia      Louisiana     Maryland
----------------------------------------------------------------------------------------------------------------------------
Gross unrealized appreciation of portfolio securities     $   896,838  $ 1,031,630    $   564,052  $   329,582  $   525,925
----------------------------------------------------------------------------------------------------------------------------
Gross unrealized depreciation of portfolio securities      (2,692,699)    (890,472)    (1,541,882)  (1,341,406)    (748,390)
----------------------------------------------------------------------------------------------------------------------------
Net unrealized appreciation (depreciation) of portfolio
securities                                                 (1,795,861)     141,158       (977,830)  (1,011,824)    (222,465)
----------------------------------------------------------------------------------------------------------------------------
Undistributed tax-exempt income                               101,118       43,572         38,345       35,646       49,421
----------------------------------------------------------------------------------------------------------------------------
Capital loss carryforward                                  (1,134,889)          --       (725,541)          --           --
----------------------------------------------------------------------------------------------------------------------------
Undistributed net realized gain                                    --       75,279             --      330,456       64,779
----------------------------------------------------------------------------------------------------------------------------
Total accumulated earnings (losses)                      $ (2,829,632) $   260,009   $ (1,665,026) $  (645,722) $  (108,265)
----------------------------------------------------------------------------------------------------------------------------

                                                         Massachusetts   Michigan     Minnesota     Missouri      New York
----------------------------------------------------------------------------------------------------------------------------
Gross unrealized appreciation of portfolio securities     $ 3,023,299  $ 1,426,055    $ 1,606,075  $   815,394  $ 1,784,769
----------------------------------------------------------------------------------------------------------------------------
Gross unrealized depreciation of portfolio securities        (814,089)  (3,024,031)    (1,727,911)    (737,617)  (1,766,852)
----------------------------------------------------------------------------------------------------------------------------
Net unrealized appreciation (depreciation) of portfolio
securities                                                  2,209,210   (1,597,976)      (121,836)      77,777       17,917
----------------------------------------------------------------------------------------------------------------------------
Undistributed tax-exempt income                               107,558      102,961         94,372       37,300       95,404
----------------------------------------------------------------------------------------------------------------------------
Undistributed ordinary income                                  50,559           --             --           --           --
----------------------------------------------------------------------------------------------------------------------------
Undistributed net realized gain                               233,601      167,429         78,210           --           --
----------------------------------------------------------------------------------------------------------------------------
Total accumulated earnings (losses)                       $ 2,600,928  $(1,327,586)    $   50,746  $   115,077  $   113,321
----------------------------------------------------------------------------------------------------------------------------

                                                             Ohio         Oregon    South Carolina
---------------------------------------------------------------------------------------------------
Gross unrealized appreciation of portfolio securities     $ 2,160,696  $ 1,191,477     $1,254,167
---------------------------------------------------------------------------------------------------
Gross unrealized depreciation of portfolio securities      (3,265,829)  (1,332,896)    (2,239,849)
---------------------------------------------------------------------------------------------------
Net unrealized depreciation of portfolio securities        (1,105,133)    (141,419)      (985,682)
---------------------------------------------------------------------------------------------------
Undistributed tax-exempt income                               119,056       70,318         97,364
---------------------------------------------------------------------------------------------------
Undistributed net realized gain                               742,372      137,489         52,336
---------------------------------------------------------------------------------------------------
Total accumulated earnings (losses)                       $  (243,705) $    66,388     $ (835,982)
---------------------------------------------------------------------------------------------------

The tax characterization of distributions paid was as follows:

                        Year Ended 9/30/08          Year Ended 9/30/07
     ---------------------------------------------------------------------
                     Tax-exempt    Long-term     Tax-exempt    Long-term
                       income    capital gains     income    capital gains
     ---------------------------------------------------------------------
     National        $ 2,189,168            --   $ 2,636,683            --
     ---------------------------------------------------------------------
     Colorado          1,151,611            --     1,278,218      $217,023
     ---------------------------------------------------------------------
     Georgia           1,017,622            --     1,073,818            --
     ---------------------------------------------------------------------
     Louisiana           985,357      $112,329     1,213,618        92,690
     ---------------------------------------------------------------------
     Maryland          1,161,722        12,996     1,230,748       271,296
     ---------------------------------------------------------------------
     Massachusetts     2,363,275       393,631     2,628,515       308,997
     ---------------------------------------------------------------------
     Michigan          2,896,929       533,961     3,401,409       662,604
     ---------------------------------------------------------------------
     Minnesota         2,444,306       356,807     2,939,015       122,448
     ---------------------------------------------------------------------
     Missouri            951,443       136,928     1,033,214       203,200
     ---------------------------------------------------------------------
     New York          2,562,686       311,858     2,794,602        25,873
     ---------------------------------------------------------------------
     Ohio              3,155,353       229,382     3,745,032            --
     ---------------------------------------------------------------------
     Oregon            1,773,010        81,489     1,922,439       403,796
     ---------------------------------------------------------------------
     South Carolina    2,557,404       127,044     2,830,900       422,677
     ---------------------------------------------------------------------

At September 30, 2008, the National and Georgia Funds had net capital loss carryforwards for federal income tax purposes of $1,134,889 (with $1,130,135 and $4,754 expiring in 2011 and 2012, respectively) and $725,541 (expiring in
2013), respectively, which are available for offset against future taxable net capital gains. Accordingly, no capital gain distributions are expected to be paid to shareholders of these Funds until net capital gains have been realized in excess of the available capital loss carryforwards. During the year ended September 30, 2008, the National Fund utilized $10,713 of prior year's capital loss carryforwards.

Notes to Financial Statements

7.Capital Share Transactions -- Transactions in shares of Capital Stock were as follows:

                                                        Class A                                         Class C
                                   -------------------------------------------------  ------------------------------------------
                                                Year Ended September 30,                       Year Ended September 30,
                                   -------------------------------------------------  ------------------------------------------
                                             2008                     2007                     2008                  2007
---------------------------------------------------------------------------------------------------------------------------------
National Fund                        Shares       Amount      Shares       Amount      Shares      Amount     Shares     Amount
---------------------------------------------------------------------------------------------------------------------------------
Net proceeds from sales of shares     915,102  $ 7,026,889     119,434  $    931,601    30,802  $   235,899     6,473  $  50,567
---------------------------------------------------------------------------------------------------------------------------------
Investment of dividends               165,149    1,271,880     198,721     1,546,820     4,191       32,239     5,536     43,115
---------------------------------------------------------------------------------------------------------------------------------
Exchanged from associated funds       235,185    1,814,259     191,139     1,493,189    51,904      398,599    12,766     99,327
---------------------------------------------------------------------------------------------------------------------------------
Converted from Class D*                    --           --          --            --   127,801      990,454        --         --
---------------------------------------------------------------------------------------------------------------------------------
Total                               1,315,436   10,113,028     509,294     3,971,610   214,698    1,657,191    24,775    193,009
---------------------------------------------------------------------------------------------------------------------------------
Cost of shares repurchased         (1,027,708)  (7,836,811) (1,360,733)  (10,600,308) (134,190)  (1,027,197)  (93,350)  (728,225)
---------------------------------------------------------------------------------------------------------------------------------
Exchanged into associated funds       (56,165)    (435,200)    (91,168)     (712,474)   (4,948)     (38,000)   (8,301)   (64,350)
---------------------------------------------------------------------------------------------------------------------------------
Total                              (1,083,873)  (8,272,011) (1,451,901)  (11,312,782) (139,138)  (1,065,197) (101,651)  (792,575)
---------------------------------------------------------------------------------------------------------------------------------
Increase (decrease)                   231,563  $ 1,841,017    (942,607) $ (7,341,172)   75,560  $   591,994   (76,876) $(599,566)
---------------------------------------------------------------------------------------------------------------------------------

                                                        Class D
                                   -------------------------------------------------
                                       October 1, 2007                Year
                                              to                      Ended
                                        May 16, 2008+          September 30, 2007
--------------------------------------------------------------------------------------
National Fund                        Shares       Amount      Shares       Amount
--------------------------------------------------------------------------------------
Net proceeds from sales of shares       6,488  $    50,541          17  $        136
--------------------------------------------------------------------------------------
Investment of dividends                 1,738       13,445       3,114        24,245
--------------------------------------------------------------------------------------
Exchanged from associated funds        13,866      107,760      38,525       300,281
--------------------------------------------------------------------------------------
Total                                  22,092      171,746      41,656       324,662
--------------------------------------------------------------------------------------
Cost of shares repurchased            (31,202)    (241,178)    (45,564)     (355,447)
--------------------------------------------------------------------------------------
Exchanged into associated funds            --           --     (17,864)     (139,147)
--------------------------------------------------------------------------------------
Converted to Class C*                (127,801)    (990,454)         --            --
--------------------------------------------------------------------------------------
Total                                (159,003)  (1,231,632)    (63,428)     (494,594)
--------------------------------------------------------------------------------------
Decrease                             (136,911) $(1,059,886)    (21,772) $   (169,932)
--------------------------------------------------------------------------------------

                                                        Class A                                         Class C
                                   -------------------------------------------------  ------------------------------------------
                                                Year Ended September 30,                       Year Ended September 30,
                                   -------------------------------------------------  ------------------------------------------
                                             2008                     2007                     2008                  2007
---------------------------------------------------------------------------------------------------------------------------------
Colorado Fund                        Shares       Amount      Shares       Amount      Shares      Amount     Shares     Amount
---------------------------------------------------------------------------------------------------------------------------------
Net proceeds from sales of shares     328,413  $ 2,448,996      40,000  $    298,925    87,798  $   646,723        16  $     116
---------------------------------------------------------------------------------------------------------------------------------
Investment of dividends                86,773      647,171      94,128       702,483       621        4,616       506      3,773
---------------------------------------------------------------------------------------------------------------------------------
Exchanged from associated funds            --           --      10,201        76,425        --           --        --         --
---------------------------------------------------------------------------------------------------------------------------------
Converted from Class D*                    --           --          --            --    25,850      193,102        --         --
---------------------------------------------------------------------------------------------------------------------------------
Investment of gain distributions           --           --      20,293       152,209        --           --       183      1,368
---------------------------------------------------------------------------------------------------------------------------------
Total                                 415,186    3,096,167     164,622     1,230,042   114,269      844,441       705      5,257
---------------------------------------------------------------------------------------------------------------------------------
Cost of shares repurchased           (395,298)  (2,943,786)   (363,674)   (2,710,946)     (619)      (4,488)   (1,891)   (14,088)
---------------------------------------------------------------------------------------------------------------------------------
Exchanged into associated funds       (18,800)    (140,158)     (4,608)      (34,581)       --           --        --         --
---------------------------------------------------------------------------------------------------------------------------------
Total                                (414,098)  (3,083,944)   (368,282)   (2,745,527)     (619)      (4,488)   (1,891)   (14,088)
---------------------------------------------------------------------------------------------------------------------------------
Increase (decrease)                     1,088  $    12,223    (203,660) $ (1,515,485)  113,650  $   839,953    (1,186) $  (8,831)
---------------------------------------------------------------------------------------------------------------------------------

                                                        Class D
                                   -------------------------------------------------
                                       October 1, 2007                Year
                                              to                      Ended
                                        May 16, 2008+          September 30, 2007
--------------------------------------------------------------------------------------
Colorado Fund                        Shares       Amount      Shares       Amount
--------------------------------------------------------------------------------------
Net proceeds from sales of shares       2,687  $    19,995       4,332  $     32,097
--------------------------------------------------------------------------------------
Investment of dividends                   328        2,451         535         3,986
--------------------------------------------------------------------------------------
Exchanged from associated funds            --           --         572         4,235
--------------------------------------------------------------------------------------
Investment of gain distributions           --           --         125           936
--------------------------------------------------------------------------------------
Total                                   3,015       22,446       5,564        41,254
--------------------------------------------------------------------------------------
Cost of shares repurchased                 --           --      (1,405)      (10,493)
--------------------------------------------------------------------------------------
Converted to Class C*                 (25,850)    (193,102)         --            --
--------------------------------------------------------------------------------------
Total                                 (25,850)    (193,102)     (1,405)      (10,493)
--------------------------------------------------------------------------------------
Increase (decrease)                   (22,835) $  (170,656)      4,159  $     30,761
--------------------------------------------------------------------------------------

--------
See footnotes on page 52.

Notes to Financial Statements

                                                      Class A                                    Class C
                                   --------------------------------------------  ---------------------------------------
                                             Year Ended September 30,                    Year Ended September 30,
                                   --------------------------------------------  ---------------------------------------
                                            2008                   2007                  2008                2007
-------------------------------------------------------------------------------------------------------------------------
Georgia Fund                        Shares      Amount     Shares      Amount     Shares    Amount     Shares    Amount
-------------------------------------------------------------------------------------------------------------------------
Net proceeds from sales of shares   133,446  $ 1,007,467    55,767  $   428,951    4,765  $   35,143      671  $   5,139
-------------------------------------------------------------------------------------------------------------------------
Investment of dividends              84,583      635,793    89,584      686,239    1,333       9,949      878      6,767
-------------------------------------------------------------------------------------------------------------------------
Exchanged from associated funds       2,371       17,724    14,116      108,485       --          --    9,095     70,034
-------------------------------------------------------------------------------------------------------------------------
Converted from Class D*                  --           --        --           --  127,826     966,365       --         --
-------------------------------------------------------------------------------------------------------------------------
Total                               220,400    1,660,984   159,467    1,223,675  133,924   1,011,457   10,644     81,940
-------------------------------------------------------------------------------------------------------------------------
Cost of shares repurchased         (372,487)  (2,790,699) (398,383)  (3,046,381) (26,748)   (199,380) (34,679)  (267,937)
-------------------------------------------------------------------------------------------------------------------------
Exchanged into associated funds     (13,495)     (95,817)   (5,517)     (42,676)      --          --       --         --
-------------------------------------------------------------------------------------------------------------------------
Total                              (385,982)  (2,886,516) (403,900)  (3,089,057) (26,748)   (199,380) (34,679)  (267,937)
-------------------------------------------------------------------------------------------------------------------------
Increase (decrease)                (165,582) $(1,225,532) (244,433) $(1,865,382) 107,176  $  812,077  (24,035) $(185,997)
-------------------------------------------------------------------------------------------------------------------------

                                                      Class D
                                   --------------------------------------------
                                      October 1, 2007              Year
                                             to                   Ended
                                       May 16, 2008+        September 30, 2007
---------------------------------------------------------------------------------
Georgia Fund                        Shares      Amount     Shares      Amount
---------------------------------------------------------------------------------
Net proceeds from sales of shares       106  $       800    16,574  $   128,317
---------------------------------------------------------------------------------
Investment of dividends               1,966       14,927     2,737       21,014
---------------------------------------------------------------------------------
Total                                 2,072       15,727    19,311      149,331
---------------------------------------------------------------------------------
Cost of shares repurchased               --           --    (9,412)     (72,573)
---------------------------------------------------------------------------------
Converted to Class C*              (127,826)    (966,365)       --           --
---------------------------------------------------------------------------------
Total                              (127,826)    (966,365)   (9,412)     (72,573)
---------------------------------------------------------------------------------
Increase (decrease)                (125,754) $  (950,638)    9,899  $    76,758
---------------------------------------------------------------------------------

                                                      Class A                                    Class C
                                   --------------------------------------------  ---------------------------------------
                                             Year Ended September 30,                    Year Ended September 30,
                                   --------------------------------------------  ---------------------------------------
                                            2008                   2007                  2008                2007
-------------------------------------------------------------------------------------------------------------------------
Louisiana Fund                      Shares      Amount     Shares      Amount     Shares    Amount     Shares    Amount
-------------------------------------------------------------------------------------------------------------------------
Net proceeds from sales of shares    66,694  $   512,191    75,690  $   598,910    1,036  $    7,979   12,718  $ 100,857
-------------------------------------------------------------------------------------------------------------------------
Investment of dividends              85,556      663,472    97,586      769,976    2,177      16,812    1,708     13,467
-------------------------------------------------------------------------------------------------------------------------
Exchanged from associated funds      21,409      167,635     2,546       19,851       --          --       --         --
-------------------------------------------------------------------------------------------------------------------------
Converted from Class D*                  --           --        --           --   76,872     595,756       --         --
-------------------------------------------------------------------------------------------------------------------------
Investment of gain distributions     10,684       83,327     8,346       66,264      222       1,733      140      1,108
-------------------------------------------------------------------------------------------------------------------------
Total                               184,343    1,426,625   184,168    1,455,001   80,307     622,280   14,566    115,432
-------------------------------------------------------------------------------------------------------------------------
Cost of shares repurchased         (366,188)  (2,851,371) (517,974)  (4,084,870)    (132)     (1,008) (39,436)  (313,862)
-------------------------------------------------------------------------------------------------------------------------
Exchanged into associated funds     (21,203)    (167,085)   (9,302)     (73,488)      --          --       --         --
-------------------------------------------------------------------------------------------------------------------------
Total                              (387,391)  (3,018,456) (527,276)  (4,158,358)    (132)     (1,008) (39,436)  (313,862)
-------------------------------------------------------------------------------------------------------------------------
Increase (decrease)                (203,048) $(1,591,831) (343,108) $(2,703,357)  80,175  $  621,272  (24,870) $(198,430)
-------------------------------------------------------------------------------------------------------------------------

                                                      Class D
                                   --------------------------------------------
                                      October 1, 2007              Year
                                             to                   Ended
                                       May 16, 2008+        September 30, 2007
---------------------------------------------------------------------------------
Louisiana Fund                      Shares      Amount     Shares      Amount
---------------------------------------------------------------------------------
Net proceeds from sales of shares     3,551  $    27,737    11,440  $    90,847
---------------------------------------------------------------------------------
Investment of dividends               1,247        9,726     1,901       15,008
---------------------------------------------------------------------------------
Investment of gain distributions        238        1,856       165        1,312
---------------------------------------------------------------------------------
Total                                 5,036       39,319    13,506      107,167
---------------------------------------------------------------------------------
Cost of shares repurchased               --           --    (6,562)     (51,570)
---------------------------------------------------------------------------------
Exchanged into associated funds          --           --   (10,147)     (80,161)
---------------------------------------------------------------------------------
Converted to Class C*               (76,773)    (595,756)       --           --
---------------------------------------------------------------------------------
Total                               (76,773)    (595,756)  (16,709)    (131,731)
---------------------------------------------------------------------------------
Decrease                            (71,737) $  (556,437)   (3,203) $   (24,564)
---------------------------------------------------------------------------------

--------
See footnotes on page 52.

Notes to Financial Statements

                                                      Class A                                     Class C
                                   --------------------------------------------  ----------------------------------------
                                             Year Ended September 30,                    Year Ended September 30,
                                   --------------------------------------------  ----------------------------------------
                                            2008                   2007                  2008                 2007
--------------------------------------------------------------------------------------------------------------------------
Maryland Fund                       Shares      Amount     Shares      Amount     Shares    Amount     Shares    Amount
--------------------------------------------------------------------------------------------------------------------------
Net proceeds from sales of shares   211,218  $ 1,863,670    53,182  $   416,313   31,267  $  243,465    1,307  $   10,051
--------------------------------------------------------------------------------------------------------------------------
Investment of dividends              92,898      724,740    99,211      775,081    1,825      14,222    1,299      10,172
--------------------------------------------------------------------------------------------------------------------------
Exchanged from associated funds      68,339      308,416    15,172      119,404       --          --       --          --
--------------------------------------------------------------------------------------------------------------------------
Converted from Class D*                  --           --        --           --  140,142   1,097,308       --          --
--------------------------------------------------------------------------------------------------------------------------
Investment of gain distributions      1,273        9,906    25,465      200,846       18         137      406       3,210
--------------------------------------------------------------------------------------------------------------------------
Total                               373,728    2,906,732   193,030    1,511,644  173,252   1,355,132    3,012      23,433
--------------------------------------------------------------------------------------------------------------------------
Cost of shares repurchased         (368,809)  (2,870,618) (361,585)  (2,828,091) (16,470)   (128,089) (19,289)   (151,332)
--------------------------------------------------------------------------------------------------------------------------
Exchanged into associated funds     (36,328)    (283,051)   (3,324)     (25,776)      --          --       --          --
--------------------------------------------------------------------------------------------------------------------------
Total                              (405,137)  (3,153,669) (364,909)  (2,853,867) (16,470)   (128,089) (19,289)   (151,332)
--------------------------------------------------------------------------------------------------------------------------
Increase (decrease)                 (31,409) $  (246,937) (171,879) $(1,342,223) 156,782  $1,227,043  (16,277) $ (127,899)
--------------------------------------------------------------------------------------------------------------------------

                                                      Class D
                                   --------------------------------------------
                                      October 1, 2007              Year
                                             to                   Ended
                                       May 16, 2008+        September 30, 2007
---------------------------------------------------------------------------------
Maryland Fund                       Shares      Amount     Shares      Amount
---------------------------------------------------------------------------------
Net proceeds from sales of shares        --  $        --        20  $       160
---------------------------------------------------------------------------------
Investment of dividends               1,789       14,003     4,253       33,281
---------------------------------------------------------------------------------
Exchanged from associated funds          --           --    31,694      243,867
---------------------------------------------------------------------------------
Investment of gain distributions         44          341     1,256        9,918
---------------------------------------------------------------------------------
Total                                 1,833       14,344    37,223      287,226
---------------------------------------------------------------------------------
Cost of shares repurchased           (2,330)     (18,332)  (60,064)    (469,340)
---------------------------------------------------------------------------------
Exchanged into associated funds      (2,357)     (18,428)  (29,341)    (228,030)
---------------------------------------------------------------------------------
Converted to Class C*              (140,142)  (1,097,308)       --           --
---------------------------------------------------------------------------------
Total                              (144,829)  (1,134,068)  (89,405)    (697,370)
---------------------------------------------------------------------------------
Decrease                           (142,996) $(1,119,724)  (52,182) $  (410,144)
---------------------------------------------------------------------------------

                                                      Class A                                     Class C
                                   --------------------------------------------  ----------------------------------------
                                             Year Ended September 30,                    Year Ended September 30,
                                   --------------------------------------------  ----------------------------------------
                                            2008                   2007                  2008                 2007
--------------------------------------------------------------------------------------------------------------------------
Massachusetts Fund                  Shares      Amount     Shares      Amount     Shares    Amount     Shares    Amount
--------------------------------------------------------------------------------------------------------------------------
Net proceeds from sales of shares   360,406  $ 2,821,677   143,078  $ 1,134,575   21,043  $  164,805  128,027  $1,014,630
--------------------------------------------------------------------------------------------------------------------------
Investment of dividends             187,487    1,470,719   198,940    1,572,694    3,628      28,472    4,541      35,954
--------------------------------------------------------------------------------------------------------------------------
Exchanged from associated funds     204,537    1,604,542     9,156       71,799    5,672      44,468       --          --
--------------------------------------------------------------------------------------------------------------------------
Converted from Class D*                  --           --        --           --   23,419     184,305       --          --
--------------------------------------------------------------------------------------------------------------------------
Investment of gain distributions     36,877      287,999    28,398      226,616    1,178       9,210      922       7,357
--------------------------------------------------------------------------------------------------------------------------
Total                               789,307    6,184,937   379,572    3,005,684   54,940     431,260  133,490   1,057,941
--------------------------------------------------------------------------------------------------------------------------
Cost of shares repurchased         (693,140)  (5,425,186) (811,757)  (6,423,308) (90,530)   (712,018) (70,167)   (554,528)
--------------------------------------------------------------------------------------------------------------------------
Exchanged into associated funds     (38,776)    (304,161)  (12,042)     (95,308)      --          --       --          --
--------------------------------------------------------------------------------------------------------------------------
Total                              (731,916)  (5,729,347) (823,799)  (6,518,616) (90,530)   (712,018) (70,167)   (554,528)
--------------------------------------------------------------------------------------------------------------------------
Increase (decrease)                  57,391  $   455,590  (444,227) $(3,512,932) (35,590) $ (280,758)  63,323  $  503,413
--------------------------------------------------------------------------------------------------------------------------

                                                      Class D
                                   --------------------------------------------
                                      October 1, 2007              Year
                                             to                   Ended
                                       May 16, 2008+        September 30, 2007
---------------------------------------------------------------------------------
Massachusetts Fund                  Shares      Amount     Shares      Amount
---------------------------------------------------------------------------------
Net proceeds from sales of shares        --  $        --         6  $        49
---------------------------------------------------------------------------------
Investment of dividends                 468        3,672     1,309       10,353
---------------------------------------------------------------------------------
Exchanged from associated funds          --           --     2,704       21,438
---------------------------------------------------------------------------------
Investment of gain distributions        148        1,157       178        1,423
---------------------------------------------------------------------------------
Total                                   616        4,829     4,197       33,263
---------------------------------------------------------------------------------
Cost of shares repurchased           (5,674)     (44,721)  (40,359)    (318,146)
---------------------------------------------------------------------------------
Converted to Class C*               (23,419)    (184,305)       --           --
---------------------------------------------------------------------------------
Total                               (29,093)    (229,026)  (40,359)    (318,146)
---------------------------------------------------------------------------------
Decrease                            (28,477) $  (224,197)  (36,162) $  (284,883)
---------------------------------------------------------------------------------

--------
See footnotes on page 52.

Notes to Financial Statements

                                              Class A                                            Class C
                        --------------------------------------------------      ---------------------------------------
                                      Year Ended September 30,                          Year Ended September 30,
                        --------------------------------------------------      ---------------------------------------
                                   2008                        2007                     2008                   2007
----------------------------------------------------------------------------------------------------------------------------
Michigan Fund              Shares        Amount        Shares        Amount      Shares      Amount     Shares     Amount
----------------------------------------------------------------------------------------------------------------------------
Net proceeds from
sales of shares            110,746   $    894,765       73,417   $    602,688     4,697   $   37,691     5,103   $  41,861
----------------------------------------------------------------------------------------------------------------------------
Investment of dividends    235,123      1,895,988      270,872      2,220,126     2,590       20,826     2,799      22,909
----------------------------------------------------------------------------------------------------------------------------
Exchanged from
associated funds             8,380         68,455       46,350        382,164        --           --        --          --
----------------------------------------------------------------------------------------------------------------------------
Converted from Class D*         --             --           --             --   201,419    1,625,453        --          --
----------------------------------------------------------------------------------------------------------------------------
Investment of gain
distributions               51,029        412,288       60,547        501,327       671        5,416       835       6,902
----------------------------------------------------------------------------------------------------------------------------
Total                      405,278      3,271,496      451,186      3,706,305   209,377    1,689,386     8,737      71,672
----------------------------------------------------------------------------------------------------------------------------
Cost of shares
repurchased             (1,402,928)   (11,309,184)  (1,505,817)   (12,318,704)  (71,415)    (573,136)  (10,501)    (85,320)
----------------------------------------------------------------------------------------------------------------------------
Exchanged into
associated funds           (24,793)      (199,889)     (74,907)      (616,158)       --           --        --          --
----------------------------------------------------------------------------------------------------------------------------
Total                   (1,427,721)   (11,509,073)  (1,580,724)   (12,934,862)  (71,415)    (573,136)  (10,501)    (85,320)
----------------------------------------------------------------------------------------------------------------------------
Increase (decrease)     (1,022,443)  $ (8,237,577)  (1,129,538)  $ (9,228,557)  137,962   $1,116,250    (1,764)  $ (13,648)
----------------------------------------------------------------------------------------------------------------------------

                                              Class D
                        --------------------------------------------------
                             October 1, 2007                  Year
                                   to                         Ended
                              May 16, 2008+            September 30, 2007
--------------------------------------------------------------------------------
Michigan Fund             Shares        Amount        Shares        Amount
--------------------------------------------------------------------------------
Net proceeds from
sales of shares                 --   $         --        1,212   $      9,827
--------------------------------------------------------------------------------
Investment of dividends      1,243         10,054        2,473         20,260
--------------------------------------------------------------------------------
Exchanged from
associated funds                --             --        1,801         15,001
--------------------------------------------------------------------------------
Investment of gain
distributions                  470          3,793          778          6,434
--------------------------------------------------------------------------------
Total                        1,713         13,847        6,264         51,522
--------------------------------------------------------------------------------
Cost of shares
repurchased                (15,534)      (124,105)     (37,157)      (305,631)
--------------------------------------------------------------------------------
Exchanged into
associated funds                --             --       (1,498)       (12,185)
--------------------------------------------------------------------------------
Converted to Class C*     (201,419)    (1,625,453)          --             --
--------------------------------------------------------------------------------
Total                     (216,953)    (1,749,558)     (38,655)      (317,816)
--------------------------------------------------------------------------------
Decrease                  (215,240)  $ (1,735,711)     (32,391)  $   (266,294)
--------------------------------------------------------------------------------

                                              Class A                                           Class C
                        --------------------------------------------------      ---------------------------------------
                                     Year Ended September 30,                           Year Ended September 30,
                        --------------------------------------------------      ---------------------------------------
                                  2008                        2007                      2008                  2007
----------------------------------------------------------------------------------------------------------------------------
Minnesota Fund            Shares        Amount        Shares        Amount       Shares     Amount      Shares     Amount
----------------------------------------------------------------------------------------------------------------------------
Net proceeds from
sales of shares            226,272   $  1,699,882      141,488   $  1,075,145    14,411   $  109,000        --   $      --
----------------------------------------------------------------------------------------------------------------------------
Investment of dividends    218,915      1,646,723      267,815      2,031,067       650        4,893       569       4,321
----------------------------------------------------------------------------------------------------------------------------
Exchanged from
associated funds            12,353         92,613       38,730        296,054        --           --        --          --
----------------------------------------------------------------------------------------------------------------------------
Converted from Class D*         --             --           --             --    44,119      333,095        --          --
----------------------------------------------------------------------------------------------------------------------------
Investment of gain
distributions               37,899        284,622       12,715         97,277        71          533        37         286
----------------------------------------------------------------------------------------------------------------------------
Total                      495,439      3,723,840      460,748      3,499,543    59,251      447,521       606       4,607
----------------------------------------------------------------------------------------------------------------------------
Cost of shares
repurchased               (879,651)    (6,558,494)  (1,219,479)    (9,243,317)   (2,093)     (15,868)  (15,007)   (114,108)
----------------------------------------------------------------------------------------------------------------------------
Exchanged into
associated funds           (57,871)      (433,441)     (46,165)      (352,927)       --           --        --          --
----------------------------------------------------------------------------------------------------------------------------
Total                     (937,522)    (6,991,935)  (1,265,644)    (9,596,244)   (2,093)     (15,868)  (15,007)   (114,108)
----------------------------------------------------------------------------------------------------------------------------
Increase (decrease)       (442,083)  $ (3,268,095)    (804,896)  $ (6,096,701)   57,158   $  431,653   (14,401)  $(109,501)
----------------------------------------------------------------------------------------------------------------------------

                                              Class D
                        --------------------------------------------------
                             October 1, 2007                  Year
                                   to                         Ended
                              May 16, 2008+            September 30, 2007
--------------------------------------------------------------------------------
Minnesota Fund            Shares        Amount        Shares        Amount
--------------------------------------------------------------------------------
Net proceeds from
sales of shares                 --   $         --           64   $        481
--------------------------------------------------------------------------------
Investment of dividends        538          4,061        1,087          8,259
--------------------------------------------------------------------------------
Investment of gain
distributions                  181          1,362           67            513
--------------------------------------------------------------------------------
Total                          719          5,423        1,218          9,253
--------------------------------------------------------------------------------
Cost of shares
repurchased                     --             --      (40,782)      (311,219)
--------------------------------------------------------------------------------
Converted to Class C*      (44,119)      (333,095)          --             --
--------------------------------------------------------------------------------
Total                      (44,119)      (333,095)     (40,782)      (311,219)
--------------------------------------------------------------------------------
Decrease                   (43,400)  $   (327,672)     (39,564)  $   (301,966)
--------------------------------------------------------------------------------

  ------
  See footnotes on page 52.

Notes to Financial Statements

                                                      Class A                                       Class C
                                   --------------------------------------------  --------------------------------------------
                                             Year Ended September 30,                      Year Ended September 30,
------------------------------------------------------------------------------------------------------------------------------
                                            2008                   2007                   2008                   2007
------------------------------------------------------------------------------------------------------------------------------
Missouri Fund                       Shares      Amount     Shares      Amount     Shares      Amount     Shares      Amount
------------------------------------------------------------------------------------------------------------------------------
Net proceeds from sales of shares    83,328  $   630,707    42,792  $   329,162    10,807  $    81,606        --  $        --
------------------------------------------------------------------------------------------------------------------------------
Investment of dividends              75,025      567,955    78,969      603,504       401        3,014        44          334
------------------------------------------------------------------------------------------------------------------------------
Exchanged from associated funds      11,056       83,797     2,801       21,453        --           --        --           --
------------------------------------------------------------------------------------------------------------------------------
Converted from Class D*                  --           --        --           --    42,861      325,316        --           --
------------------------------------------------------------------------------------------------------------------------------
Investment of gain distributions     12,997       98,372    18,571      143,739        29          222        17          139
------------------------------------------------------------------------------------------------------------------------------
Total                               182,406    1,380,831   143,133    1,097,858    54,098      410,158        61          473
------------------------------------------------------------------------------------------------------------------------------
Cost of shares repurchased         (224,475)  (1,692,803) (395,783)  (3,017,372)   (2,874)     (21,656)      (43)        (334)
------------------------------------------------------------------------------------------------------------------------------
Exchanged into associated funds      (5,978)     (45,623)  (36,940)    (280,359)       --           --        --           --
------------------------------------------------------------------------------------------------------------------------------
Total                              (230,453)  (1,738,426) (432,723)  (3,297,731)   (2,874)     (21,656)      (43)        (334)
------------------------------------------------------------------------------------------------------------------------------
Increase (decrease)                 (48,047) $  (357,595) (289,590) $(2,199,873)   51,224  $   388,502        18  $       139
------------------------------------------------------------------------------------------------------------------------------

                                                      Class D
                                   --------------------------------------------
                                      October 1, 2007              Year
                                             to                   Ended
                                       May 16, 2008+        September 30, 2007
---------------------------------------------------------------------------------
Missouri Fund                       Shares      Amount     Shares      Amount
---------------------------------------------------------------------------------
Net proceeds from sales of shares     6,575  $    50,033        --  $        --
---------------------------------------------------------------------------------
Investment of dividends                 585        4,451       945        7,228
---------------------------------------------------------------------------------
Investment of gain distributions        201        1,517       245        1,895
---------------------------------------------------------------------------------
Total                                 7,361       56,001     1,190        9,123
---------------------------------------------------------------------------------
Cost of shares repurchased           (1,395)     (10,598)   (3,945)     (30,472)
---------------------------------------------------------------------------------
Converted to Class C*               (42,861)    (325,316)       --           --
---------------------------------------------------------------------------------
Total                               (44,256)    (335,914)   (3,945)     (30,472)
---------------------------------------------------------------------------------
Decrease                            (36,895) $  (279,913)   (2,755) $   (21,349)
---------------------------------------------------------------------------------

                                                      Class A                                       Class C
                                   --------------------------------------------  --------------------------------------------
                                             Year Ended September 30,                      Year Ended September 30,
                                   --------------------------------------------  --------------------------------------------
                                            2008                   2007                   2008                   2007
------------------------------------------------------------------------------------------------------------------------------
New York Fund                       Shares      Amount     Shares      Amount     Shares      Amount     Shares      Amount
------------------------------------------------------------------------------------------------------------------------------
Net proceeds from sales of shares   324,845  $ 2,593,820   135,852  $ 1,104,127    76,521  $   611,252    27,568  $   222,559
------------------------------------------------------------------------------------------------------------------------------
Investment of dividends             196,408    1,576,573   206,241    1,671,892     9,140       73,385     9,052       73,581
------------------------------------------------------------------------------------------------------------------------------
Exchanged from associated funds     117,131      919,306    14,374      117,422     1,052        8,326     4,617       37,097
------------------------------------------------------------------------------------------------------------------------------
Converted from Class D*                  --           --        --           --   289,225    2,328,264        --           --
------------------------------------------------------------------------------------------------------------------------------
Investment of gain distributions     29,115      233,481     2,235       18,323     1,395       11,205       133        1,095
------------------------------------------------------------------------------------------------------------------------------
Total                               667,499    5,323,180   358,702    2,911,764   377,333    3,032,432    41,370      334,332
------------------------------------------------------------------------------------------------------------------------------
Cost of shares repurchased         (537,348)  (4,300,669) (600,263)  (4,881,963) (231,988)  (1,837,938) (119,923)    (977,489)
------------------------------------------------------------------------------------------------------------------------------
Exchanged into associated funds     (66,945)    (531,584)  (16,210)    (131,391)   (6,000)     (47,700)  (10,716)     (87,685)
------------------------------------------------------------------------------------------------------------------------------
Total                              (604,293)  (4,832,253) (616,473)  (5,013,354) (237,988)  (1,885,638) (130,639)  (1,065,174)
------------------------------------------------------------------------------------------------------------------------------
Increase (decrease)                  63,206  $   490,927  (257,771) $(2,101,590)  139,345  $ 1,146,794   (89,269) $  (730,842)
------------------------------------------------------------------------------------------------------------------------------

                                                      Class D
                                   --------------------------------------------
                                      October 1, 2007              Year
                                             to                   Ended
                                       May 16, 2008+        September 30, 2007
---------------------------------------------------------------------------------
New York Fund                       Shares      Amount     Shares      Amount
---------------------------------------------------------------------------------
Net proceeds from sales of shares    51,569  $   415,404        --  $        --
---------------------------------------------------------------------------------
Investment of dividends               4,212       34,001     6,919       56,212
---------------------------------------------------------------------------------
Exchanged from associated funds       2,522       20,352     2,736       21,941
---------------------------------------------------------------------------------
Investment of gain distributions      1,080        8,675        88          719
---------------------------------------------------------------------------------
Total                                59,383      478,432     9,743       78,872
---------------------------------------------------------------------------------
Cost of shares repurchased          (14,664)    (118,519)  (24,454)    (198,008)
---------------------------------------------------------------------------------
Exchanged into associated funds      (1,472)     (11,862)      (33)        (266)
---------------------------------------------------------------------------------
Converted to Class C*              (289,225)  (2,328,264)       --           --
---------------------------------------------------------------------------------
Total                              (305,361)  (2,458,645)  (24,487)    (198,274)
---------------------------------------------------------------------------------
Decrease                           (245,978) $(1,980,213)  (14,744) $  (119,402)
---------------------------------------------------------------------------------

  ------
  See footnotes on page 52.

Notes to Financial Statements

                                                        Class A                                       Class C
                                   -------------------------------------------------  ---------------------------------------
                                                Year Ended September 30,                      Year Ended September 30,
                                   -------------------------------------------------  ---------------------------------------
                                             2008                      2007                   2008                2007
------------------------------------------------------------------------------------------------------------------------------
Ohio Fund                            Shares       Amount       Shares       Amount     Shares    Amount     Shares    Amount
------------------------------------------------------------------------------------------------------------------------------
Net proceeds from sales of shares     324,370  $  2,517,730     179,309  $ 1,408,711   73,143  $  568,737    1,884  $  14,901
------------------------------------------------------------------------------------------------------------------------------
Investment of dividends               256,483     2,000,961     302,317    2,373,374    2,412      18,898    2,150     16,990
------------------------------------------------------------------------------------------------------------------------------
Exchanged from associated funds        35,458       275,036      16,466      128,547   10,519      82,382      226      1,803
------------------------------------------------------------------------------------------------------------------------------
Converted from Class D*                    --            --          --           --   55,730     438,592       --         --
------------------------------------------------------------------------------------------------------------------------------
Investment of gain distributions       22,387       174,596          --           --      162       1,268       --         --
------------------------------------------------------------------------------------------------------------------------------
Total                                 638,698     4,968,323     498,092    3,910,632  141,966   1,109,877    4,260     33,694
------------------------------------------------------------------------------------------------------------------------------
Cost of shares repurchased         (1,577,718)  (12,274,849) (1,165,168)  (9,157,476) (30,038)   (234,398) (24,966)  (196,817)
------------------------------------------------------------------------------------------------------------------------------
Exchanged into associated funds       (49,052)     (373,839)    (49,649)    (391,606)      --          --     (227)    (1,799)
------------------------------------------------------------------------------------------------------------------------------
Total                              (1,626,770)  (12,648,688) (1,214,817)  (9,549,082) (30,038)   (234,398) (25,193)  (198,616)
------------------------------------------------------------------------------------------------------------------------------
Increase (decrease)                  (988,072) $ (7,680,365)   (716,725) $(5,638,450) 111,928  $  875,479  (20,933) $(164,922)
------------------------------------------------------------------------------------------------------------------------------

                                                        Class D
                                   -------------------------------------------------
                                        October 1, 2007                Year
                                              to                      Ended
                                         May 16, 2008+          September 30, 2007
--------------------------------------------------------------------------------------
Ohio Fund                            Shares       Amount       Shares       Amount
--------------------------------------------------------------------------------------
Net proceeds from sales of shares          --  $         --          79  $       616
--------------------------------------------------------------------------------------
Investment of dividends                 1,261         9,929       2,127       16,800
--------------------------------------------------------------------------------------
Exchanged from associated funds            --            --          --           --
--------------------------------------------------------------------------------------
Investment of gain distributions          179         1,408          --           --
--------------------------------------------------------------------------------------
Total                                   1,440        11,337       2,206       17,416
--------------------------------------------------------------------------------------
Cost of shares repurchased            (23,910)     (185,448)    (19,292)    (153,102)
--------------------------------------------------------------------------------------
Converted to Class C*                 (55,659)     (438,592)         --           --
--------------------------------------------------------------------------------------
Total                                 (79,569)     (624,040)    (19,292)    (153,102)
--------------------------------------------------------------------------------------
Decrease                              (78,129) $   (612,703)    (17,086) $  (135,686)
--------------------------------------------------------------------------------------

                                                        Class A                                       Class C
                                   -------------------------------------------------  ---------------------------------------
                                                Year Ended September 30,                      Year Ended September 30,
                                   -------------------------------------------------  ---------------------------------------
                                             2008                      2007                   2008                2007
------------------------------------------------------------------------------------------------------------------------------
Oregon Fund                          Shares       Amount       Shares       Amount     Shares    Amount     Shares    Amount
------------------------------------------------------------------------------------------------------------------------------
Net proceeds from sales of shares     317,096  $  2,424,100     372,601  $ 2,870,048   42,001  $  317,768      317  $   2,438
------------------------------------------------------------------------------------------------------------------------------
Investment of dividends               141,621     1,085,654     152,410    1,175,110    5,851      44,753    5,004     38,534
------------------------------------------------------------------------------------------------------------------------------
Exchanged from associated funds       100,861       758,083       8,966       69,509       --          --       --         --
------------------------------------------------------------------------------------------------------------------------------
Converted from Class D*                    --            --          --           --  130,230   1,000,166       --         --
------------------------------------------------------------------------------------------------------------------------------
Investment of gain distributions        8,394        64,299      39,527      307,517      272       2,085    1,293     10,044
------------------------------------------------------------------------------------------------------------------------------
Total                                 567,972     4,332,136     573,504    4,422,184  178,354   1,364,772    6,614     51,016
------------------------------------------------------------------------------------------------------------------------------
Cost of shares repurchased           (658,831)   (5,039,572)   (835,175)  (6,453,648) (10,504)    (80,170)  (5,389)   (41,744)
------------------------------------------------------------------------------------------------------------------------------
Exchanged into associated funds      (119,719)     (923,022)    (93,316)    (717,845)      --          --       --         --
------------------------------------------------------------------------------------------------------------------------------
Total                                (778,550)   (5,962,594)   (928,491)  (7,171,493) (10,504)    (80,170)  (5,389)   (41,744)
------------------------------------------------------------------------------------------------------------------------------
Increase (decrease)                  (210,578) $ (1,630,458)   (354,987) $(2,749,309) 167,850  $1,284,602    1,225  $   9,272
------------------------------------------------------------------------------------------------------------------------------

                                                        Class D
                                   -------------------------------------------------
                                        October 1, 2007                Year
                                              to                      Ended
                                         May 16, 2008+          September 30, 2007
--------------------------------------------------------------------------------------
Oregon Fund                          Shares       Amount       Shares       Amount
--------------------------------------------------------------------------------------
Net proceeds from sales of shares       8,994  $     68,567      11,216  $    86,499
--------------------------------------------------------------------------------------
Investment of dividends                 1,799        13,819       2,611       20,115
--------------------------------------------------------------------------------------
Investment of gain distributions          201         1,534         973        7,563
--------------------------------------------------------------------------------------
Total                                  10,994        83,920      14,800      114,177
--------------------------------------------------------------------------------------
Cost of shares repurchased            (22,659)     (172,887)    (34,679)    (269,020)
--------------------------------------------------------------------------------------
Converted to Class C*                (130,230)   (1,000,166)         --           --
--------------------------------------------------------------------------------------
Total                                (152,889)   (1,173,053)    (34,679)    (269,020)
--------------------------------------------------------------------------------------
Decrease                             (141,895) $ (1,089,133)    (19,879) $  (154,843)
--------------------------------------------------------------------------------------

  ------
  See footnotes on page 52.

Notes to Financial Statements

                                                       Class A                                       Class C
                                   -----------------------------------------------  -----------------------------------------
                                               Year Ended September 30,                      Year Ended September 30,
                                   -----------------------------------------------  -----------------------------------------
                                            2008                    2007                     2008                 2007
------------------------------------------------------------------------------------------------------------------------------
South Carolina Fund                 Shares      Amount      Shares       Amount      Shares      Amount     Shares    Amount
------------------------------------------------------------------------------------------------------------------------------
Net proceeds from sales of shares   327,219  $ 2,584,369     280,207  $  2,263,016    51,645  $   410,544   66,620  $ 539,740
------------------------------------------------------------------------------------------------------------------------------
Investment of dividends             195,374    1,553,375     217,402     1,751,733    11,139       88,424   11,004     88,602
------------------------------------------------------------------------------------------------------------------------------
Exchanged from associated funds          --           --       1,802        14,492        --           --       --         --
------------------------------------------------------------------------------------------------------------------------------
Converted from Class D*                  --           --          --            --   226,908    1,806,184       --         --
------------------------------------------------------------------------------------------------------------------------------
Investment of gain distributions     11,723       93,418      38,794       315,804       721        5,737    2,276     18,525
------------------------------------------------------------------------------------------------------------------------------
Total                               534,316    4,231,162     538,205     4,345,045   290,413    2,310,889   79,900    646,867
------------------------------------------------------------------------------------------------------------------------------
Cost of shares repurchased         (637,721)  (5,065,794) (1,437,620)  (11,593,186) (144,204)  (1,147,661) (78,845)  (634,596)
------------------------------------------------------------------------------------------------------------------------------
Exchanged into associated funds     (10,747)     (84,655)    (11,295)      (90,932)   (3,511)     (28,191)  (8,679)   (69,947)
------------------------------------------------------------------------------------------------------------------------------
Total                              (648,468)  (5,150,449) (1,448,915)  (11,684,118) (147,715)  (1,175,852) (87,524)  (704,543)
------------------------------------------------------------------------------------------------------------------------------
Increase (decrease)                (114,152) $  (919,287)   (910,710) $ (7,339,073)  142,698  $ 1,135,037   (7,624) $ (57,676)
------------------------------------------------------------------------------------------------------------------------------

                                                       Class D
                                   -----------------------------------------------
                                      October 1, 2007               Year
                                             to                     Ended
                                       May 16, 2008+         September 30, 2007
------------------------------------------------------------------------------------
South Carolina Fund                 Shares      Amount      Shares       Amount
------------------------------------------------------------------------------------
Net proceeds from sales of shares    11,480  $    91,218       2,734  $     22,072
------------------------------------------------------------------------------------
Investment of dividends               3,574       28,540       5,492        44,232
------------------------------------------------------------------------------------
Investment of gain distributions        374        2,980       1,146         9,333
------------------------------------------------------------------------------------
Total                                15,428      122,738       9,372        75,637
------------------------------------------------------------------------------------
Cost of shares repurchased          (21,734)    (173,567)    (27,547)     (223,376)
------------------------------------------------------------------------------------
Converted to Class C*              (226,908)  (1,806,184)         --            --
------------------------------------------------------------------------------------
Total                              (248,642)  (1,979,751)    (27,547)     (223,376)
------------------------------------------------------------------------------------
Decrease                           (233,214) $(1,857,013)    (18,175) $   (147,739)
------------------------------------------------------------------------------------

  ------
 * Effective May 16, 2008, Class D shares were converted to Class C shares. + Date of conversion to Class C shares.

8. Other Matters -- In late 2003, J. & W. Seligman & Co. Incorporated ("JWS") conducted an extensive internal review concerning mutual fund trading practices. JWS's review, which covered the period 2001-2003, noted one arrangement that permitted frequent trading in certain open-end registered investment companies then managed by JWS (the "Seligman Funds"); this arrangement was in the process of being closed down by JWS before September 2003. JWS identified three other arrangements that permitted frequent trading, all of which had been terminated by September 2002. In January 2004, JWS, on a voluntary basis, publicly disclosed these four arrangements to its clients and to shareholders of the Seligman Funds. JWS also provided information concerning mutual fund trading practices to the SEC and the Office of the Attorney General of the State of New York ("NYAG").

  In September 2005, the New York staff of the SEC indicated that it was considering recommending to the Commissioners of the SEC the instituting of a formal action against JWS and the Distributor relating to frequent trading in the Seligman Funds. JWS responded to the staff in October 2005 that it believed that any action would be both inappropriate and unnecessary, especially in light of the fact that JWS had previously resolved the underlying issue with the Independent Directors of the Seligman Funds and made recompense to the affected Seligman Funds.

  In September 2006, the NYAG commenced a civil action in New York State Supreme Court against JWS, the Distributor, Seligman Data Corp. and Brian T. Zino (collectively, the "Seligman Parties"), alleging, in substance, that, in addition to the four arrangements noted above, the Seligman Parties permitted other persons to engage in frequent trading and, as a result, the prospectus disclosure used by the registered investment companies then managed by JWS is and has been misleading. The NYAG included other related claims and also claimed that the fees charged by JWS to the Seligman Funds were excessive. The NYAG is seeking damages of at least $80 million and restitution, disgorgement, penalties and costs and injunctive relief. The Seligman Parties answered the complaint in December 2006 and believe that the claims are without merit.

  Any resolution of these matters may include the relief noted above or other sanctions or changes in procedures. Any damages would be paid by JWS and not by the Seligman Funds. If the NYAG obtains injunctive relief, each of JWS, RiverSource Investments, LLC ("RiverSource") and their affiliates could, in the absence of the SEC in its discretion granting exemptive relief, be enjoined from providing advisory and underwriting services to the Seligman Funds and other registered investment companies, including those funds in the RiverSource complex.

  Neither JWS nor RiverSource believes that the foregoing legal action or other possible actions will have a material adverse impact on JWS, RiverSource or their current and former clients, including the Seligman Funds and other investment companies managed RiverSource; however, there can be no assurance of this or that these matters and any related publicity will not affect demand for shares of the Seligman Funds and such other investment companies or have other adverse consequences.

9. Recently Issued Accounting Pronouncement -- In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157 ("SFAS 157"), "Fair Value Measurements." SFAS 157 defines fair value, establishes a framework for measuring fair value of assets and liabilities and expands disclosure about fair value measurements. SFAS 157 is effective for fiscal years beginning after November 15, 2007. The Funds are currently evaluating the impact of the adoption of SFAS 157 but believe the impact will be limited to expanded disclosures in the Funds' financial statements.

Notes to Financial Statements


10. Subsequent Events -- On November 7, 2008, RiverSource, a wholly owned subsidiary of Ameriprise Financial, Inc., announced the closing of its acquisition (the "Acquisition") of JWS. With the Acquisition completed and shareholders of each Fund having previously approved (at a Special Meeting held on November 3, 2008) a new investment management services agreement between the Series (with respect to each Fund of the Series) and RiverSource, RiverSource is the new investment manager of the Funds effective November 7, 2008.

  On September 3, 2008, the Boards of Directors of the Series and Seligman Select Municipal Fund, Inc. ("Select Municipal") approved the acquisition of Select Municipal by the Series' National Fund. The proposed acquisition is subject to approval by the Select Municipal's stockholders at a special meeting of stockholders to be held on December 18, 2008. If Select Municipal's stockholders approve the acquisition, it is expected that the acquisition will close in the first quarter of 2009.

Financial Highlights

The tables below are intended to help you understand the financial performance of each Class of each Fund for the periods presented. Certain information reflects financial results for a single share of a Class that was held throughout the periods shown. Per share amounts are calculated using average shares outstanding during the period. Total return shows the rate that you would have earned (or lost) on an investment in each Class, assuming you reinvested all your dividends and capital gain distributions, if any. Total returns do not reflect any sales charges or transaction costs on your investment or taxes investors may incur on distributions or on the redemption of shares, and are not annualized for periods of less than one year.

National Fund

CLASS A
---------------------------------------------------------------------------------------------
                                                             Year Ended September 30,
                                                      ---------------------------------------
Per Share Data:                                        2008    2007    2006    2005    2004
---------------------------------------------------------------------------------------------
Net Asset Value, Beginning of Year                      $7.74   $7.81   $7.88   $7.97   $7.98
---------------------------------------------------------------------------------------------
Income from Investment Operations:
---------------------------------------------------------------------------------------------
Net investment income                                    0.29    0.33    0.35    0.34    0.34
---------------------------------------------------------------------------------------------
Net realized and unrealized loss on investments        (0.44)  (0.08)  (0.07)  (0.09)  (0.01)
---------------------------------------------------------------------------------------------
Total from Investment Operations                       (0.15)    0.25    0.28    0.25    0.33
---------------------------------------------------------------------------------------------
Less Distributions:
---------------------------------------------------------------------------------------------
Dividends from net investment income                   (0.28)  (0.32)  (0.35)  (0.34)  (0.34)
---------------------------------------------------------------------------------------------
Total Distributions                                    (0.28)  (0.32)  (0.35)  (0.34)  (0.34)
---------------------------------------------------------------------------------------------
Net Asset Value, End of Year                            $7.31   $7.74   $7.81   $7.88   $7.97
---------------------------------------------------------------------------------------------
Total Return                                          (2.07)%   3.21%   3.58%   3.18%   4.16%
---------------------------------------------------------------------------------------------
Ratios/Supplemental Data:
---------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)                $56,446 $58,002 $65,846 $67,861 $73,970
---------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                 0.95%   0.90%   0.92%   0.94%   0.91%
---------------------------------------------------------------------------------------------
Ratio of net investment income to average net assets    3.77%   4.19%   4.46%   4.29%   4.22%
---------------------------------------------------------------------------------------------
Portfolio turnover rate                                15.97%  28.55%      --   4.55%      --
---------------------------------------------------------------------------------------------

CLASS C
---------------------------------------------------------------------------------------------
                                                             Year Ended September 30,
                                                      ---------------------------------------
Per Share Data:                                        2008    2007    2006    2005    2004
---------------------------------------------------------------------------------------------
Net Asset Value, Beginning of Year                      $7.75   $7.81   $7.88   $7.97   $7.98
---------------------------------------------------------------------------------------------
Income from Investment Operations:
---------------------------------------------------------------------------------------------
Net investment income                                    0.22    0.26    0.28    0.27    0.26
---------------------------------------------------------------------------------------------
Net realized and unrealized loss on investments        (0.45)  (0.07)  (0.07)  (0.09)  (0.01)
---------------------------------------------------------------------------------------------
Total from Investment Operations                       (0.23)    0.19    0.21    0.18    0.25
---------------------------------------------------------------------------------------------
Less Distributions:
---------------------------------------------------------------------------------------------
Dividends from net investment income                   (0.21)  (0.25)  (0.28)  (0.27)  (0.26)
---------------------------------------------------------------------------------------------
Total Distributions                                    (0.21)  (0.25)  (0.28)  (0.27)  (0.26)
---------------------------------------------------------------------------------------------
Net Asset Value, End of Year                            $7.31   $7.75   $7.81   $7.88   $7.97
---------------------------------------------------------------------------------------------
Total Return                                          (3.07)%   2.42%   2.66%   2.25%   3.23%
---------------------------------------------------------------------------------------------
Ratios/Supplemental Data:
---------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)                 $2,184  $1,729  $2,343  $2,998  $3,503
---------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                 1.85%   1.80%   1.82%   1.84%   1.81%
---------------------------------------------------------------------------------------------
Ratio of net investment income to average net assets    2.87%   3.29%   3.56%   3.39%   3.32%
---------------------------------------------------------------------------------------------
Portfolio turnover rate                                15.97%  28.55%      --   4.55%      --
---------------------------------------------------------------------------------------------

--------
See footnotes on page 73.

Financial Highlights

National Fund (continued)

CLASS D
--------------------------------------------------------------------------------------------------
                                                         10/1/07
                                                            to        Year Ended September 30,
                                                                   -------------------------------
Per Share Data:                                          5/16/08+   2007    2006    2005    2004
--------------------------------------------------------------------------------------------------
Net Asset Value, Beginning of Period                      $7.75      $7.81   $7.88   $7.97   $7.98
--------------------------------------------------------------------------------------------------
Income from Investment Operations:
--------------------------------------------------------------------------------------------------
Net investment income                                      0.14       0.26    0.28    0.27    0.26
--------------------------------------------------------------------------------------------------
Net realized and unrealized loss on investments          (0.01)     (0.07)  (0.07)  (0.09)  (0.01)
--------------------------------------------------------------------------------------------------
Total from Investment Operations                           0.13       0.19    0.21    0.18    0.25
--------------------------------------------------------------------------------------------------
Less Distributions:
--------------------------------------------------------------------------------------------------
Dividends from net investment income                     (0.13)     (0.25)  (0.28)  (0.27)  (0.26)
--------------------------------------------------------------------------------------------------
Total Distributions                                      (0.13)     (0.25)  (0.28)  (0.27)  (0.26)
--------------------------------------------------------------------------------------------------
Net Asset Value, End of Period                            $7.75      $7.75   $7.81   $7.88   $7.97
--------------------------------------------------------------------------------------------------
Total Return                                              1.75%      2.42%   2.66%   2.25%   3.23%
--------------------------------------------------------------------------------------------------
Ratios/Supplemental Data:
--------------------------------------------------------------------------------------------------
Net assets, end of period (000s omitted)                     --     $1,060  $1,239  $1,600  $1,799
--------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                   1.85%++    1.80%   1.82%   1.84%   1.81%
--------------------------------------------------------------------------------------------------
Ratio of net investment income to average net assets      2.86%++    3.29%   3.56%   3.39%   3.32%
--------------------------------------------------------------------------------------------------
Portfolio turnover rate                                  15.97%+++  28.55%      --   4.55%      --
--------------------------------------------------------------------------------------------------

Colorado Fund

CLASS A
--------------------------------------------------------------------------------------------------
                                                                 Year Ended September 30,
                                                        ------------------------------------------
Per Share Data:                                            2008     2007    2006    2005    2004
--------------------------------------------------------------------------------------------------
Net Asset Value, Beginning of Year                        $7.43      $7.56   $7.65   $7.66   $7.63
--------------------------------------------------------------------------------------------------
Income from Investment Operations:
--------------------------------------------------------------------------------------------------
Net investment income                                      0.28       0.31    0.31    0.31    0.31
--------------------------------------------------------------------------------------------------
Net realized and unrealized gain (loss) on investments   (0.30)     (0.09)  (0.09)  (0.01)    0.03
--------------------------------------------------------------------------------------------------
Total from Investment Operations                         (0.02)       0.22    0.22    0.30    0.34
--------------------------------------------------------------------------------------------------
Less Distributions:
--------------------------------------------------------------------------------------------------
Dividends from net investment income                     (0.27)     (0.30)  (0.31)  (0.31)  (0.31)
--------------------------------------------------------------------------------------------------
Distributions from net realized capital gain                 --     (0.05)      --      --      --
--------------------------------------------------------------------------------------------------
Total Distributions                                      (0.27)     (0.35)  (0.31)  (0.31)  (0.31)
--------------------------------------------------------------------------------------------------
Net Asset Value, End of Year                              $7.14      $7.43   $7.56   $7.65   $7.66
--------------------------------------------------------------------------------------------------
Total Return                                            (0.31)%      2.97%   2.92%   3.93%   4.49%
--------------------------------------------------------------------------------------------------
Ratios/Supplemental Data:
--------------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)                  $29,306    $30,496 $32,558 $35,058 $36,025
--------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                   0.97%      0.94%   0.95%   0.96%   0.94%
--------------------------------------------------------------------------------------------------
Ratio of net investment income to average net assets      3.79%      4.11%   4.13%   4.05%   4.05%
--------------------------------------------------------------------------------------------------
Portfolio turnover rate                                  18.08%     10.86%   3.27%      --   5.04%
--------------------------------------------------------------------------------------------------

--------
See footnotes on page 73.

Financial Highlights

Colorado Fund (continued)

CLASS C
----------------------------------------------------------------------------------------------
                                                               Year Ended September 30,
                                                        --------------------------------------
Per Share Data:                                            2008     2007   2006   2005   2004
----------------------------------------------------------------------------------------------
Net Asset Value, Beginning of Year                        $7.42     $7.55  $7.64  $7.65  $7.62
----------------------------------------------------------------------------------------------
Income from Investment Operations:
----------------------------------------------------------------------------------------------
Net investment income                                      0.21      0.24   0.24   0.24   0.24
----------------------------------------------------------------------------------------------
Net realized and unrealized gain (loss) on investments   (0.29)    (0.09) (0.09) (0.01)   0.03
----------------------------------------------------------------------------------------------
Total from Investment Operations                         (0.08)      0.15   0.15   0.23   0.27
----------------------------------------------------------------------------------------------
Less Distributions:
----------------------------------------------------------------------------------------------
Dividends from net investment income                     (0.21)    (0.23) (0.24) (0.24) (0.24)
----------------------------------------------------------------------------------------------
Distributions from net realized capital gain                 --    (0.05)     --     --     --
----------------------------------------------------------------------------------------------
Total Distributions                                      (0.21)    (0.28) (0.24) (0.24) (0.24)
----------------------------------------------------------------------------------------------
Net Asset Value, End of Year                              $7.13     $7.42  $7.55  $7.64  $7.65
----------------------------------------------------------------------------------------------
Total Return                                            (1.20)%     2.05%  2.01%  3.00%  3.56%
----------------------------------------------------------------------------------------------
Ratios/Supplemental Data:
----------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)                     $996      $194   $206   $105   $121
----------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                   1.87%     1.84%  1.85%  1.86%  1.84%
----------------------------------------------------------------------------------------------
Ratio of net investment income to average net assets      2.89%     3.21%  3.23%  3.15%  3.15%
----------------------------------------------------------------------------------------------
Portfolio turnover rate                                  18.08%    10.86%  3.27%     --  5.04%
----------------------------------------------------------------------------------------------

CLASS D
----------------------------------------------------------------------------------------------
                                                         10/1/07
                                                            to      Year Ended September 30,
                                                                   ---------------------------
Per Share Data:                                          5/16/08+   2007   2006   2005   2004
----------------------------------------------------------------------------------------------
Net Asset Value, Beginning of Period                      $7.42     $7.55  $7.64  $7.65  $7.62
----------------------------------------------------------------------------------------------
Income from Investment Operations:
----------------------------------------------------------------------------------------------
Net investment income                                      0.14      0.24   0.24   0.24   0.24
----------------------------------------------------------------------------------------------
Net realized and unrealized gain (loss) on investments     0.04    (0.09) (0.09) (0.01)   0.03
----------------------------------------------------------------------------------------------
Total from Investment Operations                           0.18      0.15   0.15   0.23   0.27
----------------------------------------------------------------------------------------------
Less Distributions:
----------------------------------------------------------------------------------------------
Dividends from net investment income                     (0.13)    (0.23) (0.24) (0.24) (0.24)
----------------------------------------------------------------------------------------------
Distributions from net realized capital gain                 --    (0.05)     --     --     --
----------------------------------------------------------------------------------------------
Total Distributions                                      (0.13)    (0.28) (0.24) (0.24) (0.24)
----------------------------------------------------------------------------------------------
Net Asset Value, End of Period                            $7.47     $7.42  $7.55  $7.64  $7.65
----------------------------------------------------------------------------------------------
Total Return                                              2.49%     2.05%  2.01%  3.00%  3.56%
----------------------------------------------------------------------------------------------
Ratios/Supplemental Data:
----------------------------------------------------------------------------------------------
Net assets, end of period (000s omitted)                     --      $169   $141   $153   $138
----------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                   1.87%++   1.84%  1.85%  1.86%  1.84%
----------------------------------------------------------------------------------------------
Ratio of net investment income to average net assets      2.89%++   3.21%  3.23%  3.15%  3.15%
----------------------------------------------------------------------------------------------
Portfolio turnover rate                                  18.08%+++ 10.86%  3.27%     --  5.04%
----------------------------------------------------------------------------------------------

--------
See footnotes on page 73.

Financial Highlights

Georgia Fund

CLASS A
---------------------------------------------------------------------------------------------
                                                             Year Ended September 30,
                                                      ---------------------------------------
Per Share Data:                                        2008    2007    2006    2005    2004
---------------------------------------------------------------------------------------------
Net Asset Value, Beginning of Year                      $7.61   $7.74   $7.78   $7.84   $8.01
---------------------------------------------------------------------------------------------
Income from Investment Operations:
---------------------------------------------------------------------------------------------
Net investment income                                    0.30    0.31    0.32    0.31    0.32
---------------------------------------------------------------------------------------------
Net realized and unrealized loss on investments        (0.62)  (0.14)  (0.04)  (0.06)  (0.16)
---------------------------------------------------------------------------------------------
Total from Investment Operations                       (0.32)    0.17    0.28    0.25    0.16
---------------------------------------------------------------------------------------------
Less Distributions:
---------------------------------------------------------------------------------------------
Dividends from net investment income                   (0.30)  (0.30)  (0.32)  (0.31)  (0.32)
---------------------------------------------------------------------------------------------
Distributions from net realized capital gain               --      --      --      --  (0.01)
---------------------------------------------------------------------------------------------
Total Distributions                                    (0.30)  (0.30)  (0.32)  (0.31)  (0.33)
---------------------------------------------------------------------------------------------
Net Asset Value, End of Year                            $6.99   $7.61   $7.74   $7.78   $7.84
---------------------------------------------------------------------------------------------
Total Return                                          (4.44)%   2.18%   3.70%   3.19%   2.09%
---------------------------------------------------------------------------------------------
Ratios/Supplemental Data:
---------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)                $22,414 $25,664 $27,966 $30,456 $32,928
---------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                 1.02%   0.94%   0.95%   0.98%   0.94%
---------------------------------------------------------------------------------------------
Ratio of net investment income to average net assets    4.00%   4.03%   4.15%   3.93%   4.11%
---------------------------------------------------------------------------------------------
Portfolio turnover rate                                    --   6.42%      --   8.59%  20.43%
---------------------------------------------------------------------------------------------

CLASS C
---------------------------------------------------------------------------------------------
                                                             Year Ended September 30,
                                                      ---------------------------------------
Per Share Data:                                        2008    2007    2006    2005    2004
---------------------------------------------------------------------------------------------
Net Asset Value, Beginning of Year                      $7.63   $7.76   $7.80   $7.86   $8.02
---------------------------------------------------------------------------------------------
Income from Investment Operations:
---------------------------------------------------------------------------------------------
Net investment income                                    0.23    0.24    0.25    0.24    0.25
---------------------------------------------------------------------------------------------
Net realized and unrealized loss on investments        (0.62)  (0.14)  (0.04)  (0.06)  (0.15)
---------------------------------------------------------------------------------------------
Total from Investment Operations                       (0.39)    0.10    0.21    0.18    0.10
---------------------------------------------------------------------------------------------
Less Distributions:
---------------------------------------------------------------------------------------------
Dividends from net investment income                   (0.23)  (0.23)  (0.25)  (0.24)  (0.25)
---------------------------------------------------------------------------------------------
Distributions from net realized capital gain               --      --      --      --  (0.01)
---------------------------------------------------------------------------------------------
Total Distributions                                    (0.23)  (0.23)  (0.25)  (0.24)  (0.26)
---------------------------------------------------------------------------------------------
Net Asset Value, End of Year                            $7.01   $7.63   $7.76   $7.80   $7.86
---------------------------------------------------------------------------------------------
Total Return                                          (5.29)%   1.26%   2.76%   2.26%   1.30%
---------------------------------------------------------------------------------------------
Ratios/Supplemental Data:
---------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)                 $1,022    $294    $485    $586    $639
---------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                 1.92%   1.84%   1.85%   1.88%   1.84%
---------------------------------------------------------------------------------------------
Ratio of net investment income to average net assets    3.10%   3.13%   3.25%   3.03%   3.21%
---------------------------------------------------------------------------------------------
Portfolio turnover rate                                    --   6.42%      --   8.59%  20.43%
---------------------------------------------------------------------------------------------

--------
See footnotes on page 73.

Financial Highlights

Georgia Fund (continued)

CLASS D
------------------------------------------------------------------------------------------------
                                                       10/1/07
                                                          to        Year Ended September 30,
                                                                 -------------------------------
Per Share Data:                                        5/16/08+   2007    2006    2005    2004
------------------------------------------------------------------------------------------------
Net Asset Value, Beginning of Period                    $7.64      $7.76   $7.80   $7.86   $8.03
------------------------------------------------------------------------------------------------
Income from Investment Operations:
------------------------------------------------------------------------------------------------
Net investment income                                    0.15       0.24    0.25    0.24    0.25
------------------------------------------------------------------------------------------------
Net realized and unrealized loss on investments        (0.08)     (0.13)  (0.04)  (0.06)  (0.16)
------------------------------------------------------------------------------------------------
Total from Investment Operations                         0.07       0.11    0.21    0.18    0.09
------------------------------------------------------------------------------------------------
Less Distributions:
------------------------------------------------------------------------------------------------
Dividends from net investment income                   (0.15)     (0.23)  (0.25)  (0.24)  (0.25)
------------------------------------------------------------------------------------------------
Distributions from net realized capital gain               --         --      --      --  (0.01)
------------------------------------------------------------------------------------------------
Total Distributions                                    (0.15)     (0.23)  (0.25)  (0.24)  (0.26)
------------------------------------------------------------------------------------------------
Net Asset Value, End of Period                          $7.56      $7.64   $7.76   $7.80   $7.86
------------------------------------------------------------------------------------------------
Total Return                                            0.86%      1.39%   2.76%   2.26%   1.17%
------------------------------------------------------------------------------------------------
Ratios/Supplemental Data:
------------------------------------------------------------------------------------------------
Net assets, end of period (000s omitted)                   --       $960    $899  $1,107  $1,479
------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                 1.89%++    1.84%   1.85%   1.88%   1.84%
------------------------------------------------------------------------------------------------
Ratio of net investment income to average net assets    3.08%++    3.13%   3.25%   3.03%   3.21%
------------------------------------------------------------------------------------------------
Portfolio turnover rate                                  --  +++   6.42%      --   8.59%  20.43%
------------------------------------------------------------------------------------------------

Louisiana Fund

CLASS A
------------------------------------------------------------------------------------------------
                                                               Year Ended September 30,
                                                      ------------------------------------------
Per Share Data:                                          2008     2007    2006    2005    2004
------------------------------------------------------------------------------------------------
Net Asset Value, Beginning of Year                      $7.86      $7.97   $8.06   $8.22   $8.27
------------------------------------------------------------------------------------------------
Income from Investment Operations:
------------------------------------------------------------------------------------------------
Net investment income                                    0.30       0.34    0.34    0.34    0.34
------------------------------------------------------------------------------------------------
Net realized and unrealized loss on investments        (0.50)     (0.10)  (0.06)  (0.13)  (0.03)
------------------------------------------------------------------------------------------------
Total from Investment Operations                       (0.20)       0.24    0.28    0.21    0.31
------------------------------------------------------------------------------------------------
Less Distributions:
------------------------------------------------------------------------------------------------
Dividends from net investment income                   (0.29)     (0.33)  (0.34)  (0.34)  (0.34)
------------------------------------------------------------------------------------------------
Distributions from net realized capital gain           (0.03)     (0.02)  (0.03)  (0.03)  (0.02)
------------------------------------------------------------------------------------------------
Total Distributions                                    (0.32)     (0.35)  (0.37)  (0.37)  (0.36)
------------------------------------------------------------------------------------------------
Net Asset Value, End of Year                            $7.34      $7.86   $7.97   $8.06   $8.22
------------------------------------------------------------------------------------------------
Total Return                                          (2.60)%      3.10%   3.51%   2.53%   3.77%
------------------------------------------------------------------------------------------------
Ratios/Supplemental Data:
------------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)                $23,484    $26,750 $29,877 $38,036 $41,960
------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                 0.98%      0.94%   0.97%   0.95%   0.91%
------------------------------------------------------------------------------------------------
Ratio of net investment income to average net assets    3.93%      4.25%   4.26%   4.16%   4.14%
------------------------------------------------------------------------------------------------
Portfolio turnover rate                                25.43%     11.58%      --   2.54%   2.51%
------------------------------------------------------------------------------------------------

--------
See footnotes on page 73.

Financial Highlights

Louisiana Fund (continued)

CLASS C
--------------------------------------------------------------------------------------------
                                                             Year Ended September 30,
                                                      --------------------------------------
Per Share Data:                                          2008     2007   2006   2005   2004
--------------------------------------------------------------------------------------------
Net Asset Value, Beginning of Year                      $7.85     $7.97  $8.06  $8.22  $8.27
--------------------------------------------------------------------------------------------
Income from Investment Operations:
--------------------------------------------------------------------------------------------
Net investment income                                    0.23      0.26   0.27   0.27   0.27
--------------------------------------------------------------------------------------------
Net realized and unrealized loss on investments        (0.49)    (0.10) (0.06) (0.14) (0.04)
--------------------------------------------------------------------------------------------
Total from Investment Operations                       (0.26)      0.16   0.21   0.13   0.23
--------------------------------------------------------------------------------------------
Less Distributions:
--------------------------------------------------------------------------------------------
Dividends from net investment income                   (0.23)    (0.26) (0.27) (0.26) (0.26)
--------------------------------------------------------------------------------------------
Distributions from net realized capital gain           (0.03)    (0.02) (0.03) (0.03) (0.02)
--------------------------------------------------------------------------------------------
Total Distributions                                    (0.26)    (0.28) (0.30) (0.29) (0.28)
--------------------------------------------------------------------------------------------
Net Asset Value, End of Year                            $7.33     $7.85  $7.97  $8.06  $8.22
--------------------------------------------------------------------------------------------
Total Return                                          (3.48)%     2.05%  2.58%  1.62%  2.84%
--------------------------------------------------------------------------------------------
Ratios/Supplemental Data:
--------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)                 $1,005      $447   $652   $759   $698
--------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                 1.88%     1.84%  1.87%  1.85%  1.81%
--------------------------------------------------------------------------------------------
Ratio of net investment income to average net assets    3.03%     3.35%  3.36%  3.27%  3.24%
--------------------------------------------------------------------------------------------
Portfolio turnover rate                                25.43%    11.58%     --  2.54%  2.51%
--------------------------------------------------------------------------------------------

CLASS D
--------------------------------------------------------------------------------------------
                                                       10/1/07
                                                          to      Year Ended September 30,
                                                                 ---------------------------
Per Share Data:                                        5/16/08+   2007   2006   2005   2004
--------------------------------------------------------------------------------------------
Net Asset Value, Beginning of Period                    $7.86     $7.98  $8.06  $8.22  $8.27
--------------------------------------------------------------------------------------------
Income from Investment Operations:
--------------------------------------------------------------------------------------------
Net investment income                                    0.15      0.26   0.27   0.27   0.27
--------------------------------------------------------------------------------------------
Net realized and unrealized loss on investments        (0.07)    (0.10) (0.05) (0.14) (0.04)
--------------------------------------------------------------------------------------------
Total from Investment Operations                         0.08      0.16   0.22   0.13   0.23
--------------------------------------------------------------------------------------------
Less Distributions:
--------------------------------------------------------------------------------------------
Dividends from net investment income                   (0.15)    (0.26) (0.27) (0.26) (0.26)
--------------------------------------------------------------------------------------------
Distributions from net realized capital gain           (0.03)    (0.02) (0.03) (0.03) (0.02)
--------------------------------------------------------------------------------------------
Total Distributions                                    (0.18)    (0.28) (0.30) (0.29) (0.28)
--------------------------------------------------------------------------------------------
Net Asset Value, End of Period                          $7.76     $7.86  $7.98  $8.06  $8.22
--------------------------------------------------------------------------------------------
Total Return                                            1.04%     2.05%  2.71%  1.61%  2.84%
--------------------------------------------------------------------------------------------
Ratios/Supplemental Data:
--------------------------------------------------------------------------------------------
Net assets, end of period (000s omitted)                   --      $564   $598   $580   $464
--------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                 1.90%++   1.84%  1.87%  1.85%  1.81%
--------------------------------------------------------------------------------------------
Ratio of net investment income to average net assets    3.07%++   3.35%  3.36%  3.27%  3.24%
--------------------------------------------------------------------------------------------
Portfolio turnover rate                                25.43%+++ 11.58%     --  2.54%  2.51%
--------------------------------------------------------------------------------------------

--------
See footnotes on page 73.

Financial Highlights

Maryland Fund

CLASS A
---------------------------------------------------------------------------------------------------
                                                                 Year Ended September 30,
                                                        -------------------------------------------
Per Share Data:                                            2008      2007    2006    2005    2004
---------------------------------------------------------------------------------------------------
Net Asset Value, Beginning of Year                        $7.78       $7.92   $7.97   $8.03   $8.05
---------------------------------------------------------------------------------------------------
Income from Investment Operations:
---------------------------------------------------------------------------------------------------
Net investment income                                      0.29        0.29    0.32    0.31    0.31
---------------------------------------------------------------------------------------------------
Net realized and unrealized loss on investments          (0.32)      (0.09)  (0.03)  (0.02)      --
---------------------------------------------------------------------------------------------------
Total from Investment Operations                         (0.03)        0.20    0.29    0.29    0.31
---------------------------------------------------------------------------------------------------
Less Distributions:
---------------------------------------------------------------------------------------------------
Dividends from net investment income                     (0.27)      (0.28)  (0.32)  (0.31)  (0.31)
---------------------------------------------------------------------------------------------------
Distributions from net realized capital gain               +         (0.06)  (0.02)  (0.04)  (0.02)
---------------------------------------------------------------------------------------------------
Total Distributions                                      (0.27)      (0.34)  (0.34)  (0.35)  (0.33)
---------------------------------------------------------------------------------------------------
Net Asset Value, End of Year                              $7.48       $7.78   $7.92   $7.97   $8.03
---------------------------------------------------------------------------------------------------
Total Return                                            (0.41)%       2.50%   3.78%   3.72%   3.94%
---------------------------------------------------------------------------------------------------
Ratios/Supplemental Data:
---------------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)                  $31,192     $32,690 $34,623 $39,148 $41,082
---------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                   0.97%       0.94%   0.95%   0.96%   0.93%
---------------------------------------------------------------------------------------------------
Ratio of net investment income to average net assets      3.66%       3.76%   4.04%   3.87%   3.89%
---------------------------------------------------------------------------------------------------
Portfolio turnover rate                                      --       4.57%  13.33%   9.77%   5.66%
---------------------------------------------------------------------------------------------------

CLASS C
---------------------------------------------------------------------------------------------------
                                                                 Year Ended September 30,
                                                        -------------------------------------------
Per Share Data:                                            2008      2007    2006    2005    2004
---------------------------------------------------------------------------------------------------
Net Asset Value, Beginning of Year                        $7.80       $7.93   $7.98   $8.05   $8.06
---------------------------------------------------------------------------------------------------
Income from Investment Operations:
---------------------------------------------------------------------------------------------------
Net investment income                                      0.22        0.22    0.25    0.24    0.24
---------------------------------------------------------------------------------------------------
Net realized and unrealized gain (loss) on investments   (0.32)      (0.09)  (0.03)  (0.03)    0.01
---------------------------------------------------------------------------------------------------
Total from Investment Operations                         (0.10)        0.13    0.22    0.21    0.25
---------------------------------------------------------------------------------------------------
Less Distributions:
---------------------------------------------------------------------------------------------------
Dividends from net investment income                     (0.20)      (0.20)  (0.25)  (0.24)  (0.24)
---------------------------------------------------------------------------------------------------
Distributions from net realized capital gain               +         (0.06)  (0.02)  (0.04)  (0.02)
---------------------------------------------------------------------------------------------------
Total Distributions                                      (0.20)      (0.26)  (0.27)  (0.28)  (0.26)
---------------------------------------------------------------------------------------------------
Net Asset Value, End of Year                              $7.50       $7.80   $7.93   $7.98   $8.05
---------------------------------------------------------------------------------------------------
Total Return                                            (1.30)%       1.71%   2.85%   2.66%   3.13%
---------------------------------------------------------------------------------------------------
Ratios/Supplemental Data:
---------------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)                   $1,517        $355    $490    $421    $419
---------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                   1.87%       1.84%   1.85%   1.86%   1.83%
---------------------------------------------------------------------------------------------------
Ratio of net investment income to average net assets      2.76%       2.86%   3.14%   2.97%   2.99%
---------------------------------------------------------------------------------------------------
Portfolio turnover rate                                      --       4.57%  13.33%   9.77%   5.66%
---------------------------------------------------------------------------------------------------

--------
See footnotes on page 73.

Financial Highlights

Maryland Fund (continued)

CLASS D
--------------------------------------------------------------------------------------------------
                                                         10/1/07
                                                            to        Year Ended September 30,
                                                                   -------------------------------
Per Share Data:                                          5/16/08+   2007    2006    2005    2004
--------------------------------------------------------------------------------------------------
Net Asset Value, Beginning of Period                      $7.80      $7.93   $7.98   $8.05   $8.06
--------------------------------------------------------------------------------------------------
Income from Investment Operations:
--------------------------------------------------------------------------------------------------
Net investment income                                      0.14       0.22    0.25    0.24    0.23
--------------------------------------------------------------------------------------------------
Net realized and unrealized gain (loss) on investments     0.02     (0.09)  (0.03)  (0.03)    0.02
--------------------------------------------------------------------------------------------------
Total from Investment Operations                           0.16       0.13    0.22    0.21    0.25
--------------------------------------------------------------------------------------------------
Less Distributions:
--------------------------------------------------------------------------------------------------
Dividends from net investment income                     (0.13)     (0.20)  (0.25)  (0.24)  (0.24)
--------------------------------------------------------------------------------------------------
Distributions from net realized capital gain                  +     (0.06)  (0.02)  (0.04)  (0.02)
--------------------------------------------------------------------------------------------------
Total Distributions                                      (0.13)     (0.26)  (0.27)  (0.28)  (0.26)
--------------------------------------------------------------------------------------------------
Net Asset Value, End of Period                            $7.83      $7.80   $7.93   $7.98   $8.05
--------------------------------------------------------------------------------------------------
Total Return                                              2.11%      1.71%   2.85%   2.66%   3.13%
--------------------------------------------------------------------------------------------------
Ratios/Supplemental Data:
--------------------------------------------------------------------------------------------------
Net assets, end of period (000s omitted)                     --     $1,115  $1,548  $1,932  $2,016
--------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                   1.88%++    1.84%   1.85%   1.86%   1.83%
--------------------------------------------------------------------------------------------------
Ratio of net investment income to average net assets      2.77%++    2.86%   3.14%   2.97%   2.99%
--------------------------------------------------------------------------------------------------
Portfolio turnover rate                                    --  +++   4.57%  13.33%   9.77%   5.66%
--------------------------------------------------------------------------------------------------

Massachusetts Fund

CLASS A
--------------------------------------------------------------------------------------------------
                                                                 Year Ended September 30,
                                                        ------------------------------------------
Per Share Data:                                            2008     2007    2006    2005    2004
--------------------------------------------------------------------------------------------------
Net Asset Value, Beginning of Year                        $7.86      $8.01   $8.15   $8.27   $8.34
--------------------------------------------------------------------------------------------------
Income from Investment Operations:
--------------------------------------------------------------------------------------------------
Net investment income                                      0.32       0.34    0.34    0.34    0.33
--------------------------------------------------------------------------------------------------
Net realized and unrealized loss on investments          (0.18)     (0.12)  (0.11)  (0.11)  (0.07)
--------------------------------------------------------------------------------------------------
Total from Investment Operations                           0.14       0.22    0.23    0.23    0.26
--------------------------------------------------------------------------------------------------
Less Distributions:
--------------------------------------------------------------------------------------------------
Dividends from net investment income                     (0.31)     (0.33)  (0.34)  (0.33)  (0.33)
--------------------------------------------------------------------------------------------------
Distributions from net realized capital gain             (0.05)     (0.04)  (0.03)  (0.02)   ++
--------------------------------------------------------------------------------------------------
Total Distributions                                      (0.36)     (0.37)  (0.37)  (0.35)  (0.33)
--------------------------------------------------------------------------------------------------
Net Asset Value, End of Year                              $7.64      $7.86   $8.01   $8.15   $8.27
--------------------------------------------------------------------------------------------------
Total Return                                              1.76%      2.83%   2.86%   2.90%   3.18%
--------------------------------------------------------------------------------------------------
Ratios/Supplemental Data:
--------------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)                  $56,560    $57,796 $62,426 $69,598 $76,118
--------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                   0.92%      0.89%   0.90%   0.91%   0.89%
--------------------------------------------------------------------------------------------------
Ratio of net investment income to average net assets      4.01%      4.27%   4.25%   4.09%   3.98%
--------------------------------------------------------------------------------------------------
Portfolio turnover rate                                   3.78%      6.81%      --   4.55%   1.97%
--------------------------------------------------------------------------------------------------

--------
See footnotes on page 73.

Financial Highlights

Massachusetts Fund (continued)

CLASS C
------------------------------------------------------------------------------------------------
                                                                Year Ended September 30,
                                                        ----------------------------------------
Per Share Data:                                           2008      2007   2006   2005    2004
------------------------------------------------------------------------------------------------
Net Asset Value, Beginning of Year                        $7.87     $8.01  $8.15  $8.27  $8.34
------------------------------------------------------------------------------------------------
Income from Investment Operations:
------------------------------------------------------------------------------------------------
Net investment income                                      0.24      0.27   0.27   0.26   0.26
------------------------------------------------------------------------------------------------
Net realized and unrealized loss on investments          (0.18)    (0.11) (0.12) (0.10) (0.08)
------------------------------------------------------------------------------------------------
Total from Investment Operations                           0.06      0.16   0.15   0.16   0.18
------------------------------------------------------------------------------------------------
Less Distributions:
------------------------------------------------------------------------------------------------
Dividends from net investment income                     (0.24)    (0.26) (0.26) (0.26) (0.25)
------------------------------------------------------------------------------------------------
Distributions from net realized capital gain             (0.05)    (0.04) (0.03) (0.02)    ++
------------------------------------------------------------------------------------------------
Total Distributions                                      (0.29)    (0.30) (0.29) (0.28) (0.25)
------------------------------------------------------------------------------------------------
Net Asset Value, End of Year                              $7.64     $7.87  $8.01  $8.15  $8.27
------------------------------------------------------------------------------------------------
Total Return                                              0.72%     2.03%  1.93%  1.98%  2.25%
------------------------------------------------------------------------------------------------
Ratios/Supplemental Data:
------------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)                   $2,548    $2,904 $2,450 $2,527 $3,052
------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                   1.82%     1.79%  1.80%  1.81%  1.79%
------------------------------------------------------------------------------------------------
Ratio of net investment income to average net assets      3.11%     3.37%  3.35%  3.19%  3.08%
------------------------------------------------------------------------------------------------
Portfolio turnover rate                                   3.78%     6.81%     --  4.55%  1.97%
------------------------------------------------------------------------------------------------

CLASS D
------------------------------------------------------------------------------------------------
                                                        10/1/07
                                                           to        Year Ended September 30,
                                                                   -----------------------------
Per Share Data:                                         5/16/08+    2007   2006   2005    2004
------------------------------------------------------------------------------------------------
Net Asset Value, Beginning of Period                      $7.86     $8.01  $8.15  $8.27  $8.34
------------------------------------------------------------------------------------------------
Income from Investment Operations:
------------------------------------------------------------------------------------------------
Net investment income                                      0.15      0.27   0.27   0.26   0.26
------------------------------------------------------------------------------------------------
Net realized and unrealized gain (loss) on investments     0.06    (0.12) (0.12) (0.10) (0.08)
------------------------------------------------------------------------------------------------
Total from Investment Operations                           0.21      0.15   0.15   0.16   0.18
------------------------------------------------------------------------------------------------
Less Distributions:
------------------------------------------------------------------------------------------------
Dividends from net investment income                     (0.15)    (0.26) (0.26) (0.26) (0.25)
------------------------------------------------------------------------------------------------
Distributions from net realized capital gain             (0.05)    (0.04) (0.03) (0.02)    ++
------------------------------------------------------------------------------------------------
Total Distributions                                      (0.20)    (0.30) (0.29) (0.28) (0.25)
------------------------------------------------------------------------------------------------
Net Asset Value, End of Period                            $7.87     $7.86  $8.01  $8.15  $8.27
------------------------------------------------------------------------------------------------
Total Return                                              2.76%     1.91%  1.93%  1.98%  2.25%
------------------------------------------------------------------------------------------------
Ratios/Supplemental Data:
------------------------------------------------------------------------------------------------
Net assets, end of period (000s omitted)                     --      $224   $518   $607   $785
------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                   1.82%++   1.79%  1.80%  1.81%  1.79%
------------------------------------------------------------------------------------------------
Ratio of net investment income to average net assets      3.06%++   3.37%  3.35%  3.19%  3.08%
------------------------------------------------------------------------------------------------
Portfolio turnover rate                                   3.78%+++  6.81%     --  4.55%  1.97%
------------------------------------------------------------------------------------------------

--------
See footnotes on page 73.

Financial Highlights

Michigan Fund

CLASS A
-----------------------------------------------------------------------------------------------
                                                              Year Ended September 30,
                                                      -----------------------------------------
Per Share Data:                                        2008    2007    2006     2005     2004
-----------------------------------------------------------------------------------------------
Net Asset Value, Beginning of Year                      $8.15   $8.33   $8.44    $8.57    $8.64
-----------------------------------------------------------------------------------------------
Income from Investment Operations:
-----------------------------------------------------------------------------------------------
Net investment income                                    0.32    0.33    0.34     0.35     0.35
-----------------------------------------------------------------------------------------------
Net realized and unrealized loss on investments        (0.45)  (0.13)  (0.08)   (0.14)   (0.06)
-----------------------------------------------------------------------------------------------
Total from Investment Operations                       (0.13)    0.20    0.26     0.21     0.29
-----------------------------------------------------------------------------------------------
Less Distributions:
-----------------------------------------------------------------------------------------------
Dividends from net investment income                   (0.31)  (0.32)  (0.34)   (0.34)   (0.34)
-----------------------------------------------------------------------------------------------
Distributions from net realized capital gain           (0.05)  (0.06)  (0.03)    *       (0.02)
-----------------------------------------------------------------------------------------------
Total Distributions                                    (0.36)  (0.38)  (0.37)   (0.34)   (0.36)
-----------------------------------------------------------------------------------------------
Net Asset Value, End of Year                            $7.66   $8.15   $8.33    $8.44    $8.57
-----------------------------------------------------------------------------------------------
Total Return                                          (1.69)%   2.47%   3.12%    2.56%    3.51%
-----------------------------------------------------------------------------------------------
Ratios/Supplemental Data:
-----------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)                $66,199 $78,824 $89,978 $100,016 $108,791
-----------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                 0.92%   0.87%   0.88%    0.90%    0.87%
-----------------------------------------------------------------------------------------------
Ratio of net investment income to average net assets    3.97%   4.02%   4.12%    4.11%    4.08%
-----------------------------------------------------------------------------------------------
Portfolio turnover rate                                    --  11.33%  10.63%    8.64%       --
-----------------------------------------------------------------------------------------------

CLASS C
-----------------------------------------------------------------------------------------------
                                                              Year Ended September 30,
                                                      -----------------------------------------
Per Share Data:                                        2008    2007    2006     2005     2004
-----------------------------------------------------------------------------------------------
Net Asset Value, Beginning of Year                      $8.14   $8.32   $8.43    $8.56    $8.63
-----------------------------------------------------------------------------------------------
Income from Investment Operations:
-----------------------------------------------------------------------------------------------
Net investment income                                    0.25    0.26    0.27     0.27     0.27
-----------------------------------------------------------------------------------------------
Net realized and unrealized loss on investments        (0.45)  (0.13)  (0.09)   (0.13)   (0.05)
-----------------------------------------------------------------------------------------------
Total from Investment Operations                       (0.20)    0.13    0.18     0.14     0.22
-----------------------------------------------------------------------------------------------
Less Distributions:
-----------------------------------------------------------------------------------------------
Dividends from net investment income                   (0.24)  (0.25)  (0.26)   (0.27)   (0.27)
-----------------------------------------------------------------------------------------------
Distributions from net realized capital gain           (0.05)  (0.06)  (0.03)    *       (0.02)
-----------------------------------------------------------------------------------------------
Total Distributions                                    (0.29)  (0.31)  (0.29)   (0.27)   (0.29)
-----------------------------------------------------------------------------------------------
Net Asset Value, End of Year                            $7.65   $8.14   $8.32    $8.43    $8.56
-----------------------------------------------------------------------------------------------
Total Return                                          (2.57)%   1.55%   2.20%    1.64%    2.59%
-----------------------------------------------------------------------------------------------
Ratios/Supplemental Data:
-----------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)                 $1,921    $923    $958     $918     $851
-----------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                 1.82%   1.77%   1.78%    1.80%    1.77%
-----------------------------------------------------------------------------------------------
Ratio of net investment income to average net assets    3.07%   3.12%   3.22%    3.21%    3.18%
-----------------------------------------------------------------------------------------------
Portfolio turnover rate                                    --  11.33%  10.63%    8.64%       --
-----------------------------------------------------------------------------------------------

--------
See footnotes on page 73.

Financial Highlights

Michigan Fund (continued)

CLASS D
--------------------------------------------------------------------------------------------------
                                                         10/1/07
                                                            to        Year Ended September 30,
                                                                   -------------------------------
Per Share Data:                                          5/16/08+   2007    2006    2005    2004
--------------------------------------------------------------------------------------------------
Net Asset Value, Beginning of Period                      $8.14      $8.32   $8.43   $8.56   $8.63
--------------------------------------------------------------------------------------------------
Income from Investment Operations:
--------------------------------------------------------------------------------------------------
Net investment income                                      0.16       0.26    0.27    0.27    0.27
--------------------------------------------------------------------------------------------------
Net realized and unrealized gain (loss) on investments   (0.03)     (0.13)  (0.09)  (0.13)  (0.05)
--------------------------------------------------------------------------------------------------
Total from Investment Operations                           0.13       0.13    0.18    0.14    0.22
--------------------------------------------------------------------------------------------------
Less Distributions:
--------------------------------------------------------------------------------------------------
Dividends from net investment income                     (0.15)     (0.25)  (0.26)  (0.27)  (0.27)
--------------------------------------------------------------------------------------------------
Distributions from net realized capital gain             (0.05)     (0.06)  (0.03)    *     (0.02)
--------------------------------------------------------------------------------------------------
Total Distributions                                      (0.20)     (0.31)  (0.29)  (0.27)  (0.29)
--------------------------------------------------------------------------------------------------
Net Asset Value, End of Period                            $8.07      $8.14   $8.32   $8.43   $8.56
--------------------------------------------------------------------------------------------------
Total Return                                              1.69%      1.55%   2.20%   1.64%   2.59%
--------------------------------------------------------------------------------------------------
Ratios/Supplemental Data:
--------------------------------------------------------------------------------------------------
Net assets, end of period (000s omitted)                     --     $1,753  $2,061  $2,101  $2,583
--------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                   1.82%++    1.77%   1.78%   1.80%   1.77%
--------------------------------------------------------------------------------------------------
Ratio of net investment income to average net assets      3.08%++    3.12%   3.22%   3.21%   3.18%
--------------------------------------------------------------------------------------------------
Portfolio turnover rate                                    --  +++  11.33%  10.63%   8.64%      --
--------------------------------------------------------------------------------------------------

Minnesota Fund

CLASS A
--------------------------------------------------------------------------------------------------
                                                                 Year Ended September 30,
                                                        ------------------------------------------
Per Share Data:                                            2008     2007    2006    2005    2004
--------------------------------------------------------------------------------------------------
Net Asset Value, Beginning of Year                        $7.55      $7.67   $7.75   $7.83   $7.87
--------------------------------------------------------------------------------------------------
Income from Investment Operations:
--------------------------------------------------------------------------------------------------
Net investment income                                      0.27       0.30    0.31    0.31    0.31
--------------------------------------------------------------------------------------------------
Net realized and unrealized loss on investments          (0.26)     (0.11)  (0.08)  (0.09)  (0.05)
--------------------------------------------------------------------------------------------------
Total from Investment Operations                           0.01       0.19    0.23    0.22    0.26
--------------------------------------------------------------------------------------------------
Less Distributions:
--------------------------------------------------------------------------------------------------
Dividends from net investment income                     (0.26)     (0.30)  (0.30)  (0.30)  (0.30)
--------------------------------------------------------------------------------------------------
Distributions from net realized capital gain             (0.04)     (0.01)  (0.01)      --      --
--------------------------------------------------------------------------------------------------
Total Distributions                                      (0.30)     (0.31)  (0.31)  (0.30)  (0.30)
--------------------------------------------------------------------------------------------------
Net Asset Value, End of Year                              $7.26      $7.55   $7.67   $7.75   $7.83
--------------------------------------------------------------------------------------------------
Total Return                                              0.07%      2.52%   3.04%   2.90%   3.41%
--------------------------------------------------------------------------------------------------
Ratios/Supplemental Data:
--------------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)                  $64,860    $70,804 $78,066 $84,659 $91,022
--------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                   0.91%      0.88%   0.89%   0.92%   0.88%
--------------------------------------------------------------------------------------------------
Ratio of net investment income to average net assets      3.62%      4.01%   4.04%   3.96%   3.95%
--------------------------------------------------------------------------------------------------
Portfolio turnover rate                                  15.50%      4.48%  10.60%   8.09%   1.85%
--------------------------------------------------------------------------------------------------

--------
See footnotes on page 73.

Financial Highlights

Minnesota Fund (continued)

CLASS C
----------------------------------------------------------------------------------------------
                                                               Year Ended September 30,
                                                        --------------------------------------
Per Share Data:                                            2008     2007   2006   2005   2004
----------------------------------------------------------------------------------------------
Net Asset Value, Beginning of Year                        $7.56     $7.68  $7.75  $7.83  $7.87
----------------------------------------------------------------------------------------------
Income from Investment Operations:
----------------------------------------------------------------------------------------------
Net investment income                                      0.20      0.24   0.24   0.24   0.24
----------------------------------------------------------------------------------------------
Net realized and unrealized loss on investments          (0.26)    (0.12) (0.07) (0.09) (0.05)
----------------------------------------------------------------------------------------------
Total from Investment Operations                         (0.06)      0.12   0.17   0.15   0.19
----------------------------------------------------------------------------------------------
Less Distributions:
----------------------------------------------------------------------------------------------
Dividends from net investment income                     (0.19)    (0.23) (0.23) (0.23) (0.23)
----------------------------------------------------------------------------------------------
Distributions from net realized capital gain             (0.04)    (0.01) (0.01)     --     --
----------------------------------------------------------------------------------------------
Total Distributions                                      (0.23)    (0.24) (0.24) (0.23) (0.23)
----------------------------------------------------------------------------------------------
Net Asset Value, End of Year                              $7.27     $7.56  $7.68  $7.75  $7.83
----------------------------------------------------------------------------------------------
Total Return                                            (0.83)%     1.59%  2.16%  1.95%  2.49%
----------------------------------------------------------------------------------------------
Ratios/Supplemental Data:
----------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)                     $547      $136   $249   $287   $390
----------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                   1.81%     1.78%  1.79%  1.82%  1.78%
----------------------------------------------------------------------------------------------
Ratio of net investment income to average net assets      2.72%     3.11%  3.14%  3.06%  3.05%
----------------------------------------------------------------------------------------------
Portfolio turnover rate                                  15.50%     4.48% 10.60%  8.09%  1.85%
----------------------------------------------------------------------------------------------

CLASS D
----------------------------------------------------------------------------------------------
                                                         10/1/07
                                                            to      Year Ended September 30,
                                                                   ---------------------------
Per Share Data:                                          5/16/08+   2007   2006   2005   2004
----------------------------------------------------------------------------------------------
Net Asset Value, Beginning of Period                      $7.56     $7.68  $7.75  $7.83  $7.87
----------------------------------------------------------------------------------------------
Income from Investment Operations:
----------------------------------------------------------------------------------------------
Net investment income                                      0.13      0.24   0.24   0.24   0.24
----------------------------------------------------------------------------------------------
Net realized and unrealized gain (loss) on investments     0.03    (0.12) (0.07) (0.09) (0.05)
----------------------------------------------------------------------------------------------
Total from Investment Operations                           0.16      0.12   0.17   0.15   0.19
----------------------------------------------------------------------------------------------
Less Distributions:
----------------------------------------------------------------------------------------------
Dividends from net investment income                     (0.13)    (0.23) (0.23) (0.23) (0.23)
----------------------------------------------------------------------------------------------
Distributions from net realized capital gain             (0.04)    (0.01) (0.01)     --     --
----------------------------------------------------------------------------------------------
Total Distributions                                      (0.17)    (0.24) (0.24) (0.23) (0.23)
----------------------------------------------------------------------------------------------
Net Asset Value, End of Period                            $7.55     $7.56  $7.68  $7.75  $7.83
----------------------------------------------------------------------------------------------
Total Return                                              2.10%     1.59%  2.16%  1.95%  2.49%
----------------------------------------------------------------------------------------------
Ratios/Supplemental Data:
----------------------------------------------------------------------------------------------
Net assets, end of period (000s omitted)                     --      $328   $637   $762 $1,315
----------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                   1.80%++   1.78%  1.79%  1.82%  1.78%
----------------------------------------------------------------------------------------------
Ratio of net investment income to average net assets      2.74%++   3.11%  3.14%  3.06%  3.05%
----------------------------------------------------------------------------------------------
Portfolio turnover rate                                  15.50%+++  4.48% 10.60%  8.09%  1.85%
----------------------------------------------------------------------------------------------

--------
See footnotes on page 73.

Financial Highlights


Missouri Fund

CLASS A
---------------------------------------------------------------------------------------------
                                                             Year Ended September 30,
                                                      ---------------------------------------
Per Share Data:                                        2008    2007    2006    2005    2004
---------------------------------------------------------------------------------------------
Net Asset Value, Beginning of Year                      $7.61   $7.78   $7.84   $7.89   $7.94
---------------------------------------------------------------------------------------------
Income from Investment Operations:
---------------------------------------------------------------------------------------------
Net investment income                                    0.29    0.29    0.31    0.31    0.30
---------------------------------------------------------------------------------------------
Net realized and unrealized loss on investments        (0.38)  (0.13)  (0.04)  (0.04)  (0.04)
---------------------------------------------------------------------------------------------
Total from Investment Operations                       (0.09)    0.16    0.27    0.27    0.26
---------------------------------------------------------------------------------------------
Less Distributions:
---------------------------------------------------------------------------------------------
Dividends from net investment income                   (0.28)  (0.28)  (0.31)  (0.31)  (0.30)
---------------------------------------------------------------------------------------------
Distributions from net realized capital gain           (0.04)  (0.05)  (0.02)  (0.01)  (0.01)
---------------------------------------------------------------------------------------------
Total Distributions                                    (0.32)  (0.33)  (0.33)  (0.32)  (0.31)
---------------------------------------------------------------------------------------------
Net Asset Value, End of Year                            $7.20   $7.61   $7.78   $7.84   $7.89
---------------------------------------------------------------------------------------------
Total Return                                          (1.38)%   2.20%   3.51%   3.39%   3.38%
---------------------------------------------------------------------------------------------
Ratios/Supplemental Data:
---------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)                $24,490 $26,279 $29,097 $31,347 $33,899
---------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                 0.97%   0.94%   0.95%   0.97%   0.94%
---------------------------------------------------------------------------------------------
Ratio of net investment income to average net assets    3.78%   3.83%   4.03%   3.95%   3.83%
---------------------------------------------------------------------------------------------
Portfolio turnover rate                                 2.09%  20.86%  15.02%      --   3.99%
---------------------------------------------------------------------------------------------

CLASS C
---------------------------------------------------------------------------------------------
                                                             Year Ended September 30,
                                                      ---------------------------------------
Per Share Data:                                        2008    2007    2006    2005    2004
---------------------------------------------------------------------------------------------
Net Asset Value, Beginning of Year                      $7.61   $7.77   $7.84   $7.89   $7.95
---------------------------------------------------------------------------------------------
Income from Investment Operations:
---------------------------------------------------------------------------------------------
Net investment income                                    0.22    0.22    0.24    0.24    0.23
---------------------------------------------------------------------------------------------
Net realized and unrealized loss on investments        (0.38)  (0.12)  (0.05)  (0.04)  (0.05)
---------------------------------------------------------------------------------------------
Total from Investment Operations                       (0.16)    0.10    0.19    0.20    0.18
---------------------------------------------------------------------------------------------
Less Distributions:
---------------------------------------------------------------------------------------------
Dividends from net investment income                   (0.21)  (0.21)  (0.24)  (0.24)  (0.23)
---------------------------------------------------------------------------------------------
Distributions from net realized capital gain           (0.04)  (0.05)  (0.02)  (0.01)  (0.01)
---------------------------------------------------------------------------------------------
Total Distributions                                    (0.25)  (0.26)  (0.26)  (0.25)  (0.24)
---------------------------------------------------------------------------------------------
Net Asset Value, End of Year                            $7.20   $7.61   $7.77   $7.84   $7.89
---------------------------------------------------------------------------------------------
Total Return                                          (2.26)%   1.28%   2.58%   2.46%   2.33%
---------------------------------------------------------------------------------------------
Ratios/Supplemental Data:
---------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)                   $410     $43     $44    $141    $139
---------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                 1.87%   1.84%   1.85%   1.87%   1.84%
---------------------------------------------------------------------------------------------
Ratio of net investment income to average net assets    2.88%   2.93%   3.13%   3.05%   2.93%
---------------------------------------------------------------------------------------------
Portfolio turnover rate                                 2.09%  20.86%  15.02%      --   3.99%
---------------------------------------------------------------------------------------------

--------
See footnotes on page 73.

Financial Highlights

Missouri Fund (continued)

CLASS D
-------------------------------------------------------------------------------------------------
                                                       10/1/07
                                                          to         Year Ended September 30,
                                                                 --------------------------------
Per Share Data:                                        5/16/08+   2007    2006     2005    2004
-------------------------------------------------------------------------------------------------
Net Asset Value, Beginning of Period                    $7.62      $7.78   $7.84   $7.89    $7.95
-------------------------------------------------------------------------------------------------
Income from Investment Operations:
-------------------------------------------------------------------------------------------------
Net investment income                                    0.14       0.22    0.24    0.24     0.23
-------------------------------------------------------------------------------------------------
Net realized and unrealized loss on investments           --      (0.12)  (0.04)  (0.04)   (0.05)
-------------------------------------------------------------------------------------------------
Total from Investment Operations                         0.14       0.10    0.20    0.20     0.18
-------------------------------------------------------------------------------------------------
Less Distributions:
-------------------------------------------------------------------------------------------------
Dividends from net investment income                   (0.13)     (0.21)  (0.24)  (0.24)   (0.23)
-------------------------------------------------------------------------------------------------
Distributions from net realized capital gain           (0.04)     (0.05)  (0.02)  (0.01)   (0.01)
-------------------------------------------------------------------------------------------------
Total Distributions                                    (0.17)     (0.26)  (0.26)  (0.25)   (0.24)
-------------------------------------------------------------------------------------------------
Net Asset Value, End of Period                          $7.59      $7.62   $7.78   $7.84    $7.89
-------------------------------------------------------------------------------------------------
Total Return                                            1.86%      1.42%   2.58%   2.46%    2.33%
-------------------------------------------------------------------------------------------------
Ratios/Supplemental Data:
-------------------------------------------------------------------------------------------------
Net assets, end of period (000s omitted)                   --       $281    $309    $362     $345
-------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                 1.87%++    1.84%   1.85%   1.87%    1.84%
-------------------------------------------------------------------------------------------------
Ratio of net investment income to average net assets    2.85%++    2.93%   3.13%   3.05%    2.93%
-------------------------------------------------------------------------------------------------
Portfolio turnover rate                                 2.09%+++  20.86%  15.02%      --    3.99%
-------------------------------------------------------------------------------------------------

New York Fund

CLASS A
-------------------------------------------------------------------------------------------------
                                                               Year Ended September 30,
                                                      -------------------------------------------
Per Share Data:                                          2008     2007    2006     2005    2004
-------------------------------------------------------------------------------------------------
Net Asset Value, Beginning of Year                      $8.07      $8.19   $8.26   $8.27    $8.34
-------------------------------------------------------------------------------------------------
Income from Investment Operations:
-------------------------------------------------------------------------------------------------
Net investment income                                    0.32       0.34    0.35    0.33     0.35
-------------------------------------------------------------------------------------------------
Net realized and unrealized loss on investments        (0.40)     (0.12)  (0.06)  (0.01)   (0.06)
-------------------------------------------------------------------------------------------------
Total from Investment Operations                       (0.08)       0.22    0.29    0.32     0.29
-------------------------------------------------------------------------------------------------
Less Distributions:
-------------------------------------------------------------------------------------------------
Dividends from net investment income                   (0.32)     (0.34)  (0.34)  (0.33)   (0.34)
-------------------------------------------------------------------------------------------------
Distributions from net realized capital gain           (0.04)       o     (0.02)    oo     (0.02)
-------------------------------------------------------------------------------------------------
Total Distributions                                    (0.36)     (0.34)  (0.36)  (0.33)   (0.36)
-------------------------------------------------------------------------------------------------
Net Asset Value, End of Year                            $7.63      $8.07   $8.19   $8.26    $8.27
-------------------------------------------------------------------------------------------------
Total Return                                          (1.19)%      2.76%   3.61%   3.96%    3.60%
-------------------------------------------------------------------------------------------------
Ratios/Supplemental Data:
-------------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)                $57,937    $60,746 $63,794 $69,563  $71,698
-------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                 0.89%      0.85%   0.88%   0.90%    0.88%
-------------------------------------------------------------------------------------------------
Ratio of net investment income to average net assets    4.04%      4.22%   4.25%   4.03%    4.18%
-------------------------------------------------------------------------------------------------
Portfolio turnover rate                                 0.38%     16.19%      --  10.47%       --
-------------------------------------------------------------------------------------------------

--------
See footnotes on page 73.

Financial Highlights

CLASS C
---------------------------------------------------------------------------------------------
                                                             Year Ended September 30,
                                                      ---------------------------------------
Per Share Data:                                          2008     2007   2006   2005    2004
---------------------------------------------------------------------------------------------
Net Asset Value, Beginning of Year                      $8.08     $8.20  $8.27  $8.29   $8.35
---------------------------------------------------------------------------------------------
Income from Investment Operations:
---------------------------------------------------------------------------------------------
Net investment income                                    0.25      0.27   0.27   0.26    0.27
---------------------------------------------------------------------------------------------
Net realized and unrealized loss on investments        (0.41)    (0.13) (0.05) (0.02)  (0.04)
---------------------------------------------------------------------------------------------
Total from Investment Operations                       (0.16)      0.14   0.22   0.24    0.23
---------------------------------------------------------------------------------------------
Less Distributions:
---------------------------------------------------------------------------------------------
Dividends from net investment income                   (0.24)    (0.26) (0.27) (0.26)  (0.27)
---------------------------------------------------------------------------------------------
Distributions from net realized capital gain           (0.04)      o    (0.02)   oo    (0.02)
---------------------------------------------------------------------------------------------
Total Distributions                                    (0.28)    (0.26) (0.29) (0.26)  (0.29)
---------------------------------------------------------------------------------------------
Net Asset Value, End of Year                            $7.64     $8.08  $8.20  $8.27   $8.29
---------------------------------------------------------------------------------------------
Total Return                                          (2.07)%     1.83%  2.68%  2.91%   2.79%
---------------------------------------------------------------------------------------------
Ratios/Supplemental Data:
---------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)                 $4,952    $4,110 $4,905 $4,994  $5,732
---------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                 1.79%     1.75%  1.78%  1.80%   1.78%
---------------------------------------------------------------------------------------------
Ratio of net investment income to average net assets    3.14%     3.32%  3.35%  3.13%   3.28%
---------------------------------------------------------------------------------------------
Portfolio turnover rate                                 0.38%    16.19%     -- 10.47%      --
---------------------------------------------------------------------------------------------

CLASS D
---------------------------------------------------------------------------------------------
                                                       10/1/07
                                                          to       Year Ended September 30,
                                                                 ----------------------------
Per Share Data:                                        5/16/08+   2007   2006   2005    2004
---------------------------------------------------------------------------------------------
Net Asset Value, Beginning of Period                    $8.08     $8.20  $8.27  $8.29   $8.35
---------------------------------------------------------------------------------------------
Income from Investment Operations:
---------------------------------------------------------------------------------------------
Net investment income                                    0.16      0.27   0.27   0.26    0.27
---------------------------------------------------------------------------------------------
Net realized and unrealized loss on investments            --    (0.13) (0.05) (0.02)  (0.04)
---------------------------------------------------------------------------------------------
Total from Investment Operations                         0.16      0.14   0.22   0.24    0.23
---------------------------------------------------------------------------------------------
Less Distributions:
---------------------------------------------------------------------------------------------
Dividends from net investment income                   (0.15)    (0.26) (0.27) (0.26)  (0.27)
---------------------------------------------------------------------------------------------
Distributions from net realized capital gain           (0.04)      o    (0.02)   oo    (0.02)
---------------------------------------------------------------------------------------------
Total Distributions                                    (0.19)    (0.26) (0.29) (0.26)  (0.29)
---------------------------------------------------------------------------------------------
Net Asset Value, End of Period                          $8.05     $8.08  $8.20  $8.27   $8.29
---------------------------------------------------------------------------------------------
Total Return                                            2.03%     1.83%  2.68%  2.91%   2.79%
---------------------------------------------------------------------------------------------
Ratios/Supplemental Data:
---------------------------------------------------------------------------------------------
Net assets, end of period (000s omitted)                   --    $1,987 $2,139 $2,442  $2,437
---------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                 1.79%++   1.75%  1.78%  1.80%   1.78%
---------------------------------------------------------------------------------------------
Ratio of net investment income to average net assets    3.14%++   3.32%  3.35%  3.13%   3.28%
---------------------------------------------------------------------------------------------
Portfolio turnover rate                                 0.38%+++ 16.19%     -- 10.47%      --
---------------------------------------------------------------------------------------------

--------
See footnotes on page 73.

Financial Highlights

Ohio Fund

CLASS A
------------------------------------------------------------------------------------------------
                                                               Year Ended September 30,
                                                      ------------------------------------------
Per Share Data:                                        2008    2007     2006     2005     2004
------------------------------------------------------------------------------------------------
Net Asset Value, Beginning of Year                      $7.82   $7.90    $8.01    $8.10    $8.14
------------------------------------------------------------------------------------------------
Income from Investment Operations:
------------------------------------------------------------------------------------------------
Net investment income                                    0.28    0.31     0.31     0.32     0.31
------------------------------------------------------------------------------------------------
Net realized and unrealized loss on investments        (0.37)  (0.09)   (0.09)   (0.07)   (0.02)
------------------------------------------------------------------------------------------------
Total from Investment Operations                       (0.09)    0.22     0.22     0.25     0.29
------------------------------------------------------------------------------------------------
Less Distributions:
------------------------------------------------------------------------------------------------
Dividends from net investment income                   (0.27)  (0.30)   (0.31)   (0.31)   (0.31)
------------------------------------------------------------------------------------------------
Distributions from net realized capital gain           (0.02)      --   (0.02)   (0.03)   (0.02)
------------------------------------------------------------------------------------------------
Total Distributions                                    (0.29)  (0.30)   (0.33)   (0.34)   (0.33)
------------------------------------------------------------------------------------------------
Net Asset Value, End of Year                            $7.44   $7.82    $7.90    $8.01    $8.10
------------------------------------------------------------------------------------------------
Total Return                                          (1.27)%   2.84%    2.78%    3.09%    3.69%
------------------------------------------------------------------------------------------------
Ratios/Supplemental Data:
------------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)                $82,156 $94,031 $100,686 $107,587 $114,544
------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                 0.90%   0.86%    0.87%    0.89%    0.87%
------------------------------------------------------------------------------------------------
Ratio of net investment income to average net assets    3.58%   3.95%    3.94%    3.92%    3.88%
------------------------------------------------------------------------------------------------
Portfolio turnover rate                                24.32%   8.54%    7.15%    4.57%       --
------------------------------------------------------------------------------------------------

CLASS C
------------------------------------------------------------------------------------------------
                                                               Year Ended September 30,
                                                      ------------------------------------------
Per Share Data:                                        2008    2007     2006     2005     2004
------------------------------------------------------------------------------------------------
Net Asset Value, Beginning of Year                      $7.87   $7.95    $8.06    $8.15    $8.18
------------------------------------------------------------------------------------------------
Income from Investment Operations:
------------------------------------------------------------------------------------------------
Net investment income                                    0.21    0.24     0.24     0.24     0.24
------------------------------------------------------------------------------------------------
Net realized and unrealized loss on investments        (0.37)  (0.09)   (0.09)   (0.06)   (0.01)
------------------------------------------------------------------------------------------------
Total from Investment Operations                       (0.16)    0.15     0.15     0.18     0.23
------------------------------------------------------------------------------------------------
Less Distributions:
------------------------------------------------------------------------------------------------
Dividends from net investment income                   (0.20)  (0.23)   (0.24)   (0.24)   (0.24)
------------------------------------------------------------------------------------------------
Dividends from net realized capital gain               (0.02)      --   (0.02)   (0.03)   (0.02)
------------------------------------------------------------------------------------------------
Total Distributions                                    (0.22)  (0.23)   (0.26)   (0.27)   (0.26)
------------------------------------------------------------------------------------------------
Net Asset Value, End of Year                            $7.49   $7.87    $7.95    $8.06    $8.15
------------------------------------------------------------------------------------------------
Total Return                                          (2.14)%   1.90%    1.84%    2.15%    2.87%
------------------------------------------------------------------------------------------------
Ratios/Supplemental Data:
------------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)                 $1,477    $670     $844     $922   $1,005
------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                 1.80%   1.76%    1.77%    1.79%    1.77%
------------------------------------------------------------------------------------------------
Ratio of net investment income to average net assets    2.68%   3.05%    3.04%    3.02%    2.98%
------------------------------------------------------------------------------------------------
Portfolio turnover rate                                24.32%   8.54%    7.15%    4.57%       --
------------------------------------------------------------------------------------------------

--------
See footnotes on page 73.

Financial Highlights

Ohio Fund (continued)

CLASS D
--------------------------------------------------------------------------------------------------
                                                         10/1/07
                                                            to        Year Ended September 30,
                                                                   -------------------------------
Per Share Data:                                          5/16/08+   2007    2006    2005    2004
--------------------------------------------------------------------------------------------------
Net Asset Value, Beginning of Period                      $7.87      $7.95   $8.06   $8.15   $8.18
--------------------------------------------------------------------------------------------------
Income from Investment Operations:
--------------------------------------------------------------------------------------------------
Net investment income                                      0.13       0.24    0.24    0.24    0.24
--------------------------------------------------------------------------------------------------
Net realized and unrealized gain (loss) on investments     0.03     (0.09)  (0.09)  (0.06)  (0.01)
--------------------------------------------------------------------------------------------------
Total from Investment Operations                           0.16       0.15    0.15    0.18    0.23
--------------------------------------------------------------------------------------------------
Less Distributions:
--------------------------------------------------------------------------------------------------
Dividends from net investment income                     (0.13)     (0.23)  (0.24)  (0.24)  (0.24)
--------------------------------------------------------------------------------------------------
Distributions from net realized capital gain             (0.02)         --  (0.02)  (0.03)  (0.02)
--------------------------------------------------------------------------------------------------
Total Distributions                                      (0.15)     (0.23)  (0.26)  (0.27)  (0.26)
--------------------------------------------------------------------------------------------------
Net Asset Value, End of Period                            $7.88      $7.87   $7.95   $8.06   $8.15
--------------------------------------------------------------------------------------------------
Total Return                                              2.08%      1.90%   1.84%   2.15%   2.87%
--------------------------------------------------------------------------------------------------
Ratios/Supplemental Data:
--------------------------------------------------------------------------------------------------
Net assets, end of period (000s omitted)                     --       $615    $757    $773  $1,012
--------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                   1.79%++    1.76%   1.77%   1.79%   1.77%
--------------------------------------------------------------------------------------------------
Ratio of net investment income to average net assets      2.70%++    3.05%   3.04%   3.02%   2.98%
--------------------------------------------------------------------------------------------------
Portfolio turnover rate                                  24.32%+++   8.54%   7.15%   4.57%      --
--------------------------------------------------------------------------------------------------

Oregon Fund

CLASS A
--------------------------------------------------------------------------------------------------
                                                                 Year Ended September 30,
                                                        ------------------------------------------
Per Share Data:                                            2008     2007    2006    2005    2004
--------------------------------------------------------------------------------------------------
Net Asset Value, Beginning of Year                        $7.68      $7.83   $7.87   $7.91   $7.94
--------------------------------------------------------------------------------------------------
Income from Investment Operations:
--------------------------------------------------------------------------------------------------
Net investment income                                      0.30       0.31    0.32    0.31    0.32
--------------------------------------------------------------------------------------------------
Net realized and unrealized loss on investments          (0.33)     (0.10)  (0.04)  (0.03)  (0.03)
--------------------------------------------------------------------------------------------------
Total from Investment Operations                         (0.03)       0.21    0.28    0.28    0.29
--------------------------------------------------------------------------------------------------
Less Distributions:
--------------------------------------------------------------------------------------------------
Dividends from net investment income                     (0.29)     (0.30)  (0.31)  (0.31)  (0.31)
--------------------------------------------------------------------------------------------------
Distributions from net realized capital gain             (0.01)     (0.06)  (0.01)  (0.01)  (0.01)
--------------------------------------------------------------------------------------------------
Total Distributions                                      (0.30)     (0.36)  (0.32)  (0.32)  (0.32)
--------------------------------------------------------------------------------------------------
Net Asset Value, End of Year                              $7.35      $7.68   $7.83   $7.87   $7.91
--------------------------------------------------------------------------------------------------
Total Return                                            (0.44)%      2.79%   3.75%   3.53%   3.73%
--------------------------------------------------------------------------------------------------
Ratios/Supplemental Data:
--------------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)                  $42,632    $46,168 $49,862 $53,109 $56,182
--------------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                   0.94%      0.90%   0.92%   0.92%   0.91%
--------------------------------------------------------------------------------------------------
Ratio of net investment income to average net assets      3.89%      4.00%   4.10%   3.97%   4.00%
--------------------------------------------------------------------------------------------------
Portfolio turnover rate                                      --      3.27%  16.84%   4.88%   1.92%
--------------------------------------------------------------------------------------------------

--------
See footnotes on page 73.

Financial Highlights

Oregon Fund (continued)

CLASS C
----------------------------------------------------------------------------------------------
                                                               Year Ended September 30,
                                                        --------------------------------------
Per Share Data:                                            2008     2007   2006   2005   2004
----------------------------------------------------------------------------------------------
Net Asset Value, Beginning of Year                        $7.67     $7.82  $7.86  $7.90  $7.93
----------------------------------------------------------------------------------------------
Income from Investment Operations:
----------------------------------------------------------------------------------------------
Net investment income                                      0.23      0.24   0.25   0.24   0.24
----------------------------------------------------------------------------------------------
Net realized and unrealized loss on investments          (0.33)    (0.10) (0.04) (0.03) (0.02)
----------------------------------------------------------------------------------------------
Total from Investment Operations                         (0.10)      0.14   0.21   0.21   0.22
----------------------------------------------------------------------------------------------
Less Distributions:
----------------------------------------------------------------------------------------------
Dividends from net investment income                     (0.22)    (0.23) (0.24) (0.24) (0.24)
----------------------------------------------------------------------------------------------
Distributions from net realized capital gain             (0.01)    (0.06) (0.01) (0.01) (0.01)
----------------------------------------------------------------------------------------------
Total Distributions                                      (0.23)    (0.29) (0.25) (0.25) (0.25)
----------------------------------------------------------------------------------------------
Net Asset Value, End of Year                              $7.34     $7.67  $7.82  $7.86  $7.90
----------------------------------------------------------------------------------------------
Total Return                                            (1.33)%     1.87%  2.82%  2.60%  2.81%
----------------------------------------------------------------------------------------------
Ratios/Supplemental Data:
----------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)                   $2,473    $1,298 $1,314 $1,282 $1,641
----------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                   1.84%     1.80%  1.82%  1.82%  1.81%
----------------------------------------------------------------------------------------------
Ratio of net investment income to average net assets      2.99%     3.10%  3.20%  3.07%  3.10%
----------------------------------------------------------------------------------------------
Portfolio turnover rate                                      --     3.27% 16.84%  4.88%  1.92%
----------------------------------------------------------------------------------------------

CLASS D
----------------------------------------------------------------------------------------------
                                                         10/1/07
                                                            to      Year Ended September 30,
                                                                   ---------------------------
Per Share Data:                                          5/16/08+   2007   2006   2005   2004
----------------------------------------------------------------------------------------------
Net Asset Value, Beginning of Period                      $7.67     $7.82  $7.86  $7.90  $7.93
----------------------------------------------------------------------------------------------
Income from Investment Operations:
----------------------------------------------------------------------------------------------
Net investment income                                      0.15      0.24   0.25   0.24   0.24
----------------------------------------------------------------------------------------------
Net realized and unrealized gain (loss) on investments     0.01    (0.10) (0.04) (0.03) (0.02)
----------------------------------------------------------------------------------------------
Total from Investment Operations                           0.16      0.14   0.21   0.21   0.22
----------------------------------------------------------------------------------------------
Less Distributions:
----------------------------------------------------------------------------------------------
Dividends from net investment income                     (0.14)    (0.23) (0.24) (0.24) (0.24)
----------------------------------------------------------------------------------------------
Distributions from net realized capital gain             (0.01)    (0.06) (0.01) (0.01) (0.01)
----------------------------------------------------------------------------------------------
Total Distributions                                      (0.15)    (0.29) (0.25) (0.25) (0.25)
----------------------------------------------------------------------------------------------
Net Asset Value, End of Period                            $7.68     $7.67  $7.82  $7.86  $7.90
----------------------------------------------------------------------------------------------
Total Return                                              2.18%     1.87%  2.82%  2.60%  2.81%
----------------------------------------------------------------------------------------------
Ratios/Supplemental Data:
----------------------------------------------------------------------------------------------
Net assets, end of period (000s omitted)                     --    $1,088 $1,265 $1,442 $1,517
----------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                   1.83%++   1.80%  1.82%  1.82%  1.81%
----------------------------------------------------------------------------------------------
Ratio of net investment income to average net assets      3.01%++   3.10%  3.20%  3.07%  3.10%
----------------------------------------------------------------------------------------------
Portfolio turnover rate                                    --  +++  3.27% 16.84%  4.88%  1.92%
----------------------------------------------------------------------------------------------

--------
See footnotes on page 73.

Financial Highlights

South Carolina Fund

CLASS A
-----------------------------------------------------------------------------------------------
                                                               Year Ended September 30,
                                                        ---------------------------------------
Per Share Data:                                          2008    2007    2006    2005    2004
-----------------------------------------------------------------------------------------------
Net Asset Value, Beginning of Year                        $8.01   $8.16   $8.19   $8.18   $8.23
-----------------------------------------------------------------------------------------------
Income from Investment Operations:
-----------------------------------------------------------------------------------------------
Net investment income                                      0.32    0.32    0.32    0.32    0.31
-----------------------------------------------------------------------------------------------
Net realized and unrealized gain (loss) on investments   (0.49)  (0.10)  (0.03)    0.03    0.05
-----------------------------------------------------------------------------------------------
Total from Investment Operations                         (0.17)    0.22    0.29    0.35    0.36
-----------------------------------------------------------------------------------------------
Less Distributions:
-----------------------------------------------------------------------------------------------
Dividends from net investment income                     (0.31)  (0.32)  (0.32)  (0.32)  (0.30)
-----------------------------------------------------------------------------------------------
Distributions from net realized capital gain             (0.02)  (0.05)      --  (0.02)  (0.11)
-----------------------------------------------------------------------------------------------
Total Distributions                                      (0.33)  (0.37)  (0.32)  (0.34)  (0.41)
-----------------------------------------------------------------------------------------------
Net Asset Value, End of Year                              $7.51   $8.01   $8.16   $8.19   $8.18
-----------------------------------------------------------------------------------------------
Total Return                                            (2.29)%   2.70%   3.62%   4.23%   4.51%
-----------------------------------------------------------------------------------------------
Ratios/Supplemental Data:
-----------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)                  $57,619 $62,402 $70,937 $75,442 $76,913
-----------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                   0.90%   0.87%   0.88%   0.91%   0.91%
-----------------------------------------------------------------------------------------------
Ratio of net investment income to average net assets      4.00%   4.03%   4.00%   3.89%   3.77%
-----------------------------------------------------------------------------------------------
Portfolio turnover rate                                      --   8.67%   9.93%      --      --
-----------------------------------------------------------------------------------------------

CLASS C
-----------------------------------------------------------------------------------------------
                                                               Year Ended September 30,
                                                        ---------------------------------------
Per Share Data:                                          2008    2007    2006    2005    2004
-----------------------------------------------------------------------------------------------
Net Asset Value, Beginning of Year                        $8.01   $8.15   $8.19   $8.18   $8.23
-----------------------------------------------------------------------------------------------
Income from Investment Operations:
-----------------------------------------------------------------------------------------------
Net investment income                                      0.25    0.25    0.25    0.25    0.23
-----------------------------------------------------------------------------------------------
Net realized and unrealized gain (loss) on investments   (0.49)  (0.09)  (0.04)    0.02    0.06
-----------------------------------------------------------------------------------------------
Total from Investment Operations                         (0.24)    0.16    0.21    0.27    0.29
-----------------------------------------------------------------------------------------------
Less Distributions:
-----------------------------------------------------------------------------------------------
Dividends from net investment income                     (0.24)  (0.25)  (0.25)  (0.24)  (0.23)
-----------------------------------------------------------------------------------------------
Distributions from net realized capital gain             (0.02)  (0.05)      --  (0.02)  (0.11)
-----------------------------------------------------------------------------------------------
Total Distributions                                      (0.26)  (0.30)  (0.25)  (0.26)  (0.34)
-----------------------------------------------------------------------------------------------
Net Asset Value, End of Year                              $7.51   $8.01   $8.15   $8.19   $8.18
-----------------------------------------------------------------------------------------------
Total Return                                            (3.16)%   1.90%   2.57%   3.30%   3.58%
-----------------------------------------------------------------------------------------------
Ratios/Supplemental Data:
-----------------------------------------------------------------------------------------------
Net assets, end of year (000s omitted)                   $4,721  $3,895  $4,026  $4,939  $5,200
-----------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                   1.80%   1.77%   1.78%   1.81%   1.81%
-----------------------------------------------------------------------------------------------
Ratio of net investment income to average net assets      3.10%   3.13%   3.10%   2.99%   2.87%
-----------------------------------------------------------------------------------------------
Portfolio turnover rate                                      --   8.67%   9.93%      --      --
-----------------------------------------------------------------------------------------------

--------
See footnotes on page 73.

Financial Highlights

South Carolina Fund (continued)

CLASS D
----------------------------------------------------------------------------------------------
                                                        10/1/07
                                                           to       Year Ended September 30,
                                                                   ---------------------------
Per Share Data:                                         5/16/08+    2007   2006   2005   2004
----------------------------------------------------------------------------------------------
Net Asset Value, Beginning of Period                      $8.01     $8.15  $8.19  $8.18  $8.23
----------------------------------------------------------------------------------------------
Income from Investment Operations:
----------------------------------------------------------------------------------------------
Net investment income                                      0.16      0.25   0.25   0.25   0.23
----------------------------------------------------------------------------------------------
Net realized and unrealized gain (loss) on investments   (0.03)    (0.09) (0.04)   0.02   0.06
----------------------------------------------------------------------------------------------
Total from Investment Operations                           0.13      0.16   0.21   0.27   0.29
----------------------------------------------------------------------------------------------
Less Distributions:
----------------------------------------------------------------------------------------------
Dividends from net investment income                     (0.16)    (0.25) (0.25) (0.24) (0.23)
----------------------------------------------------------------------------------------------
Distributions from net realized capital gain             (0.02)    (0.05)     -- (0.02) (0.11)
----------------------------------------------------------------------------------------------
Total Distributions                                      (0.18)    (0.30) (0.25) (0.26) (0.34)
----------------------------------------------------------------------------------------------
Net Asset Value, End of Period                            $7.96     $8.01  $8.15  $8.19  $8.18
----------------------------------------------------------------------------------------------
Total Return                                              1.53%     1.90%  2.57%  3.30%  3.58%
----------------------------------------------------------------------------------------------
Ratios/Supplemental Data:
----------------------------------------------------------------------------------------------
Net assets, end of period (000s omitted)                     --    $1,868 $2,050 $2,515 $3,035
----------------------------------------------------------------------------------------------
Ratio of expenses to average net assets                   1.81%++   1.77%  1.78%  1.81%  1.81%
----------------------------------------------------------------------------------------------
Ratio of net investment income to average net assets      3.12%++   3.13%  3.10%  2.99%  2.87%
----------------------------------------------------------------------------------------------
Portfolio turnover rate                                     -- +++  8.67%  9.93%     --     --
----------------------------------------------------------------------------------------------

--------
 + Date of conversion to Class C shares.
++ Annualized.
+++ Computed at the Fund level for the year ended September 30, 2008.
 + Capital gain of $0.003 per share was paid.
++ Capital gain of $0.004 per share was paid.
 * Capital gain of $0.001 per share was paid.
 o Capital gain of $0.003 per share was paid.
oo Capital gain of $0.002 per share was paid.
See Notes to Financial Statements.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders, Seligman Municipal Fund Series, Inc.

We have audited the accompanying statements of assets and liabilities, including the portfolios of investments, of Seligman Municipal Fund Series, Inc. (the "Funds") comprising the National, Colorado, Georgia, Louisiana, Maryland, Massachusetts, Michigan, Minnesota, Missouri, New York, Ohio, Oregon, and South Carolina Funds as of September 30, 2008, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the periods presented. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Funds are not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of September 30, 2008, by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the portfolios constituting the Seligman Municipal Fund Series, Inc. as of September 30, 2008, the results of their operations for the year then ended, the changes in their net assets for each of the two years in the period then ended, and the financial highlights for the respective stated periods, in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP
New York, New York
November 26, 2008

Matters Relating to the Directors' Consideration of the Approval of the Investment Management Services Agreement

In the discussion below, the term "Fund" refers to Seligman Municipal Fund Series, Inc. and the term "Series" refers to the National Fund, the Colorado Fund, the Georgia Fund, the Louisiana Fund, the Maryland Fund, the Massachusetts Fund, the Michigan Fund, the Minnesota Fund, the Missouri Fund, the New York Fund, the Ohio Fund, the Oregon Fund and the South Carolina Fund.

Background

On July 7, 2008 RiverSource Investments, LLC ("RiverSource"), a wholly owned subsidiary of Ameriprise Financial, Inc. ("Ameriprise"), entered into a stock purchase agreement with the stockholders of J. & W. Seligman & Co. Incorporated ("Seligman") under which RiverSource would acquire all of the outstanding capital stock of Seligman (the "Transaction"). The consummation of the Transaction results in the automatic termination of the Fund's management agreement with Seligman relating to each Series (the "Seligman Management Agreement"). In anticipation of the termination of the Seligman Management Agreement, at a meeting held on July 29, 2008, the directors of the Fund, of which each Series is a separate series, unanimously approved an investment management agreement with RiverSource in respect of each Series (the "Proposed Advisory Agreement"). At the special meeting of stockholders of the Fund held on November 3, 2008, the stockholders of each Series approved the Proposed Advisory Agreement in respect of such Series. The Transaction closed on November 7, 2008 and upon the closing, RiverSource became the investment advisor to each Series.

Board Considerations

Prior to their approval of the Proposed Advisory Agreement, the directors requested and evaluated extensive materials from, and were provided materials and information about the Transaction and matters related to the proposed approvals by, Seligman, RiverSource and Ameriprise.

In consultation with experienced counsel, who advised on the legal standards for consideration by the directors, the directors reviewed the Proposed Advisory Agreement with RiverSource. The independent directors also discussed the proposed approvals with counsel in private sessions.

At their meetings on June 12, 2008, July 17, 2008 and July 29, 2008, the directors discussed the Transaction with Seligman, and the Transaction and RiverSource's plans and intentions regarding the Fund (and each Series) with representatives of Ameriprise and RiverSource.

The directors considered all factors they believed relevant, including the specific matters discussed below. In their deliberations, the directors did not identify any particular information that was all-important or controlling, and directors may have attributed different weights to the various factors. The directors determined that the selection of RiverSource to advise the Fund (and each Series), and the overall arrangements between the Fund (and each Series) and RiverSource as provided in the Proposed Advisory Agreement, including the proposed advisory fee and the related administration arrangements between the Fund (and each Series) and Ameriprise, were fair and reasonable in light of the services to be performed, expenses incurred and such other matters as the directors considered relevant. The material factors and conclusions that formed the basis for the directors' determination included, in addition, the factors discussed in further detail below:

 (i) the reputation, financial strength and resources of RiverSource, and its parent, Ameriprise;

 (ii)the capabilities of RiverSource with respect to compliance and its regulatory histories;

(iii)an assessment of RiverSource's compliance system by the Fund's Chief Compliance Officer;

 (iv)that the portfolio management team for each Series would not change as a result of the Transaction;

 (v) that RiverSource and Ameriprise assured the directors that following the Transaction there will not be any diminution in the nature, quality and extent of services provided to the Fund (and each Series) or its stockholders;

 (vi)that within the past year the directors had performed a full annual review of the Seligman Management Agreement, as required by the Investment Company Act of 1940 ("1940 Act"), for the Fund (and each Series) and had determined that they were satisfied with the nature, extent and quality of services provided thereunder and that the management fee rate for each Series was satisfactory;

Matters Relating to the Directors' Consideration of the Approval of the Investment Management Services Agreement


(vii)the potential benefits to the Fund (and each Series) of the combination of RiverSource and Seligman, including: greater resources to attract and retain high quality investment personnel; greater depth and breadth of investment management capabilities; a continued high level of service to the Fund (and each Series); and the potential for realization of economies of scale over time since the Fund (and each Series) will be part of a much larger fund complex;

(viii)the fact that each Series' total advisory and administrative fees would not increase by virtue of the Proposed Advisory Agreement, but would remain the same;

 (ix)that RiverSource, and not the Fund or Series, would bear the costs of obtaining all approvals of the Proposed Advisory Agreement;

 (x) the qualifications of the personnel of RiverSource and Ameriprise that would provide advisory and administrative services to the Fund (and each Series);

 (xi)the terms and conditions of the Proposed Advisory Agreement, including the directors' review of differences from the Seligman Management Agreement;

(xii)that RiverSource and Ameriprise have agreed to refrain from imposing or seeking to impose, for a period of two years after the closing of the Transaction, any "unfair burden" (within the meaning of Section 15(f) of 1940 Act) on the Fund and each Series; and

(xiii)that certain members of RiverSource's management have a significant amount of experience integrating other fund families.

Nature, Extent and Quality of Services Provided

In considering the nature, extent and quality of the services to be provided under the Proposed Advisory Agreement, the directors considered, among other things, the expected impact of the Transaction on the operations of the Fund and each Series, the information provided by RiverSource with respect to the nature, extent and quality of services to be provided by it and its compliance programs and compliance records, and presentations provided on the quality of RiverSource's investment research capabilities and the other resources it and Ameriprise have indicated that they would dedicate to performing services for the Fund and each Series.

The directors noted the professional experience and qualifications of the current portfolio management team of each Series and other senior personnel of RiverSource. The directors considered a report by the Fund's Chief Compliance Officer, assessing RiverSource's compliance system, which was followed by a private session with the Fund's Chief Compliance Officer. They also discussed RiverSource's compliance system with the Chief Compliance Officer for the RiverSource funds. The directors also considered RiverSource's presentation on the selection of brokers and dealers for portfolio transactions and noted that they receive regular reports concerning such selection and that RiverSource would provide similar reports in the future. As administrative services (provided under each Seligman Management Agreement) would be provided to the Fund (and each Series) by Ameriprise at no additional cost under a new administrative services agreement rather than pursuant to the Proposed Advisory Agreement, the directors considered Ameriprise's capability to provide such administrative services as well as RiverSource's and Ameriprise's role in coordinating the activities of the Fund's and Series' other service providers. The directors noted that Ameriprise intended to continue Seligman's practice of sub-contracting administrative services provided by Seligman for the Fund and each Series to State Street Bank and Trust Company for the foreseeable future. The directors concluded that, overall, they were satisfied with assurances from RiverSource and Ameriprise as to the expected nature, extent and quality of the services to be provided to the Fund (and each Series) under the Proposed Advisory Agreement and the new administrative services agreement.

Costs of Services Provided and Profitability

In considering the costs of services to be provided by RiverSource under the Proposed Advisory Agreement, the directors considered, among other things, the projected pre-tax, pre-distribution expense profitability of RiverSource's proposed relationship with the Series and discussed the assumptions of RiverSource and the limitations of the information provided. The directors noted that RiverSource had undertaken to provide profitability information in connection with future contract continuances. The directors also considered RiverSource's financial condition based on information provided by it.

Matters Relating to the Directors' Consideration of the Approval of the Investment Management Services Agreement


The directors noted that the proposed fees under the Proposed Advisory Agreement in respect of a Series were the same as provided under the Seligman Management Agreement. The directors recognized that it is difficult to make comparisons of profitability from fund advisory contracts because comparative information is not generally publicly available and is affected by numerous factors. In reviewing the projected profitability information, the directors considered the effect of fall-out benefits on RiverSource's expenses. The directors concluded that they were satisfied that RiverSource's estimated future profitability from its relationship with each Series was not excessive.

Fall-Out Benefits

The directors considered that broker dealer affiliates of RiverSource, including a broker-dealer affiliate of Seligman (which will become an affiliate of RiverSource following the Transaction) will receive 12b-1 fees from each Series in respect of shares held in certain accounts, and that such Series' distributor (which will also become a subsidiary of RiverSource following the closing of the Transaction) retains a portion of the 12b-1 fees from the Series and receives a portion of the sales charges on sales or redemptions of certain classes of shares of the Series. The directors recognized that RiverSource's profitability would be somewhat lower without these benefits. The directors noted that RiverSource may derive reputational and other benefits from its association with each Series.

Investment Results

The directors receive and review detailed performance information on each Series at each regular Board meeting during the year in addition to the information received for the meeting regarding approval of the Proposed Advisory Agreement. The directors noted that each Series' current portfolio management team would continue to advise that Series after the Transaction.

The directors reviewed performance information on each Series covering a wide range of periods, including the first six months of the calendar year, the preceding seven calendar years and annualized rolling periods ranging from one to ten years ending June 30, 2008. For most of these periods the directors reviewed information comparing each Series to other funds with similar investment objectives as determined by Lipper, with one or more selected securities indices, to a group of competitor funds selected by Seligman and, where applicable, similar RiverSource funds. The directors also reviewed information about portfolio turnover rates of each Series compared to other investment companies with similar investment objectives, including, where applicable, RiverSource funds.

The directors recognized that it is not possible to predict what effect, if any, consummation of the Transaction would have on the future performance of the Series.

Seligman explained that its decision to defensively position the Series' portfolios in anticipation of rising interest rates contributed to the recent improvement in performance, although it noted that such position had hurt the Series' performance in the past.

The following factors specific to individual Series also were noted and considered by the directors in deciding to approve the Proposed Advisory
Agreement:

National Fund. The directors reviewed information showing the performance of the Series compared to the Lipper General Municipal Debt Funds Average and the Lehman Brothers Municipal Bond Index, as well as performance relative to the other funds in the Lipper General Municipal Debt Funds Average and to a group of competitor funds selected by Seligman. The directors noted that the Series' performance ranked above the Lipper median for the one-, three- and five-year periods presented. The directors also noted that while the Series' results had from time to time exceeded certain of its benchmarks, the Series' results were generally below its benchmarks by varying degrees for the periods shown. The directors further noted that the Series' results had shown recent improvement and were above each of its benchmarks for the first six months of 2008. Taking into account these comparisons and the other factors considered, the directors concluded that the National Fund's investment results were satisfactory.

Colorado Fund. The directors reviewed information showing the performance of the Series compared to the Lipper Colorado Municipal Debt Funds Average and the Lehman Brothers Municipal Bond Index, as well as performance relative to the other funds in the Lipper Colorado Municipal Debt Funds Average and to a group of competitor funds selected by Seligman. The directors noted that the Series' performance ranked above the Lipper median for each of the periods presented. The directors also noted that the Series' results had varyingly exceeded or underperformed its benchmarks for the periods shown, and had shown recent improvement and were above each of the benchmarks for 2007 and the first six months of 2008. Taking into account these comparisons and the other factors considered, the directors concluded that the Colorado Fund's investment results were satisfactory.

Matters Relating to the Directors' Consideration of the Approval of the Investment Management Services Agreement


Georgia Fund. The directors reviewed information showing the performance of the Series compared to the Lipper Georgia Municipal Debt Funds Average and the Lehman Brothers Municipal Bond Index, as well as performance relative to the other funds in the Lipper Georgia Municipal Debt Funds Average and to a group of competitor funds selected by Seligman. The directors noted that the Series' results were above its competitor average and Lipper benchmark for 2007 and the first six months of 2008 and that the Series' performance ranked above the Lipper median for the one- and three-year periods presented. The directors also noted that while the Series' results had from time to time exceeded certain benchmarks, the Series' results were generally below its benchmarks by varying degrees for the other periods shown. Taking into account these comparisons and the other factors considered, the directors concluded that the Georgia Fund's investment results were satisfactory.

Louisiana Fund. The directors reviewed information showing the performance of the Series compared to the Lipper Other States Municipal Debt Funds Average and the Lehman Brothers Municipal Bond Index, as well as performance relative to the other funds in the Lipper Other States Municipal Debt Funds Average and to a group of competitor funds selected by Seligman. The directors noted that the Series' results were above its Lipper and competitor benchmarks for the first six months of 2008 and each of its benchmarks for 2007, and that the Series was above the Lipper median in the three-year, five-year and ten-year periods presented. The directors also noted that while the Series' results had from time to time exceeded certain benchmarks, the Series' results were generally below its benchmarks by varying degrees for the other periods shown. Taking into account these comparisons and the other factors considered, the directors concluded that the Louisiana Fund's investment results were satisfactory.

Maryland Fund. The directors reviewed information showing the performance of the Series compared to the Lipper Maryland Municipal Debt Funds Average and the Lehman Brothers Municipal Bond Index, as well as performance relative to the other funds in the Lipper Maryland Municipal Debt Funds Average and to a group of competitor funds selected by Seligman. The directors noted that the Series' performance ranked above the Lipper median for each of the periods presented. The directors also noted that the Series' results had varyingly exceeded or underperformed the Series' other benchmarks for the periods shown, and were above each of its benchmarks for the first six months of 2008. Based upon their review, the directors concluded that the Maryland Fund's relative investment performance over time had been satisfactory.

Massachusetts Fund. The directors reviewed information showing the performance of the Series compared to the Lipper Massachusetts Municipal Debt Funds Average and the Lehman Brothers Municipal Bond Index, as well as performance relative to the other funds in the Lipper Massachusetts Municipal Debt Funds Average and to a group of competitor funds selected by Seligman. The directors noted that the Series' performance ranked above the Lipper median for each of the periods presented. The directors also noted that the Series' results had varyingly exceeded or underperformed the Series' benchmarks for the periods shown, and had shown recent improvement and were above each of the benchmarks for 2007 and the first six months of 2008. Taking into account these comparisons and the other factors considered, the directors concluded that the Massachusetts Fund's investment results were satisfactory.

Michigan Fund. The directors reviewed information showing the performance of the Series compared to the Lipper Michigan Municipal Debt Funds Average and the Lehman Brothers Municipal Bond Index, as well as performance relative to the other funds in the Lipper Michigan Municipal Debt Funds Average and to a group of competitor funds selected by Seligman. The directors noted that the Series' performance ranked above the Lipper median for the one-, three- and ten-year periods presented, respectively. The directors also noted that the Series' results had varyingly exceeded or underperformed the Series' benchmarks for the periods shown, and had shown some recent improvement and were above each of its benchmarks for the first six months of 2008, and above its Lipper and competitor benchmarks for 2007. Taking into account these comparisons and the other factors considered, the directors concluded that the Michigan Fund's investment results were satisfactory.

Minnesota Fund. The directors reviewed information showing the performance of the Series compared to the Lipper Minnesota Municipal Debt Funds Average and the Lehman Brothers Municipal Fund Index, as well as performance relative to the other funds in the Lipper Minnesota Municipal Debt Funds Average and to a group of competitor funds selected by Seligman. The directors noted that the Series' results had varying exceeded or underperformed the Series' benchmarks for the periods shown, and had shown some recent improvement and were above each of its benchmarks for the first six months of 2008, and above its Lipper and competitor benchmarks for 2007. Taking into account these comparisons and the other factors considered, the directors concluded that the Minnesota Fund's investment results were satisfactory.

Missouri Fund. The directors reviewed information showing the performance of the Series compared to the Lipper Missouri Municipal Debt Funds Average and the Lehman Brothers Municipal Fund Index, as well as performance relative to the other funds in the Lipper Missouri Municipal Debt Funds Average and to a group of competitor funds selected by Seligman. The directors

Matters Relating to the Directors' Consideration of the Approval of the Investment Management Services Agreement

noted that the Series' results had shown recent improvement and were above its competitor average and Lipper benchmark for the first six months of 2008 and that the Series' performance ranked above the Lipper median for the one-, three- and ten-year periods presented. The directors also noted that while the Series' results had from time to time exceeded certain benchmarks, the Series' results were generally below its benchmarks by varying degrees for the periods shown. Taking into account these comparisons and the other factors considered, the directors concluded that the Missouri Fund's investment results were satisfactory.

New York Fund. The directors reviewed information showing the performance of the Series compared to the Lipper New York Municipal Debt Funds Average and the Lehman Brothers Municipal Bond Index, as well as performance relative to the other funds in the Lipper New York Municipal Debt Funds Average and to a group of competitor funds selected by Seligman. The directors noted that the Series' performance ranked above the Lipper median for each of the periods presented. The directors also noted that the Series' results showed recent improvement and were above each of its benchmarks for 2007 and the first six months of 2008, although the results were varyingly above and below its other benchmarks for the other periods presented. Taking into account these comparisons and the other factors considered, the directors concluded that the New York Fund's investment results were satisfactory.

Ohio Fund. The directors reviewed information showing the performance of the Series compared to the Lipper Ohio Municipal Debt Funds Average and the Lehman Brothers Municipal Bond Index, as well as performance relative to the other funds in the Lipper Ohio Municipal Debt Funds Average and to a group of competitor funds selected by Seligman. The directors noted that the Series' performance ranked above the Lipper median for each of the periods presented. The directors noted that the Series' results had shown recent improvement and were above its Lipper and competitor benchmarks for 2007, and were above each of its benchmarks for the first six months of 2008, although the results were varyingly above and below its other benchmarks for the periods presented. Taking into account these comparisons and the other factors considered, the directors concluded that the Ohio Fund's investment results were satisfactory.

Oregon Fund. The directors reviewed information showing the performance of the Series compared to the Lipper Oregon Municipal Debt Funds Average and the
Lehman Brothers Municipal Bond Index, as well as performance relative to the other funds in the Lipper Oregon Municipal Debt Funds Average and to a group of competitor funds selected by Seligman. The directors noted that the Series' performance ranked above the Lipper median for each of the periods presented. The directors noted that the Series' results had shown recent improvement and were above its Lipper and competitor benchmarks for 2007, and were above each of its benchmarks for the first six months of 2008, although the results were varyingly above or below its other benchmarks for the other periods presented. Taking into account these comparisons and the other factors considered, the directors concluded that the Oregon Fund's investment results were satisfactory.

South Carolina Fund. The directors reviewed information showing the performance of the Series compared to the Lipper Other States Municipal Debt Funds Average and the Lehman Brothers Municipal Bond Index, as well as performance relative to the other funds in the Lipper Other States Municipal Debt Funds Average and to a group of competitor funds selected by Seligman. The directors noted that the Series' performance ranked above the Lipper median for each of the periods presented. The directors noted that the Series' results had shown recent improvement and were above its Lipper and competitor benchmarks for 2007, and were above each of its benchmarks for the first six months of 2008, although the results were varyingly above or below its other benchmarks for other periods presented. Taking into account these comparisons and the other factors considered, the directors concluded that the South Carolina Fund's investment results were satisfactory.

Management Fees and Other Expenses

The directors considered the proposed advisory fee rate to be paid by each Series to RiverSource, which is the same as the management fee rate currently paid by each Series. In addition to the materials provided by Seligman, RiverSource provided information regarding the fees for each of the RiverSource funds and managed accounts. The directors noted that for National Fund, Minnesota Fund and New York Fund, the effective advisory fee rate for a RiverSource fund in the same Lipper peer group was lower than the proposed advisory fee rate for the corresponding Series. The directors recognized that it is difficult to make comparisons of advisory and management fees because there are variations in the services that are included in the fees paid by other funds.

The directors compared each Series' proposed advisory fee rate to the funds in the applicable Lipper category or a subset thereof having net assets in a range that more closely corresponded to the net assets of the Series (a Series' "peer group"). In considering

Matters Relating to the Directors' Consideration of the Approval of the Investment Management Services Agreement

the proposed advisory fee rates, the directors noted that each Series' current management fee rate covers administrative services provided by Seligman, whereas the Proposed Advisory Agreement does not include such services, but that Ameriprise will provide such services to each Series pursuant to separate administrative services agreements initially without a fee. The directors further considered that the administrative fees, since they are not included in an advisory agreement, could be increased without stockholder approval, although RiverSource noted that, at the time, it did not have an intention to seek an increase, and that any such administrative fee increase would require board approval. The directors also noted RiverSource's and Ameriprise's covenants in the Transaction's stock purchase agreement regarding compliance with Section 15(f) of the 1940 Act.

The directors also reviewed each Series' total expense ratio as compared to the fees and expenses of funds within its peer group. In considering the expense ratios of each Series, the directors noted that each Series has elected to have shareholder services provided at cost by SDC. SDC provides services exclusively to the Seligman Group of Funds, and the directors believed that the arrangement with SDC has provided each Series and their shareholders with a consistently high level of service. The directors noted that RiverSource had previously indicated that no changes to the arrangements with SDC were being proposed at the time by RiverSource.

The directors noted that they had concluded in their most recent continuance considerations regarding the Seligman Management Agreement that the management fee and total expense ratio for each Series were at an acceptable level in light of the quality of services provided to each Series and in comparison to the Series' peer group; that the advisory fee would not be increased and would stay the same for each Series; that the total expense ratio had been slightly reduced since the time of the most recent consideration approval for each Series; and that RiverSource had represented that the overall expenses for the Series were not expected to be adversely affected by the Transaction. On that basis the directors concluded that the total expense ratio and proposed advisory fee for each Series anticipated to result from the proposed arrangements with RiverSource was acceptable.

Economies of Scale

The directors noted that the management fee schedules for the Series do not contain breakpoints that reduce the fee rate on assets above specified levels. The directors recognized that there is no direct relationship between the economies of scale realized by funds and those realized by their investment advisers as assets increase. The directors do not believe that there is a uniform methodology for establishing breakpoints that give effect to fund-specific economies of scale with respect to services provided by fund advisers. The directors also observed that in the investment company industry as a whole, as well as among funds similar to the Series, there is no uniformity or pattern in the fees and asset levels at which breakpoints (if any) apply, and that the advisory agreements for many competitor funds do not have breakpoints at all. The directors noted that RiverSource had indicated that no changes to the Series' breakpoint arrangements were proposed to be made at the time. Having taken these factors into account, the directors concluded that the absence of breakpoints in each Series' fee rate schedule was acceptable under the Series' circumstances. The directors also recognized that the Series may benefit from certain economies of scale over time from becoming a part of the larger RiverSource fund complex, based on potential future synergies of operations.

Proxy Results

Shareholders of Seligman Municipal Fund Series, Inc. voted on two proposals at a Special Meeting of Stockholders held on November 3, 2008. Shareholders voted in favor of each of the proposals. The description of each proposal and number of shares voted are as follows:

Proposal 1

To consider and vote upon the proposed Investment Management Services Agreement with RiverSource Investments, LLC:

                                     For        Against     Abstain
           ----------------------------------------------------------
           National Fund        3,949,193.410 168,939.981 191,921.889
           ----------------------------------------------------------
           Colorado Fund        2,307,183.218  74,460.280 111,881.185
           ----------------------------------------------------------
           Georgia Fund         1,759,668.806 102,339.030  56,248.933
           ----------------------------------------------------------
           Louisiana Fund       1,584,734.856  77,772.171  21,240.291
           ----------------------------------------------------------
           Maryland Fund        2,173,920.400 138,737.808 113,714.724
           ----------------------------------------------------------
           Massachusetts Fund   4,218,981.488 142,851.594 236,713.024
           ----------------------------------------------------------
           Michigan Fund        5,307,115.961 248,378.351 171,114.848
           ----------------------------------------------------------
           Minnesota Fund       4,528,296.858 202,128.542 263,760.017
           ----------------------------------------------------------
           Missouri Fund        1,855,211.205 236,056.712 197,082.660
           ----------------------------------------------------------
           New York Fund        4,164,301.516 143,314.155 168,747.113
           ----------------------------------------------------------
           Ohio Fund            6,312,816.812 351,650.652 312,008.272
           ----------------------------------------------------------
           Oregon Fund          3,370,905.354 138,522.236 244,330.982
           ----------------------------------------------------------
           South Carolina Fund  4,694,983.636 195,724.117 130,633.598
           ----------------------------------------------------------

Proposal 2

To elect ten directors to the Board:

                                             For     Withheld
                  --------------------------------------------
                  Kathleen Blatz          57,869,409 2,697,944
                  --------------------------------------------
                  Arne H. Carlson         57,670,617 2,896,736
                  --------------------------------------------
                  Pamela G. Carlton       57,817,258 2,750,095
                  --------------------------------------------
                  Patricia M. Flynn       57,913,069 2,654,284
                  --------------------------------------------
                  Anne P. Jones           57,698,726 2,868,626
                  --------------------------------------------
                  Jeffrey Laikind         57,708,972 2,858,380
                  --------------------------------------------
                  Stephen R. Lewis, Jr.   57,881,841 2,685,512
                  --------------------------------------------
                  Catherine James Paglia  57,898,819 2,668,534
                  --------------------------------------------
                  Alison Taunton-Rigby    57,891,282 2,676,070
                  --------------------------------------------
                  William F. Truscott     57,878,318 2,689,035
                  --------------------------------------------

Directors and Officers

Shareholders elect a Board of Directors that oversees the Funds' operations. In connection with the acquisition of the Funds' prior investment manager, J. & W. Seligman & Co. Incorporated, by RiverSource Investments, LLC, shareholders of the Funds voted at a Special Meeting of Shareholders held on November 3, 2008 to elect 10 members to the Funds' Board. Messrs. Maher and Richie served on the Funds' Board prior to the acquisition and will continue to do so.

Each member of the Board oversees 163 portfolios in the fund complex managed by RiverSource Investments, which includes 59 Seligman Funds and 104 RiverSource Funds. The address of each Director is 901 S. Marquette Ave., Minneapolis, MN 55402.

Independent Directors

                                        Principal Occupation(s) During Past
Name, (Age), Position(s)                Five Years,
held with Funds                         Directorships and Other Information
------------------------------------------------------------------------------

Kathleen Blatz (54)/1,2,6,7/            Attorney. Formerly, Chief Justice,
..Director: From November 7, 2008        Minnesota Supreme Court, 1998-2006.
------------------------------------------------------------------------------

Arne H. Carlson (73)/1,2,3,5,6/         Formerly, Chairman, RiverSource
..Director: From November 7, 2008        Funds, 1999-2006; Governor of
                                        Minnesota.
------------------------------------------------------------------------------

Pamela G. Carlton (53)/4,6,7/           President, Springboard -- Partners in
..Director: From November 7, 2008        Cross Cultural Leadership (consulting
                                        company).
------------------------------------------------------------------------------

Patricia M. Flynn (57)/1,3,6/           Trustee Professor of Economics and
..Director: From November 7, 2008        Management, Bentley College.
                                        Formerly, Dean, McCallum Graduate
                                        School of Business, Bentley College.
------------------------------------------------------------------------------

Anne P. Jones (73)/1,2,6,7/             Attorney and Consultant.
..Director: From November 7, 2008
------------------------------------------------------------------------------

Jeffrey Laikind, CFA (72)/4,6,7/        Director, American Progressive
..Director: From November 7, 2008        Insurance. Formerly, Managing
                                        Director, Shikiar Asset Management.
------------------------------------------------------------------------------

Stephen R. Lewis, Jr. (69)/1,2,3,4,6/   President Emeritus and Professor of
..Director and Chairman of the Board:    Economics, Carleton College;
 From November 7, 2008                  Director, Valmont Industries, Inc.
                                        (manufactures irrigation systems).
------------------------------------------------------------------------------

John F. Maher (64)/4,6,7/               Retired President and Chief Executive
..Director: December 2006 to Date        Officer, and former Director, Great
                                        Western Financial Corporation
                                        (bank holding company) and its
                                        principal subsidiary, Great Western
                                        Bank (a federal savings bank).
------------------------------------------------------------------------------

Catherine James Paglia (55)/2,3,4,5,6/  Director, Enterprise Asset
..Director: From November 7, 2008        Management, Inc. (private real estate
                                        and asset management company).
------------------------------------------------------------------------------

Leroy C. Richie (66)/3,4,6/             Counsel, Lewis & Munday, P.C. (law
..Director: 2000 to Date                 firm); Director, Vibration Control
                                        Technologies, LLC (auto vibration
                                        technology); Lead Outside Director,
                                        Digital Ally Inc. (digital imaging)
                                        and Infinity, Inc. (oil and gas
                                        exploration and production); Director
                                        and Chairman, Highland Park Michigan
                                        Economic Development Corp.; and
                                        Chair-man, Detroit Public Schools
                                        Foundation; Director, OGE Energy
                                        Corp. (energy and energy services
                                        provider). Formerly, Chairman and
                                        Chief Executive Officer, Q Standards
                                        Worldwide, Inc. (library of technical
                                        standards); Director, Kerr-McGee
                                        Corporation (diversified energy and
                                        chemical company); Trustee, New York
                                        University Law Center Foundation; and
                                        Vice Chairman, Detroit Medical Center
                                        and Detroit Economic Growth Corp.
------------------------------------------------------------------------------

Allison Taunton-Rigby (64)/3,4,5,6/     Chief Executive Officer and Director,
..Director: From November 7, 2008        RiboNovix, Inc. since 2003
                                        (biotechnology); Director, Idera
                                        Pharmaceut-ical, Inc.
                                        (biotechnology); Healthways, Inc.
                                        (health management programs).
                                        Formerly, President, Forester Biotech.
------------------------------------------------------------------------------

--------
See footnotes on page 83.

Directors and Officers

Interested Director*

                               Principal Occupation(s) During Past
Name, (Age), Position(s)       Five Years,
held with Funds, Address       Directorships and Other Information
---------------------------------------------------------------------

William F. Truscott (47)*/6/   President -- US Asset Management and
..Director and Vice President:  Chief Investment Advisor, Ameriprise
FromNovember 7, 2008           Financial, Inc. and Presi-dent,
                               Chairman of the Board, and Chief
                               Investment Officer, RiverSource
                               Investments, LLC; Director,
                               Presi-dent and Chief Executive
                               Officer, Ameriprise Certificate
                               Company; and Chairman of the Board,
                               Chief Executive Officer, and
                               President, RiverSource Distributors,
                               Inc. Formerly, Senior Vice President
                               -- Chief Investment Officer,
                               Ameriprise Financial, Inc.; and
                               Chairman of the Board and Chief
                               Investment Officer, RiverSource
                               Investments, LLC, 2001-2005.
---------------------------------------------------------------------

--------
* Mr. Truscott is considered an "interested person" of the Funds, as defined in the Investment Company Act of 1940, as amended, by virtue of his position with Ameriprise Financial, Inc. and its affiliates.

        Member: 1Board Governance Committee  5Executive Committee
                2Compliance Committee        6Investment Review Committee
                3Contracts Committee         7Joint Audit Committee
                4Distribution Committee

Officers of the Funds

The Board appoints officers who are responsible for day-to-day business decisions based on policies it has established. The officers serve at the pleasure of the Board. In addition to Mr. Truscott, who is a Director and Vice President of the Funds, the Funds' other officers are:

Name, (Age), Position(s)                Principal Occupation(s) During Past
held with Funds, Address                Five Years
------------------------------------------------------------------------------

Patrick T. Bannigan (42)                Director and Senior Vice President --
..President: From November 7, 2008       Asset Management, Products and
..172 Ameriprise Financial Center        Marketing, RiverSource Invest-ments,
 Minneapolis, MN 55474                  LLC; Director and Vice President --
                                        Asset Management, Products and
                                        Marketing, RiverSource Dis-tributors,
                                        Inc. Formerly, Managing Director and
                                        Global Head of Product, Morgan
                                        Stanley Investment Management,
                                        2004-2006; President, Touchstone
                                        Investments, 2002-2004.
------------------------------------------------------------------------------

Michelle M. Keeley (44)                 Executive Vice President -- Equity
..Vice President: From November 7, 2008  and Fixed Income, Ameriprise
..172 Ameriprise Financial Center        Financial, Inc. and RiverSource
 Minneapolis, MN 55474                  Invest-ments, LLC; Vice President --
                                        Investments, Ameriprise Certificate
                                        Company. Formerly, Senior Vice
                                        Presi-dent -- Fixed Income,
                                        Ameriprise Financial, Inc., 2002-2006
                                        and RiverSource Investments, LLC,
                                        2004-2006.
------------------------------------------------------------------------------

Amy K. Johnson (42)                     Vice President -- Asset Management
..Vice President: From November 7, 2008  and Trust Company Services,
..5228 Ameriprise Financial Center       RiverSource Investments, LLC.
 Minneapolis, MN 55474                  For-merly, Vice President --
                                        Operations and Compliance,
                                        RiverSource Investments, LLC,
                                        2004-2006; Director of Product
                                        Development -- Mutual Funds,
                                        Ameriprise Financial, Inc., 2001-2004.
------------------------------------------------------------------------------

Scott R. Plummer (49)                   Vice President and Chief Counsel --
..Vice President, General Counsel and    Asset Management, Ameriprise
 Secretary: From November 7, 2008       Financial, Inc.; Chief Counsel,
..5228 Ameriprise Financial Center       RiverSource Distributors, Inc. and
 Minneapolis, MN 55474                  Chief Legal Officer and Assistant
                                        Secretary, RiverSource Investments,
                                        LLC; Vice President, General Counsel,
                                        and Secretary, Ameriprise Certificate
                                        Company. Formerly, Vice President --
                                        Asset Management Compliance,
                                        Ameriprise Financial, Inc.,
                                        2004-2005; Senior Vice President and
                                        Chief Compliance Officer, USBancorp
                                        Asset Management, 2002-2004.
------------------------------------------------------------------------------

Lawrence P. Vogel (52)                  Treasurer of each of the investment
..Treasurer:2000 to Date                 companies of the Seligman Group of
..100Park Avenue New York, NY 10017      Funds since 2000; and Treasurer,
                                        Seligman Data Corp. since 2000.
                                        Formerly, Senior Vice President, J. &
                                        W. Seligman & Co. Incorporated and
                                        Vice President of each of the
                                        investment companies of the Seligman
                                        Group of Funds, 1992-2008.
------------------------------------------------------------------------------

Directors and Officers

Officers of the Funds (continued)

Name, (Age), Position(s)                  Principal Occupation(s) During Past
held with Funds, Address                  Five Years
--------------------------------------------------------------------------------

Eleanor T.M. Hoagland (56)                Chief Compliance Officer, RiverSource
..Chief Compliance Officer: 2004 to Date   Investments, LLC (J. & W. Seligman &
..Money Laundering Prevention Officer      Co. Incorporated prior to November 7,
 and Identity Theft Prevention Officer:   2008), of each of the investment
 From November 7, 2008                    companies of the Seligman Group of
..100 Park Avenue New York, NY 10017       Funds since 2004; Money Laundering
                                          Prevention Officer and Identity Theft
                                          Prevention Officer, RiverSource
                                          Investments, LLC for each of the
                                          investment companies of the Seligman
                                          Group of Funds since November 7,
                                          2008. Formerly, Managing Director, J.
                                          & W. Seligman & Co. Incorporated and
                                          Vice President of each of the
                                          investment companies of the Seligman
                                          Group of Funds, 2004-2008.
--------------------------------------------------------------------------------

The Funds' Statement of Additional Information (SAI) includes additional information about Fund directors and is available, without charge, upon request. You may call toll-free (800) 221-2450 in the US or call collect (212) 682-7600 outside the US to request a copy of the SAI, to request other information about the Funds, or to make shareholder inquiries.

Additional Fund Information

Quarterly Schedule of Investments

A complete schedule of portfolio holdings owned by the Funds will be filed with the SEC for the first and third quarters of each fiscal year on Form N-Q, and will be available to shareholders (i) without charge, upon request, by calling toll-free (800) 221-2450 in the US or collect (212) 682-7600 outside the US or
(ii) on the SEC's website at www.sec.gov./1/ In addition, the Form N-Q may be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling (800) SEC-0330. Certain of the information contained on the Funds' Form N-Q is also made available to shareholders on Seligman's website at www.seligman.com./1 /

Proxy Voting

A description of the policies and procedures used by the Funds to determine how to vote proxies relating to portfolio securities, as well as information regarding how the Funds voted proxies relating to portfolio securities during the 12-month period ended June 30 of each year, will be available (i) without charge, upon request, by calling toll-free (800) 221-2450 in the US or collect
(212) 682-7600 outside the US and (ii) on the SEC's website at www.sec.gov./1/ Information for each new 12-month period ending June 30 will be available no later than August 31 of that year.

--------
/1/ These website references are inactive textual references and information contained in or otherwise accessible through these websites does not form a part of this report or the Funds' prospectus or statements of additional information.

                                    [GRAPHIC]



This report is intended only for the information of shareholders or those who have received the offering prospectus covering shares of Capital Stock of each Fund of Seligman Municipal Fund Series, Inc., which contains information about the sales charges, management fee, and other costs. Please read the prospectus carefully before investing or sending money.

                                                                      TEA2 9/08